Exhibit 10.3

REDEMPTION AGREEMENT

by and between

ENERGY TRANSFER PARTNERS, L.P.

and

CCE HOLDINGS, LLC

Dated as of

September 14, 2006

- i -

- ii -

EXHIBITS

A	CCE Disclosure Letter

B	Terms of TPC Transition Services Agreement

C	Form of Second Amended and Restated LLC Agreement

D	Resolutions of CCE Executive Committee

- iii -

REDEMPTION AGREEMENT

This REDEMPTION AGREEMENT, dated as of September 14, 2006 (this “Agreement”), is made and entered into by and between Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), and CCE Holdings, LLC, a Delaware limited liability company (“CCE”).

W I T N E S S E T H:

WHEREAS, CCE, through its subsidiaries, owns and operates a network of natural gas pipelines and is engaged in the business of the interstate transportation of natural gas;

WHEREAS, an indirect Subsidiary of CCE owns all of the issued and outstanding membership interests of Transwestern Pipeline Company, LLC, a Delaware limited liability company (“TPC”);

WHEREAS, EFS-PA, LLC, a Delaware limited liability company, CDPQ Investments (U.S.) Inc., a Delaware corporation, Lake Bluff Inc., a Delaware corporation, Merrill Lynch Ventures, L.P. 2001, a Delaware limited partnership, and Kings Road Holdings I LLC, a Delaware limited liability company (collectively, the “Other CCE Owners”) own Class B membership interests in CCE that collectively represent 50% of the outstanding membership interests in CCE (the “50% CCE Interest”);

WHEREAS, concurrently with the execution and delivery of this Agreement, ETP has entered into a Purchase and Sale Agreement, dated as of September 14, 2006, with the Other CCE Owners pursuant to which ETP has agreed, subject to the terms and conditions thereof, to purchase the 50% CCE Interest from the Other CCE Owners (the “CCE Acquisition Agreement”);

WHEREAS, subject to the terms and conditions of this Agreement, CCE desires to redeem the 50% CCE Interest that ETP proposes to acquire pursuant to the CCE Acquisition Agreement by transferring to ETP all of the membership interests in TPC (the “TPC Interests”) as a redemption payment;

WHEREAS, in connection with CCE’s redemption of the 50% CCE Interest to be owned by ETP, CCE intends to cause (i) CrossCountry Energy, LLC, a Delaware limited liability company that is wholly-owned by CCE (“CC Energy”), or one of its affiliates, to borrow from lenders that are not Affiliates of CCE an amount sufficient to enable CC Energy or such affiliate, after paying expenses related to the incurrence of such debt, to contribute to TW Holdings an amount necessary to repay all of the outstanding TW Holdings Debt (the “TW Debt Payoff Amount”) plus the Cash Redemption Amount (as defined in Section 1.1 hereof) (the “CC Energy Debt Proceeds Amount”), (ii) CC Energy to contribute the TW Debt Payoff Amount to Transwestern Holding Company, LLC, a Delaware limited liability company that is wholly-owned by CC Energy (“TW Holdings”), and (iii) cause TW Holdings to repay all of its existing debt, in each case prior to the redemption of the 50% CCE Interest, described in the preceding recital;

WHEREAS, each of the Boards of Directors or other governing body of each of CCE and ETP has approved, and deems it advisable and in the best interests of their respective shareholders, partners and members to consummate the transactions contemplated by, this Agreement upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, for and in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, CCE and ETP, intending to be legally bound hereby, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Specific Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Action” shall mean any administrative, regulatory, judicial or other formal proceeding, action, Claim, suit, investigation or inquiry by or before any Governmental Authority, arbitrator or mediator.

“Adjustment Amount” shall mean $14,400,000.

“Affected Employees” shall mean the TPC Employees on the Closing Date, including Transferring Shared Service Employees who become TPC Employees on the date immediately prior to the Closing Date pursuant to the provisions of Section 5.5(g).

“Affiliate” shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” shall mean this Redemption Agreement, together with the CCE Disclosure Letter and the Exhibits hereto, as the same may be amended or supplemented from time to time in accordance with the provisions hereof.

“Applicable Law” shall mean any statute, law, ordinance, executive order, rule or regulation (including a regulation that has been formally promulgated in a rule-making proceeding but, pending final adoption, is in proposed or temporary form having the force of law); guideline or notice having the force of law; or approval, permit, license, franchise, judgment, order, decree, injunction or writ of any Governmental Authority applicable to a specified Person or specified property, as in effect from time to time.

“Auditor” shall have the meaning set forth in Section 2.4(b).

“Base Compensation” shall have the meaning set forth in Section 5.5(f).

“Base Debt Amount” shall mean $520,000,000.

“Base Pro Forma Net Working Capital Amount” shall mean zero dollars.

“Benefit Programs or Agreements” shall have the meaning set forth in Section 3.12(b).

“Burdensome Condition” shall have the meaning set forth in Section 5.3(b).

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which banks located in New York City are authorized or required by law to close.

“Cap Amount” shall have the meaning set forth in Section 8.2(d).

“Cash Flow” shall have the meaning set forth in the Second Amended and Restated LLC Agreement, calculated without duplication on a combined basis for CCE and its Subsidiaries.

“Cash Redemption Amount” shall have the meaning set forth in Section 2.3(d)(iv) hereof.

“Casualty Insurance Claims” shall have the meaning set forth in Section 5.9(a).

“CC Energy” shall have the meaning set forth in the Recitals to this Agreement.

“CC Energy Debt Proceeds Amount” shall have the meaning set forth in the Recitals to this Agreement.

“CCE” shall have the meaning set forth in the Recitals to this Agreement.

“CCEA LLC” shall mean CCE Acquisition LLC, a Delaware limited liability company.

“CCEA Corp.” shall mean CCEA Corp., a Delaware corporation.

“CCE Acquisition” shall mean the acquisition of the 50% CCE Interest from the Other CCE Owners pursuant to the terms and conditions of the CCE Acquisition Agreement.

“CCE Acquisition Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“CCE Adjustment” shall have the meaning set forth in Section 2.4(c).

“CCE Annual Financial Statements” shall mean the audited balance sheets at December 31, 2004 and 2005 and the statements of income, statements of members’ equity and statements of cash flow of CCE for the years ended December 31, 2004 and 2005.

“CCE Cash Flow Amount” shall mean the amount of Cash Flow of CCE for the period from the date of the CCE Acquisition until the Closing Date (for purposes of this definition of CCE Cash Flow Amount, the CCE Cash Flow Amount shall be deemed to include without duplication the amount of Citrus Corp. cash dividends paid after the Closing Date but relating to any portion of the period from the date of the CCE Acquisition until the Closing Date; provided, however, that if no dividends are paid by Citrus Corp. relating to such period, then the CCE Cash Flow Amount shall be deemed to include without duplication 50% (i.e., CCE’s share) of Citrus Corp. net income for such period).

“CCE Defined Contribution Plan” shall have the meaning set forth in Section 5.5(i).

“CCE Disclosure Letter” means the letter dated September 14, 2006 from CCE to ETP in the form attached as Exhibit A to this Agreement.

“CCE FAS 106 Report” shall mean the Southern Union Company Postretirement Medical and Death Benefits for CrossCountry Energy Employees Application of Statement of Financial Accounting Standards Nos. 106 and 132(R) to the Fiscal Year Ending December 31, 2005.

“CCE Financial Statements” means the CCE Annual Financial Statements, the CCE Six Month Interim Financial Statements, the CCE Nine Month Interim Financial Statements and the CCE 2006 Financial Statements.

“CCE Flex Plans” shall have the meaning set forth in Section 5.5(h).

“CCE Indemnified Parties” shall have the meaning set forth in Section 8.2(b).

“CCE Medicare Eligible SPD” shall mean the Summary Plan Description Options PPO Plan for CrossCountry Energy (Medicare Eligible Retired Employees).

“CCE Nine Month Interim Financial Statements” shall mean the unaudited balance sheets, statements of income, statements of members’ equity and statements of cash flow for CCE as of, and for the nine months ended, September 30, 2005 and 2006.

“CCE Six Month Interim Financial Statements” shall mean the unaudited balance sheets, statements of income, statements of members’ equity and statements of cash flow for CCE as of, and for the six months ended, June 30, 2005 and 2006.

“CCE LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of CCE, dated as of November 5, 2004, as amended by the First Amendment thereto, dated as of December 2, 2004.

“CCE Returns” shall have the meaning set forth in Section 5.6(a)(i).

“CCE Stub Period Income Statements” means the unaudited income statements for CCE for the three months ended December 31, 2005 and for the one month periods ended December 31, 2004 and 2005.

“CCE S-X Financial Statements” shall mean the CCE Financial Statements, as modified pursuant to the provisions of Section 5.13(b).

“CCE Under Age 65 SPD” shall mean the Summary Plan Description Options PPO Plan for CrossCountry Energy (Retired Employees under age 65).

“CCE 2006 Financial Statements” shall mean the audited balance sheet, statement of income, statement of members’ equity and statement of cash flow of CCE as of, and for the year ended, December 31, 2006.

“CCES” shall mean CrossCountry Energy Services, LLC.

“Citrus” shall mean CrossCountry Citrus, LLC, a Delaware limited liability company.

“Citrus S-X Financial Statements” shall mean the Citrus Financial Statements, as modified pursuant to the provisions of Section 5.13(b).

“Citrus 2006 Financial Statements” shall mean the audited balance sheet, statement of income, statement of member’s equity and statement of cash flow of Citrus as of, and for the year ended, December 31, 2006.

“Citrus Annual Financial Statements” shall mean the audited balance sheets at December 31, 2004 and 2005 and the statements of income, statements of member’s equity and statements of cash flow of Citrus for the years ended December 31, 2004 and 2005.

“Citrus Financial Statements” means the Citrus Annual Financial Statements, the Citrus Six Month Interim Financial Statements, the Citrus Nine Month Interim Financial Statements, and the Citrus 2006 Financial Statements.

“Citrus Nine Month Interim Financial Statements” shall mean the unaudited balance sheets, statements of income, statements of member’s equity and statements of cash flow for Citrus as of, and for the nine months ended, September 30, 2005 and 2006.

“Citrus Six Month Interim Financial Statements” shall mean the unaudited balance sheets, statements of income, statements of member’s equity and statements of cash flow for Citrus as of, and for the six months ended, June 30, 2005 and 2006.

“Citrus Stub Period Income Statements” means the unaudited income statements for Citrus for the three months ended December 31, 2005 and for the one month periods ended December 31, 2004 and 2005.

“Claims” shall mean any and all claims, lawsuits, demands, causes of action, investigations and other proceedings (whether or not before a Governmental Authority).

“Closing Adjustment Amount” shall have the meaning set forth in Section 2.3(c).

“Closing Balance Sheet” shall have the meaning set forth in Section 2.4(a).

“Closing Date” shall have the meaning set forth in Section 2.2.

“Closing” shall have the meaning set forth in Section 2.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” shall mean the confidentiality agreement entered into by and between ETP and Southern Union, dated July 25, 2006.

“Consolidated Income Tax Return” shall have the meaning set forth in Section 5.6(a)(ix) hereof.

“Continuation Period” shall have the meaning set forth in Section 5.5(f).

“Damages” shall mean all demands, Claims, causes of action, suits, judgments, damages, amounts paid in settlement (with the approval of the Indemnifying Party where applicable), penalties, Liabilities, losses or deficiencies, costs and expenses, including reasonable attorney’s fees, court costs, expenses of arbitration or mediation, and other out-of-pocket expenses incurred in investigating or preparing the foregoing. “Damages” does not include incidental, indirect or consequential damages, damages for lost profits or other special damages or punitive or exemplary damages; provided, however, that in the case of Third-Party Claims, “Damages” shall be deemed to include all forms of relief, monetary and otherwise, asserted therein, without any of the foregoing exceptions.

“Determination Date” shall have the meaning set forth in Section 2.4(b).

“Employee Benefit Plans” shall have the meaning set forth in Section 3.12(b).

“Encumbrances” shall mean any Claims, Liens, conditional and installment sale agreements or other title retention agreements, activity and use limitations, easements, deed restrictions, title defects, reservations, encumbrances and charges of any kind, options, subordination agreements or adverse claim of any kind.

“Enron Inactive Medical Plan” shall mean the Enron Corp. Medical Plan for Inactive Participants.

“Enron Plan” shall mean any “employee benefit plan,” as defined in Section 3(3) of ERISA, or any policy, plan, agreement or arrangement providing for employment terms, change in control benefits, severance benefits, retention benefits, insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, or other forms of incentive compensation, or post-retirement insurance, compensation or benefits (whether or not an ERISA plan) entered into, sponsored, maintained, or contributed to by Enron Corp. or any of its ERISA Affiliates, current or former, specifically including the Enron Corp. Cash Balance Plan (formerly the Enron Corp. Retirement Plan), the Enron Corp. Savings Plan (formerly the Enron Corp. Savings Plan and Enron Corp. Employee Stock Ownership Plan, which were merged in August 2002), the Enron Prisma Energy Savings Plan, the Portland General Electric Company Pension Plan and the Enron Inactive Medical Plan.

“Enron VEBA” shall mean the Enron Gas Pipelines Employee Benefit Trust, as it may be amended, which as of the date of this Agreement, is the subject of the Enron VEBA Motion.

“Enron VEBA Motion” shall mean the Amended and Restated Motion of Enron Corp., et al, for an Order Pursuant to Sections 105 and 363 of the Bankruptcy Code, Authorizing Termination of Employee Benefits Trust and Distribution of Trust Assets, dated June 17, 2005, as it may be amended, which motion is currently pending in the United States Bankruptcy Court for the Southern District of New York.

“Environmental Claim” means any claim, loss, cost, expense, liability, penalty or Damages arising, incurred or otherwise asserted pursuant to any Environmental Law.

“Environmental Laws” shall mean all foreign, federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of human health or the environment, including laws relating to releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, groundwater, land, surface and subsurface strata).

“Environmental Permit” shall mean any Permit, formal exemption, identification number or other authorization issued by a Governmental Authority pursuant to an applicable Environmental Law.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” shall mean, with respect to any Person, any corporation, trade, business, or entity under common control with such Person, within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001 of ERISA.

“ERISA Plans” shall have the meaning set forth in Section 3.12(a).

“Estimated SUG Expansion Project Expenses” shall have the meaning set forth in Section 2.3(a).

“ETP” shall have the meaning set forth in the recitals to this Agreement.

“ETP 401(k) Plan” shall have the meaning set forth in Section 5.5(i).

“ETP Adjustment” shall have the meaning set forth in Section 2.4(c).

“ETP Indemnified Parties” shall have the meaning set forth in Section 8.2(a).

“ETP Plans” shall have the meaning set forth in Section 5.5(c).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the Regulations promulgated thereunder.

“Existing TPC Debt” shall mean the existing indebtedness of TPC pursuant to (x) those certain $270,000,000 5.39% Senior Unsecured Notes due November 17, 2014 and $250,000,000 5.54% Senior Unsecured Notes due November 17, 2016 and (y) that certain $230,000,000 Amended and Restated Credit Agreement dated as of December 21, 2005 among TPC and the Lenders, Administrative Agent and Issuing Bank, Syndication Agent, Co-Documentation Agents and Arrangers parties thereto.

“Existing TW Holdings Debt” shall mean the existing indebtedness of TW Holdings pursuant to (x) those certain $125,000,000 5.64% Senior Unsecured Notes due November 17, 2014, and $100,000,000 5.79% Senior Unsecured Notes due November 17, 2016, and (y) that certain $230,000,000 Amended and Restated Credit Agreement among TW Holdings, CrossCountry Citrus, LLC, as guarantor, and the Lenders, Administrative Agent, Syndication Agent, Co-Documentation Agents, and Arrangers parties thereto.

“FCC” means the Federal Communication Commission.

“FERC” shall mean the Federal Energy Regulatory Commission including any individual office or department within FERC.

“For Cause” shall have the meaning set forth in Section 5.5(f).

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time, applied on a consistent basis.

“Governmental Authority” shall mean any executive, legislative, judicial, tribal, regulatory, taxing or administrative agency, body, commission, department, board, court, tribunal, arbitrating body or authority of the United States or any foreign country, or any state, local or other governmental subdivision thereof.

“Hazardous Substances” shall mean any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “hazardous constituents”, “restricted hazardous materials”, “extremely hazardous substances”, “toxic substances”, “contaminants”, “pollutants”, “toxic pollutants”, or words of similar meaning and regulatory effect under any applicable Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnified Party” shall have the meaning set forth in Section 8.2(c).

“Indemnifying Party” shall have the meaning set forth in Section 8.2(c).

“Initial Termination Date” shall have the meaning set forth in Section 7.1(b).

“Insurance Policies” shall have the meaning set forth in Section 3.21(a).

“IRS” shall mean the Internal Revenue Service.

“June 30 TPC Expansion Project Expenses” shall mean $7,750,000.

“Knowledge” shall mean, as to CCE, the actual knowledge, after due inquiry, of the persons listed on Section 1.1(a) of the CCE Disclosure Letter, or any Person who replaces any of such listed persons between the date of this Agreement and the Closing Date.

“Liabilities” shall mean any and all debts, liabilities, commitments and obligations, whether or not fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whether or not required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

“Liens” shall mean any lien, mortgage, pledge, charge, claim, assignment by way of security or similar security interest.

“LIBOR” shall mean the London Interbank Offer Rate.

“Make-Whole Amount” shall have the meaning set forth in the TW Holdings Note Purchase Agreement.

“Material Adverse Effect” shall mean any change or effect that is materially adverse to the business, financial condition or assets of the business of TPC; provided, however, that Material Adverse Effect shall exclude any change or effect due to (a) the negotiation, execution, announcement and consummation of this Agreement and the transactions contemplated hereby, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, joint owners or venturers, or employees, (b) any action taken by CCE, ETP or any of their respective representatives or Affiliates or other action required or permitted by the terms of this Agreement or necessary to consummate the transactions contemplated by this Agreement, (c) the general state of the industries in which TPC operates (including (i) pricing levels, (ii) changes in the international, national, regional or local wholesale or retail markets for natural gas, (iii) changes in the North American, national, regional or local interstate natural gas pipeline systems, and (iv) rules, regulations or decisions of the FERC or the courts affecting the interstate natural gas transmission industry as a whole, or rate orders, motions, complaints or other actions affecting TPC), except, in all cases for such effects which disproportionately impact TPC, (d) general legal, regulatory, political, business, economic, capital market and financial market conditions (including prevailing interest rate levels), or conditions otherwise generally affecting the industries in which TPC operates, except, in all cases, for such effects which disproportionately impact TPC and (e) any condition set forth in the CCE Disclosure Letter (but only to the extent set forth therein).

“Material Contract” shall have the meaning set forth in Section 3.7(a).

“Minimum Claim Amount” shall have the meaning set forth in Section 8.2(d).

“Net Working Capital Amount” as of a particular date shall mean (a) the current assets of TPC as of such date minus (b) the current liabilities of TPC as of such date, with both current assets and current liabilities determined in accordance with GAAP, applied in a manner consistent with the preparation of the Pro Forma Adjusted Balance Sheet (subject to the exceptions from GAAP relating to the adjustments reflected on the Pro Forma Adjusted Balance Sheet).

“NGA” shall have the meaning set forth in Section 3.22.

“NGPA” shall have the meaning set forth in Section 3.22.

“Organizational Documents” shall mean certificates of incorporation, by-laws, certificates of formation, limited liability company operating agreements, partnership or limited partnership agreements or other formation or governing documents of a particular entity.

“Other CCE Owners” shall have the meaning set forth in the Recitals of this Agreement.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“PEPL” shall mean Panhandle Eastern Pipe Line Company, LP, a Delaware limited partnership.

“Permitted Encumbrances” shall mean (a) zoning, planning and building codes and other applicable laws regulating the use, development and occupancy of real property and permits, consents and rules under such laws; (b) encumbrances, easements, rights-of-way, covenants, conditions, restrictions and other matters affecting title to real property (other than Liens) which do not materially detract from the value of such real property or materially restrict the use of such real property; (c) leases and subleases of real property; (d) all easements, encumbrances or other matters that are necessary for utilities and other similar services on real property; (e) Liens to secure indebtedness reflected on the TPC Financial Statements, (f) Liens to secure indebtedness incurred after the date thereof, to the extent permitted pursuant to Section 5.1(b)(xii), (g) Liens for Taxes and other governmental levies not yet due and payable or, if due, (i) not delinquent or (ii) being contested in good faith by appropriate proceedings during which collection or enforcement against the property is stayed and with respect to which adequate reserves have been established on the books of TPC and are being maintained to the extent required by GAAP, (h) mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, carriers’ or other similar Liens, including all statutory Liens, arising or incurred in the ordinary course of business; (i) original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (j) Liens that do not materially interfere with or materially affect the value or use of the respective underlying asset to which such Liens relate, (k) Encumbrances that are capable of being cured through condemnation procedures under the NGA at a total cost to TPC of less than $1,000,000 and (l) Encumbrances that are reflected in any Material Contract.

“Person” shall mean any natural person, corporation, company, general partnership, limited partnership, limited liability partnership, joint venture, proprietorship, limited liability company, or other entity or business organization or vehicle, trust, unincorporated organization or Governmental Authority or any department or agency thereof.

“Post-Closing Adjustment Amount” shall have the meaning set forth in Section 2.4(a).

“Post-Closing Taxes” shall have the meaning set forth in Section 5.6(a)(iv).

“Pre-Closing Taxes” shall have the meaning set forth in Section 5.6(a)(iv).

“Pro Forma Adjusted Balance Sheet” shall mean the pro forma balance sheet of TPC as of June 30, 2006 derived from the TPC Interim Balance Sheet, adjusted to:

(a) reflect, among the other matters reflected in the adjustments set forth in Section 1.1(b) of the CCE Disclosure Letter, that current liabilities shall exclude short term debt and current portions of long term debt; and

(b) reflect as a reduction in cash the payment of a $22,000,000 cash distribution to the sole member of TPC to be made prior to the Closing.

The Pro Forma Adjusted Balance Sheet, reflecting the adjustments listed above, is set forth in Section 1.1(b) of the CCE Disclosure Letter.

“Real Property” shall have the meaning set forth in Section 3.11.

“Regulation” shall mean any rule or regulation of any Governmental Authority having the effect of Law or of any rule or regulation of any self-regulatory organization, such as the New York Stock Exchange.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Rights-Of-Way” shall have the meaning set forth in Section 3.11.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the Regulations promulgated thereunder.

“SEC” means the Securities and Exchange Commission.

“Second Amended and Restated LLC Agreement” shall mean that certain Second Amended and Restated Limited Liability Company Agreement of CCE, in the form attached hereto as Exhibit D to be entered into by and among ETP, CCEA LLC and CCEA Corp. as of the date of the CCE Acquisition.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the Regulations promulgated thereunder.

“Severance Benefits” shall have the meaning set forth in Section 5.5(f).

“Shared Service Employees” shall have the meaning set forth in Section 5.5(g).

“Southern Union” shall mean Southern Union Company, a Delaware corporation.

“Straddle Period” shall have the meaning set forth in Section 5.6(a)(ii).

“Straddle Period Return(s)” shall have the meaning set forth in Section 5.6(a)(ii).

“Straddle Statement” shall have the meaning set forth in Section 5.6(a)(ii).

“Subsidiary” of any entity means, at any date, any Person (a) the accounts of which would be consolidated with and into those of the applicable entity in such entity’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date or (b) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests or more than fifty percent (50%) of the profits or losses of which are, as of such date, owned, controlled or held by the applicable entity or one or more subsidiaries of such entity.

“SUG Expansion Project Expenses” shall mean all expenditures incurred at any time prior to the Closing Date by Affiliates of TPC (other than TPC), including Southern Union, Valley Pipeline Company, LP and PEPL, in connection with the TPC Expansion Projects that have not been reimbursed by TPC on or prior to the Closing Date.

“Survival Period” shall have the meaning set forth in Section 8.1(c).

“Tax Claim” shall have the meaning set forth in Section 5.6(d)(i).

“Tax Indemnified Party” shall have the meaning set forth in Section 5.6(d)(i).

“Tax Indemnifying Party” shall have the meaning set forth in Section 5.6(d)(i).

“Tax Return” shall mean any report, return, declaration, or other information required to be supplied to a Governmental Authority in connection with Taxes including any claim for refund or amended return.

“Taxes” shall mean all taxes, levies or other like assessments, including net income, gross income, gross receipts, capital gains, profits, environmental, excise, value added, ad valorem, real or personal property, withholding, asset, sales, use, transfer, registration, license, payroll, transaction, capital, business, occupation, corporation, employment, withholding, wage, net worth, franchise, minimum, alternative minimum, and estimated taxes, or other governmental taxes imposed by or payable to any foreign, Federal, state or local taxing authority, whether computed on a separate, consolidated, unitary, combined or any other basis; and in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax.

“Third-Party Claim” shall have the meaning set forth in Section 8.4(a).

“Threshold Amount” shall have the meaning set forth in Section 8.2(d).

“Total Debt” shall mean all short-term and long-term indebtedness of TPC as reflected on its balance sheet, prepared in accordance with GAAP, of TPC as of a particular date.

“TPC” shall have the meaning set forth in the Recitals of this Agreement.

“TPC 2006 Financial Statements” shall mean the audited balance sheet, statement of income, statement of members’ equity and statement of cash flow of TPC as of, and for the period ended, December 31, 2006.

“TPC Annual Financial Statements” shall mean the audited balance sheets at December 31, 2004 and 2005 and the statements of income, statements of members’ interests and statements of cash flow for the years ended December 31, 2004 and 2005, in each case for TPC.

“TPC Cash Flow Amount” shall mean the amount of cash flow of TPC included in the CCE Cash Flow Amount for the period from the date of the CCE Acquisition until the Closing Date.

“TPC Employees” shall mean all employees employed by TPC, including employees absent due to vacation, illness or similar circumstance, workers’ compensation, short-term disability, military leave, maternity leave or paternity leave, leave under the Family and Medical Leave Act of 1993 and other approved leaves of absence from active employment. When the term “TPC Employees” is used herein in reference to a specific date, “TPC Employees” shall include the employees of TPC referenced in the preceding sentence as of such date.

“TPC Expansion Project Expenses” shall mean all expenditures incurred at any time prior to the Closing Date (including amounts properly accrued in accordance with GAAP and included on the Closing Balance Sheet) by TPC in connection with the TPC Expansion Projects, including reimbursed SUG Expansion Project Expenses.

“TPC Expansion Projects” shall mean the Phoenix and San Juan expansion projects as approved by the Executive Committee of CCE by written consent on September 14, 2006.

“TPC Financial Statements” shall mean the TPC Annual Financial Statements, the TPC Six Month Interim Financial Statements, the TPC Nine Month Interim Financial Statements and the TPC 2006 Financial Statements.

“TPC Interests” shall have the meaning set forth in the Recitals of this Agreement.

“TPC Interests Assignment” means the assignment of the TPC Interests in a form to be agreed to by ETP and CCE prior to the Closing Date.

“TPC Interim Balance Sheet” shall mean the balance sheet as of June 30, 2006 included in the TPC Six Month Interim Financial Statements.

“TPC Marks” shall have the meaning set forth in Section 5.12.

“TPC Nine Month Interim Financial Statements” shall mean the unaudited balance sheets, statements of income, statements of members’ equity and statements of cash flow of TPC as of, and for the nine months ended, September 30, 2005 and 2006.

“TPC Note Purchase Agreement” shall mean the note purchase agreement, dated as of November 17, 2004, between TPC and the note purchasers listed therein.

“TPC Permits” shall have the meaning set forth in Section 3.9.

“TPC Rate Case” shall mean the Natural Gas Act Section 4 rate case which TPC is required to file pursuant to the terms and conditions of TPC’s rate settlement in FERC Docket Nos. RP95-271, et al., together with any proceeding consolidated with or ancillary thereto.

“TPC Severance Plan” shall mean the Transwestern Pipeline Company Severance Pay Plan.

“TPC S-X Financial Statements” shall mean the TPC Financial Statements, as modified pursuant to the provisions of Section 5.13(b).

“TPC Six Month Interim Financial Statements” shall mean the unaudited balance sheets, statements of income, statements of members’ equity and statements of cash flow of TPC as of, and for the six months ended, June 30, 2005 and 2006.

“TPC Stub Period Income Statements” means the unaudited income statements for TPC for the three months ended December 31, 2005 and for the one month periods ended December 31, 2004 and 2005.

“TPC Transition Services Agreement” shall mean a Transition Services Agreement to be agreed to by CCE, PEPL and ETP prior to the Closing Date, which shall include the terms and conditions set forth on Exhibit B to this Agreement.

“TPC VEBA” shall mean the Transwestern Pipeline Company, LLC VEBA to Provide for Retiree Health Care and Other Benefits.

“Transfer Tax(es)” shall have the meaning set forth in Section 5.6(e).

“Transferring Shared Service Employees” shall have the meaning set forth in Section 5.5(g).

“Treasury Regulation” shall mean the income Tax regulations, including temporary and proposed regulations, promulgated under the Code, as amended.

“TW Holdings” shall have the meaning set forth in the Recitals of this Agreement.

“TW Holdings Note Purchase Agreement” shall mean the Note Purchase Agreement, dated November 17, 2004, among TW Holdings and the note purchasers named therein.

“50% CCE Interest” shall have the meaning set forth in the Recitals of this Agreement.

“50% CCE Interest Assignment” means the assignment of the 50% CCE Interest in a form to be agreed to by ETP and CCE prior to the Closing Date.

ARTICLE II

REDEMPTION OF 50% CCE INTEREST

Section 2.1 Agreement to Redeem 50% CCE Interest. Subject to the terms and conditions of this Agreement, at the Closing, (i) CCE shall cause TW Holdings to convey, assign, transfer and deliver to ETP the TPC Interests, free and clear of all Encumbrances, and (ii) ETP shall convey, assign, transfer and deliver to CCE the 50% CCE Interest. At the Closing, if the Cash Redemption Amount is positive, CCE shall pay to ETP the Cash Redemption Amount by wire transfer of immediately available funds to an account designated in writing by ETP or, in the event that the Cash Redemption Amount is negative, then ETP shall pay to CCE the absolute value of the Cash Redemption Amount by wire transfer of immediately available funds to an account designated in writing by CCE.

Section 2.2 Time and Place of Closing. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, 2300 First City Tower, Houston, Texas, at 10:00 a.m., local time, on the next Business Day that is both the first Business Day of a calendar month and at least five (5) Business Days after the date on which all of the conditions to the Closing specified in Article VI hereof (other than the deliveries specified in Section 2.5 and Section 2.6, which deliveries shall be made at the Closing) have been satisfied or waived, or at such other place or time as ETP and CCE may mutually agree in writing. The Closing shall be effective as of 12:01 a.m. The date and time at which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

Section 2.3 Pre-Closing Matters.

(a) At least three (3) Business Days prior to the Closing Date, CCE shall deliver to ETP its good faith estimate of the amount of the SUG Expansion Project Expenses (the “Estimated SUG Expansion Project Expenses”), together with reasonably detailed support for such estimate.

(b) CCE shall deliver to ETP its calculations of the Closing Adjustment Amount (as defined in Section 2.3(c)) within three (3) Business Days prior to the Closing Date and shall provide, upon reasonable advance notice, ETP and ETP’s accountants prompt and full reasonable access during normal business hours to the personnel, accountants and books and records of CCE, to the extent reasonably related to the preparation of the Closing Adjustment Amount (and the elements of such calculation). ETP and CCE shall in good faith attempt to resolve any objections of ETP to such calculation of the Closing Adjustment Amount; if ETP and CCE are in disagreement with respect to the calculation of the Closing Adjustment Amount as of the Closing Date, the Closing Adjustment Amount delivered by CCE to ETP pursuant to this Section 2.3, as adjusted to reflect any changes to the Closing Adjustment Amount agreed to by the parties, prior to the Closing Date shall be utilized for purposes of determining the Cash Redemption Amount payable at the Closing.

(c) The “Closing Adjustment Amount” shall mean an amount equal to (i) the Estimated SUG Expansion Project Expenses plus (ii) 50% of the June 30 TPC Expansion Project Expenses plus (iii) 50% of the Make-Whole Amount actually paid by TW Holdings pursuant to the TW Holdings Note Purchase Agreement plus (iv) the Adjustment Amount.

(d) Prior to the Closing Date, CCE shall cause (i) CC Energy or one of its affiliates (such entity to be reasonably determined by CCE) to incur debt in an amount equal to the CC Energy Debt Proceeds Amount plus the amount necessary for the payment of expenses related to the incurrence of such debt, (ii) CC Energy to contribute to TW Holdings the CC Energy Debt Proceeds Amount, (iii) TW Holdings to repay all of the outstanding TW Holdings Debt, (iv) CC Energy to distribute to CCE an amount equal to $30,000,000 (Thirty Million Dollars) less the Closing Adjustment Amount (the difference between $30,000,000 (Thirty Million Dollars) and the Closing Adjustment Amount is referred to herein as the “Cash Redemption Amount”), (v) TW Holdings to distribute the TPC Interests to CC Energy, and (vi) CC Energy to distribute the TPC Interests to CCE.

Section 2.4 Post-Closing Adjustment.

(a) No later than 60 days after the Closing Date, CCE shall prepare and deliver to ETP (i) a balance sheet of TPC as of the close of business on the date immediately prior to the Closing Date (the “Closing Balance Sheet”), and (ii) a calculation of the “Post-Closing Adjustment Amount,” which shall mean the amount equal to (w) 50% of the difference obtained by subtracting (A) the sum of the Base Pro Forma Net Working Capital Amount, the Total Debt as of the Closing Date, and the June 30 TPC Expansion Project Expenses from (B) the sum of the Net Working Capital Amount as of the Closing Date, as reflected on the Closing Balance Sheet, the Base Debt Amount, and the TPC Expansion Project Expenses, calculated as of the Closing Date, minus (x) 50% of the difference obtained by subtracting the TPC Cash Flow Amount from the CCE Cash Flow Amount plus (y) the SUG Expansion Project Expenses as of the Closing Date minus (z) the Estimated SUG Expansion Project Expenses, which calculation may result in an amount that is positive or negative (together with reasonable back-up information providing the basis for such balance sheet and other calculations). In order for CCE to prepare the Closing Balance Sheet and calculate the Post-Closing Adjustment Amount, ETP will provide to CCE and CCE’s accountants prompt and full access to the personnel, accountants and books and records of TPC (and shall provide copies of the applicable portions of such books and records as may be reasonably requested), to the extent reasonably related to the preparation of the Closing Balance Sheet and the calculation of the Post-Closing Adjustment Amount (and the elements of such calculation). In order for ETP to review the Closing Balance Sheet and the calculation of the Post-Closing Adjustment Amount, CCE will provide to ETP and ETP’s accountants prompt and full access to the personnel, accountants and books and records of CCE and its Subsidiaries used by CCE (and shall provide copies of the applicable portions of such books and records as may be reasonably requested), to the extent reasonably related to the preparation of the Closing Balance Sheet and the calculation of the Post-Closing Adjustment Amount (and the elements of such calculation). The Closing Balance Sheet and the calculation of the Post-Closing Adjustment Amount relating to TPC shall be prepared in a manner consistent with the preparation of the Pro Forma Adjusted Balance Sheet (subject to, in the case of the Closing Balance Sheet, the exceptions from GAAP relating to the adjustments reflected on the Pro Forma Adjusted Balance Sheet).

(b) Disputes. If ETP disagrees with the calculation of the Post-Closing Adjustment Amount, it shall notify CCE of such disagreement in writing within thirty (30) days after its receipt of the last item to be received by ETP pursuant to the first sentence of Section 2.4(a), which notice shall set forth in detail the particulars of such disagreement. In the event that ETP does not provide such a notice of disagreement within such thirty (30) day period, ETP shall be deemed to have accepted the Closing Balance Sheet and the calculation of the Post-Closing Adjustment Amount (and each element of such calculation) delivered by CCE, which shall be final, binding and conclusive for all purposes hereunder. In the event any such notice of disagreement is timely provided by ETP, then ETP and CCE shall use their commercially reasonable efforts for a period of thirty (30) days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculation of the Post-Closing Adjustment Amount (or any element thereof). If, at the end of such period, they are unable to resolve such disagreements, then, upon the written request of either party, an independent accounting firm (not providing services to ETP or CCE) acceptable to ETP and CCE (the “Auditor”) shall resolve any remaining disagreements. The Auditor shall determine as promptly as practicable (but in any event within sixty (60) days) following the date on which such dispute is referred to the Auditor, based solely on written submissions, which shall be forwarded by ETP and CCE to the Auditor within thirty (30) days following the Auditor’s selection, whether the Closing Balance Sheet was prepared in accordance with the standards set forth in this Section 2.4 with respect to any items identified as disputed in the notice of disagreement and not previously resolved by ETP and CCE, and if not, whether and to what extent (if any) the Post-Closing Adjustment Amount (or any element thereof) requires adjustment. Each party shall bear its own expenses and the fees and expenses of its own representatives and experts in connection with the preparation, review, dispute (if any) and final determination of the Closing Balance Sheet and the Post-Closing Adjustment Amount. The parties shall share the costs, expenses and fees of the Auditor in inverse proportion to the extent to which their respective positions are sustained (e.g., if CCE’s position is one hundred percent (100%) sustained, it shall bear none of such costs, expenses, and fees of the Auditor). The determination of the Auditor shall be final, conclusive and binding on the parties. The Auditor’s determination of the amount of the Post-Closing Adjustment Amount shall then be deemed to be the Post-Closing Adjustment Amount for purposes of this Section 2.4. The date on which such items are accepted or finally determined in accordance with this Section 2.4 is referred as to the “Determination Date.” As used in this Agreement, the term “commercially reasonable efforts” shall not include efforts which require the performing party (i) to do any act that is unreasonable under the circumstances, (ii) to make any capital contribution not expressly contemplated hereunder, (iii) to amend or waive any rights under this Agreement, or (iv) to incur or expend any funds other than reasonable out-of-pocket expenses incurred in satisfying its obligations hereunder, including the reasonable fees, expenses and disbursements of accountants, counsel and other professionals.

(c) ETP and CCE Adjustments. If the Post-Closing Adjustment Amount is positive, then ETP shall pay to CCE an amount equal to the Post-Closing Adjustment Amount (the “ETP Adjustment”), and if the Post-Closing Adjustment Amount is negative, then CCE shall pay to ETP an amount equal to the absolute value of the Post-Closing Adjustment Amount (the “CCE Adjustment”). The CCE Adjustment, if any, and the ETP Adjustment, if any, shall bear simple interest at a rate equal to daily average one month LIBOR plus one percent (1%) per annum measured from the Closing Date to the date of such payment. Amounts owing by CCE, if any, pursuant to this Section 2.4 shall be paid by CCE within five (5) Business Days after the Determination Date by delivery of immediately available funds to an account designated by ETP. Amounts owing by ETP, if any, pursuant to this Section 2.4 shall be paid by ETP within five (5) Business Days after the Determination Date by delivery of immediately available funds to an account designated by CCE.

(d) CCE Capital Contributions. ETP shall have no obligation to make any capital contributions pursuant to the CCE LLC Agreement as the owner of the 50% CCE Interest following the consummation of the transactions contemplated by the CCE Acquisition Agreement unless this Agreement is terminated in accordance with Article VII hereof.

Section 2.5 Deliveries by CCE at the Closing. At the Closing, CCE shall deliver, or cause its appropriate Affiliates to deliver, to ETP:

(a) an executed copy of the TPC Interests Assignment;

(b) a cross-receipt acknowledging receipt of the 50% CCE Interest Assignment;

(c) a certificate from an authorized officer of CCE, dated as of the Closing Date, to the effect that the conditions set forth in Section 2.3(d), Section 6.2(a), Section 6.2(c), Section 6.2(g) and Section 6.2(i) of this Agreement have been satisfied;

(d) all other previously undelivered documents required by this Agreement to be delivered by CCE or its Affiliates to ETP at or prior to the Closing;

(e) resignations of each of the managers and officers (or persons acting in similar capacities) of TPC who are not employees of TPC;

(f) the TPC Transition Services Agreement, duly executed by CCE and PEPL; and

(g) all such other instruments of sale, assignment, conveyance and transfer and releases, consents and waivers as in the reasonable opinion of ETP may be necessary to effect the sale, transfer, assignment, conveyance and delivery of the TPC Interests to ETP in accordance with this Agreement, in each case, as is necessary to effect the transactions contemplated by this Agreement.

Section 2.6 Deliveries by ETP at the Closing. At the Closing, ETP shall deliver to CCE:

(a) an executed copy of the 50% CCE Interest Assignment;

(b) a cross-receipt acknowledging receipt of the TPC Interests Assignment;

(c) a certificate from an authorized officer of ETP, dated as of the Closing Date, to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(c) of this Agreement have been satisfied;

(d) the TPC Transition Services Agreement, duly executed by ETP; and

(e) all other previously undelivered documents required by this Agreement to be delivered by ETP or its Affiliates to CCE at or prior to the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CCE

CCE hereby represents and warrants to ETP as follows:

Section 3.1 Organization; Qualification.

(a) CCE is a limited liability company duly organized, validly existing and duly qualified or licensed and in good standing under the laws of the state or jurisdiction of its formation and has all requisite corporate power to own, lease and operate its properties and to carry on its business as currently conducted. CCE is duly qualified or licensed to do business as a foreign limited liability company, and is, and has been, in good standing in each jurisdiction in which the nature of its business or the property it owns, leases or operates requires it to so qualify, be licensed or be in good standing, except for such failures to be qualified, licensed or in good standing that would not have a Material Adverse Effect. The CCE LLC Agreement is a legal, valid and binding agreement of the parties specified as parties thereto, enforceable against the parties thereto in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally or general principles of equity.

(b) CC Energy, TW Holdings and TPC are limited liability companies duly organized, validly existing and duly qualified or licensed and in good standing under the laws of the state or jurisdiction of their respective formation and have all requisite limited liability company power, as applicable, to own, lease and operate their respective properties and to carry on their respective businesses as currently conducted. True and correct copies of the Organizational Documents of TPC with all amendments thereto to the date hereof, have been made available by CCE to ETP or its representatives. CC Energy, TW Holdings and TPC are each duly qualified or licensed to do business as foreign limited liability companies and are, and have been, in good standing in each jurisdiction in which the nature of the respective businesses conducted by them or the property they own, lease or operate requires them to so qualify, be licensed or be in good standing except where the failure to be so authorized, qualified or licensed and in good standing would not have a Material Adverse Effect. Section 3.1(b) of the CCE Disclosure Letter sets forth all of the jurisdictions in which TPC is qualified to do business.

Section 3.2 Authority Relative to this Agreement and the CCE Acquisition Agreement. CCE has full limited liability company power and authority to execute and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered by it in connection with this Agreement, and to consummate the transactions contemplated hereby and thereby. Except as set forth in Section 3.2 of the CCE Disclosure Letter, the execution, delivery and performance of this Agreement and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all the necessary action on the part of CCE, and no other corporate or other proceedings on the part of CCE or its members are necessary to authorize this Agreement and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement, to consummate the transactions contemplated hereby and thereby or to consummate the transactions contemplated hereby or thereby. The resolutions attached hereto as Exhibit D have been duly approved and adopted by all of the members of the Executive Committee of CCE in accordance with the terms of the CCE LLC Agreement. This Agreement has been, and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement as of the Closing Date will be, duly and validly executed and delivered by CCE, and assuming that this Agreement and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement constitute legal, valid and binding agreements of each of the other parties hereto and thereto, are (in the case of this Agreement) or will be as of the Closing Date (in the case of the other agreements, documents and instruments to be executed and delivered in connection with this Agreement) enforceable against CCE in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally or general principles of equity.

Section 3.3 TPC Interests.

(a) The TPC Interests are duly authorized, validly issued, fully paid membership interests of TPC and were not issued in violation of any preemptive rights. Except as set forth in Section 3.3(a) of the CCE Disclosure Letter, (i) there are no membership interests of TPC authorized, issued or outstanding or reserved for any purpose other than the TPC Interests, and (ii) there are no (A) existing options, warrants, calls, rights of first refusal, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the TPC Interests, obligating CCE, TPC or any of their respective Affiliates to issue, transfer or sell, or cause to be issued, transferred or sold, any of the TPC Interests, (B) outstanding securities of CCE, TPC or any of their respective Affiliates that are convertible into or exchangeable or exercisable for any of the TPC Interests, (C) options, warrants or other rights to purchase from CCE, TPC or any of their respective Affiliates any such convertible or exchangeable securities or (D) other than this Agreement, contracts, agreements or arrangements of any kind relating to the issuance of any of the TPC Interests, or any such options, warrants or rights, pursuant to which, in any of the foregoing cases, CCE, TPC or any of their respective Affiliates are subject or bound.

(b) Except as set forth in Section 3.3(b) of the CCE Disclosure Letter, TW Holdings owns all of the issued and outstanding TPC Interests and has good and valid title to the TPC Interests, free and clear of all Encumbrances or other defects in title, and the TPC Interests have not been pledged or assigned to any Person. At the Closing, the TPC Interests will be transferred to ETP free and clear of all Encumbrances. The TPC Interests are not subject to any restrictions on transferability or voting agreements other than those imposed by this Agreement and by applicable securities laws.

(c) Except as set forth in Section 3.3(c) of the CCE Disclosure Letter, TPC does not have any subsidiaries or any stock or other equity interest (controlling or otherwise) in any corporation, limited liability company, partnership, joint venture or other entity.

Section 3.4 Consents and Approvals. Except as set forth in Section 3.4 of the CCE Disclosure Letter, neither CCE nor any of its Affiliates requires any consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority, or any other Person, as a condition to the execution and delivery of this Agreement or the performance of its obligations hereunder, except where the failure to obtain such consent, approval or authorization of, or filing of, registration or qualification with, any Governmental Authority, or any other Person would not materially and adversely impact the operations of TPC as currently conducted.

Section 3.5 No Conflict or Violation. Except as set forth in Section 3.5 of the CCE Disclosure Letter, the execution, delivery and performance by CCE of this Agreement does not:

(a) violate or conflict with any provision of the Organizational Documents of CCE or TPC;

(b) violate any applicable provision of a law, statute, judgment, order, writ, injunction, decree, award, rule or regulation of any Governmental Authority, except where such violation would not have a Material Adverse Effect; or

(c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under any Material Contract, lease, loan, mortgage, security agreement, trust indenture or other material agreement or instrument to which TPC is a party or by which it is bound or to which any of its properties or assets is subject, except as would not have a Material Adverse Effect.

Section 3.6 Financial Information. The CCE Annual Financial Statements and the CCE Six Month Interim Financial Statements present fairly in all material respects, in accordance with GAAP consistently applied, the financial condition and results of operation of CCE as of the dates thereof and for the periods set forth therein, subject, in the case of the CCE Six Month Interim Financial Statements, to normal recurring year-end adjustments that are not material, either individually or in the aggregate, and the absence of full footnote disclosure. The Citrus Annual Financial Statements and the Citrus Six Month Interim Financial Statements present fairly in all material respects, in accordance with GAAP consistently applied, the financial condition and results of operation of Citrus as of the dates thereof and for the periods set forth therein, subject, in the case of the Citrus Six Month Interim Financial Statements, to normal recurring year-end adjustments that are not material, either individually or in the aggregate, and the absence of full footnote disclosure. The TPC Annual Financial Statements and the TPC Six Month Interim Financial Statements present fairly in all material respects, in accordance with GAAP consistently applied, the financial condition and results of operation of TPC as of the dates thereof and for the periods set forth therein, subject, in the case of the TPC Six Month Interim Financial Statements, to normal recurring year-end adjustments that are not material, either individually or in the aggregate, and the absence of full footnote disclosure.

Section 3.7 Contracts.

(a) Section 3.7(a) of the CCE Disclosure Letter sets forth a list, as of the date hereof, of each contract and lease to which TPC is a party that is material to TPC (each contract set forth in Section 3.7(a) of the CCE Disclosure Letter being referred to herein as a “Material Contract”); provided, however, that any purchase or sale order arising in the ordinary course of business and any contract reasonably expected to involve the payment or receipt of an aggregate amount of less than $2,000,000 during its term remaining after the date of this Agreement shall not be deemed to be a Material Contract.

(b) Section 3.7(b) of the CCE Disclosure Letter sets forth a list, as of the date hereof, of each contract that TPC has with an Affiliate, other than with respect to any purchases and sales arising in the ordinary course of business.

(c) Except as set forth in Section 3.7(c) of the CCE Disclosure Letter, each Material Contract is a valid and binding agreement of TPC and, to the Knowledge of CCE, is in full force and effect.

(d) Except as set forth in Section 3.7(d) of the CCE Disclosure Letter, CCE has no Knowledge of any default under any Material Contract, other than defaults that have been cured or that would not have a Material Adverse Effect. TPC and, to CCE’s Knowledge, the other parties to any Material Contract, have performed in all respects all obligations required to be performed by them under any Material Contract, except where the failure so to perform would not have a Material Adverse Effect. CCE has made available to ETP or its representatives true and complete originals or copies of all the Material Contracts.

Section 3.8 Compliance with Law. Except for Environmental Laws and Tax Laws, which are the subject of Section 3.15 and Section 3.16, respectively, and except as set forth in Section 3.8 of the CCE Disclosure Letter, since November 17, 2004, TPC has complied with all federal, state, local or foreign laws, statutes, ordinances, rules, regulations, judgments, orders, writs, injunctions or decrees of any Governmental Authority applicable to its properties, assets and business, except where such noncompliance would not have a Material Adverse Effect. TPC has not received written notice of any material violation of any such law, license, regulation, order or other legal requirement or, to the Knowledge of CCE, is in material default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Authority, applicable to TPC or any of its assets, properties or operations.

Section 3.9 Permits. Except as set forth in Section 3.9(a) of the CCE Disclosure Letter, TPC has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, Governmental Authorities necessary for the conduct of the business operations of TPC as presently conducted (collectively, the “TPC Permits”), except for those Permits the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. Set forth on Section 3.9(b) of the CCE Disclosure Letter is a list of the material TPC Permits.

Section 3.10 Litigation. Except as identified in Section 3.10 of the CCE Disclosure Letter, there are no lawsuits, actions, proceedings or investigations, pending, or, to CCE’s Knowledge, threatened, against CCE or any of its Affiliates or any executive officer, manager or director thereof relating to the transactions contemplated hereby or the assets or business of TPC, except, in the case of lawsuits, actions, proceedings, investigations relating to the assets or business of TPC, as would not, individually or in the aggregate, have a Material Adverse Effect. CCE and its Affiliates are not subject to any outstanding judgment, order, writ, injunction, decree or award entered in an Action to which CCE or any of its Affiliates was a named party relating to the transactions contemplated hereby or the assets or business of TPC, except, in the case of lawsuits, actions, proceedings, investigations relating to the assets or business of TPC, as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.11 Title to Properties. TPC has good and valid title to all of the tangible assets and properties that are reflected in the TPC Interim Balance Sheet (except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business since the date of the TPC Interim Balance Sheet), and such tangible assets and properties are owned free and clear of all Encumbrances, except for (a) Encumbrances listed in Section 3.11 of the CCE Disclosure Letter, (b) Permitted Encumbrances, and (c) Encumbrances which will be discharged on or before the Closing Date. To the Knowledge of CCE, except as set forth in Section 3.11 of the CCE Disclosure Letter, TPC owns valid and defeasible fee title to, or holds a valid leasehold interest in, or a valid right-of-way or easement (all such rights-of-way and easements collectively, the “Rights-Of-Way”) through, all real property (“Real Property”) used or necessary for the conduct of business of TPC as presently conducted, and all such Real Property (other than Rights-Of-Way) is owned or leased free and clear of all Encumbrances, in each case except for (a) Encumbrances listed in Section 3.11 of the CCE Disclosure Letter, (b) Permitted Encumbrances and (c) Encumbrances that will be discharged on or before the Closing Date.

Section 3.12 Employee Matters.

(a) Except as set forth in Section 3.12(a) of the CCE Disclosure Letter, none of TPC, CCE or their respective ERISA Affiliates sponsors, maintains, contributes to or has an obligation to contribute to, any “employee benefit plan,” as defined in Section 3(3) of ERISA, in which any current or former TPC Employee is or has been eligible to participate since November 17, 2004 (“ERISA Plans”). For the avoidance of doubt, (1) the term “ERISA Plans” does not include any Enron Plan, (2) November 17, 2004 is the date of the closing of the acquisition by CCE of indirect ownership of TPC from Enron Corp. and certain of its affiliates, and (3) CCE was formed on May 14, 2004, in connection with such acquisition.

(b) Except as set forth in Section 3.12(b) of the CCE Disclosure Letter, none of TPC, CCE or any of their respective ERISA Affiliates has established, sponsors, maintains, or contributes to any policy, plan, agreement or arrangement that is not set forth in Section 3.12(a) of the CCE Disclosure Letter providing for employment terms, change in control benefits, severance benefits, retention benefits, insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, or other forms of incentive compensation, or post-retirement insurance, compensation or benefits (whether or not an ERISA Plan) that (i) is entered into, sponsored, maintained, or contributed to, as the case may be, by TPC, or (ii) has covered any current or former TPC Employee or independent contractor to TPC since November 17, 2004. The policies, plans, agreements, and arrangements described in this Section 3.12(b) are hereinafter referred to as the “Benefit Programs or Agreements.” For the avoidance of doubt, the term “Benefit Programs or Agreements” does not include any Enron Plan. The Benefit Programs and Agreements and the ERISA Plans are hereinafter referred to collectively as the “Employee Benefit Plans.”

(c) True, correct, and complete copies of each of the ERISA Plans sponsored, maintained or contributed to on behalf of the TPC Employees or in which such employees are otherwise eligible to participate, and related trusts, if applicable, including all amendments thereto, have been furnished to ETP. There has also been furnished to ETP, with respect to each ERISA Plan required to file such report and description, the most recent report on Form 5500, the summary plan description and any summaries of material modifications thereto, all actuarial reports or valuations relating to each ERISA Plan subject to Title IV of ERISA or required to be accounted for pursuant to Statements of Financial Accounting Standard Nos. 106 and 132(R), if any, and the most recent determination letter, if any, issued by the IRS with respect to any ERISA Plan intended to be qualified under Section 401 of the Code. True, correct, and complete copies or descriptions of all Benefit Programs and Agreements have also been furnished to ETP.

(d) Except as set forth in Section 3.12(e)(vii) of the CCE Disclosure Letter or described in Section 5.5(e), with respect to retiree medical benefits, none of TPC, CCE or any of CCE’s ERISA Affiliates has any legal commitment to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement for the benefit of any current or former TPC Employee or to enter into any contract or agreement to provide compensation or benefits to any former or current TPC Employee.

(e) Except as set forth in Section 3.12(e) of the CCE Disclosure Letter, with respect to each Employee Benefit Plan:

(i) the applicable reporting, disclosure and other requirements of ERISA (and other Applicable Law) have been complied with in all material respects;

(ii) there is no act or omission of TPC or any of its ERISA Affiliates that would (a) constitute a breach of fiduciary duty under Section 404 of ERISA or a transaction (including the transactions contemplated by this Agreement) intended to evade liability under Section 4069 of ERISA, in either case that would subject TPC to a liability, or (b) constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code that would subject TPC or any plan fiduciary, directly or indirectly (through indemnification obligations or otherwise), to an excise Tax or civil penalty under Section 4975 of the Code or Section 502(i) of ERISA in an amount that would be material;

(iii) no ERISA Plan is subject to Title IV of ERISA;

(iv) all contributions or payments required to be made under each ERISA Plan by reason of Part 3 of Subtitle B of Title I of ERISA, Section 412 of the Code, or otherwise prior to the Closing Date have been and will be timely made;

(v) there are no pending or, to CCE’s Knowledge, threatened actions, suits or claims pending (other than routine claims for benefits);

(vi) to CCE’s Knowledge, there is no matter pending (other than routine qualification determination filings) with respect to any Employee Benefit Plan before the IRS, the Department of Labor, the PBGC, or any other Governmental Authority;

(vii) except to the extent required under Section 601 of ERISA or Section 4980 of the Code, TPC has no present or future obligation to make any payment to or with respect to any former or current TPC Employee or any dependent of any such former or current TPC Employee under any retiree medical benefit plan or other retiree welfare benefit plan;

(viii) there is no Employee Benefit Plan covering any former or current TPC Employee that provides for the payment by TPC of any amount that is or is reasonably likely to be (a) not deductible as a result of Section 162(a)(1) or 404 of the Code, (b) an “excess parachute payment” pursuant to Section 280G of the Code or (c) subject to the additional tax pursuant to Section 409A of the Code;

(ix) except as otherwise provided in this Agreement, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (a) entitle any TPC Employee to severance, retention or change in control payments or benefits to which such employee was not previously entitled, or any increase in severance retention or change in control payments or benefits upon a termination of employment or consummation of the transactions contemplated by this Agreement, (b) require CCE, TPC or any of their respective ERISA Affiliates to make a larger contribution to, pay greater benefits under, or provide any additional vesting, service credit or other rights under any Employee Benefit Plan than it otherwise would, whether or not some subsequent action or event would be required to cause such payment or provision to be triggered or (c) trigger any other material obligation pursuant to the Employee Benefit Plans that would be a liability of ETP or TPC after the Closing Date;

(x) each ERISA Plan intended to qualify under Section 401(a) of the Code has been determined to be so qualified by the IRS and, to the Knowledge of CCE, nothing has occurred which has resulted or is likely to result in the revocation of such determination or which requires or is reasonably likely to require action under the compliance resolution programs of the IRS to preserve such qualification;

(xi) as to any ERISA Plan intended to be qualified under Section 401(a) of the Code, there has been no termination or partial termination of any ERISA Plan within the meaning of Section 411(d)(3) of the Code;

(xii) all contributions required to be made to or with respect to the Employee Benefit Plans pursuant to their terms and the provisions of ERISA, the Code, or any other Applicable Law have been timely made;

(xiii) each trust funding an Employee Benefit Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of such section and has received a favorable determination letter from the IRS regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which would adversely affect such exempt status;

(xiv) except as set forth in Section 3.12(e)(vii) of the CCE Disclosure Letter or described in Section 5.5(e), each ERISA Plan which is an “employee welfare benefit plan,” as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination; and

(xv) except as set forth in Section 3.12(e)(vii) of the CCE Disclosure Letter or described in Section 5.5(e), no Employee Benefit Plan provides retiree medical or retiree life insurance benefits to any Person and TPC is not contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

(f) None of TPC or any of its ERISA Affiliates contributes to or has an obligation to contribute to, and has not at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, a multiemployer plan (as defined in Section 4001(a)(3) of ERISA), on behalf of a present or former TPC Employee;

(g) No current circumstance has arisen or future circumstance could arise that would lead TPC or, after the transaction contemplated by this Agreement, ETP, to incur any ERISA Title IV liability or suffer the imposition of any Lien on any of their assets with respect to liabilities relating to any ERISA Plan or any employee benefit plan subject to Title IV of ERISA that was sponsored, maintained or contributed to by (A) CCE, (B) an ERISA Affiliate of CCE, or (C) any corporation, trade, business or entity under common control with CCE or an ERISA Affiliate of CCE, within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001 of ERISA, within the six (6) years prior to the Closing Date, or to which any of them had an obligation to contribute during such period; and

(h) With respect to circumstances not addressed in Section 3.12(g), except as set forth in Section 3.12(e)(vii) of the CCE Disclosure Letter or described in Section 5.5(e), no current circumstance has arisen or future circumstance could arise that would lead TPC or, after the transaction contemplated by this Agreement, ETP, to incur any liability directly or indirectly (through indemnification or otherwise), or suffer the imposition of a Lien on any of their assets, relating to or arising from the participation of the TPC employees or former employees in any of the Enron Plans or the status of TPC, during the period preceding November 17, 2004, as an ERISA Affiliate of Enron Corp.

Section 3.13 Labor Relations. TPC is not a party to any labor or collective bargaining agreements, and there are no labor or collective bargaining agreements which pertain to any employees of TPC. Within the preceding eighteen (18) months, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the Knowledge of CCE, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority with respect to TPC. Within the preceding eighteen (18) months, to the Knowledge of CCE, there have been no organizing activities involving TPC with respect to any group of its employees. Since May 1, 2006, neither TPC nor any Affiliate of TPC has terminated the employment of any TPC Employee or any employee of any of its Affiliates who provides services in connection with TPC’s business for reasons other than misconduct or failure to perform the employee’s duties and no circumstance has occurred that would give rise to a requirement that TPC give notice under the Worker Adjustment and Retraining Notification Act or any similar state law. As of the date of this Agreement, no TPC Employee or Shared Service Employee has a legal or contractual right to reinstatement with TPC or any Affiliate of TPC.

Section 3.14 Intellectual Property. Except as set forth in Section 3.14 of the CCE Disclosure Letter, on the Closing Date TPC will, either in its own name or by operation of the TPC Transition Services Agreement, own or possess licenses or other legally enforceable rights to use all patents, copyrights (including any copyrights in proprietary software), trademarks, service marks, trade names, logos, and other intellectual property rights, software object and source code as are necessary to conduct its business as currently conducted, except those the lack of which would not materially and adversely affect the operations of TPC as currently conducted; and to CCE’s Knowledge, there is no conflict by CCE or TPC with the rights of others therein that would materially and adversely affect the operations of TPC as currently conducted.

Section 3.15 Environmental Matters. Except as set forth in Section 3.15 of the CCE Disclosure Letter:

(a) TPC and its properties and operations are, and to CCE’s Knowledge, during the relevant time periods specified in all applicable statutes of limitation, have been, in compliance with all applicable Environmental Laws, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect;

(b) TPC possesses all Environmental Permits required in order to conduct its operations as presently conducted or, where such Environmental Permits have expired, has applied for a renewal of such Environmental Permits in a timely fashion and, to CCE’s knowledge, all such Environmental Permits are in the name of the proper entity and will remain in full force and effect immediately following the Closing, except where the failure to possess an Environmental Permit or to have applied for a renewal of an Environmental Permit would not, individually or in the aggregate, have a Material Adverse Effect;

(c) TPC and its properties and operations are not subject to any pending or, to CCE’s Knowledge, threatened Environmental Claims, nor has TPC received any notice of violation, noncompliance, or enforcement or any notice of investigation or remediation from any Governmental Authority pursuant to Environmental Laws, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect;

(d) Since November 17, 2004, there has been no, and to CCE’s Knowledge, prior to November 17, 2004, there has been no, Release of Hazardous Substances on or from the properties of TPC or from or in connection with the operations of TPC in violation of any Environmental Laws or in a manner that could give rise to any remedial or corrective action obligations pursuant to Environmental Laws, except such as would not, individually or in the aggregate, have a Material Adverse Effect;

(e) Since November 17, 2004, there has been no, and, to CCE’s Knowledge, prior to November 17, 2004, there has been no exposure of any Person or property to any Hazardous Substances in connection with the business, properties or operations of TPC that could reasonably be expected to form the basis for an Environmental Claim or any other claim for Damages or compensation, except for such Environmental Claims or other claims for Damages as would not, individually or in the aggregate, have a Material Adverse Effect; and

(f) CCE has made available for inspection by ETP complete and correct copies of all environmental assessment and audit reports and studies completed since January 1, 2003, addressing potentially material environmental matters and all correspondence completed since January 1, 2003 addressing potentially material Environmental Claims relating to TPC that are in the possession of CCE or TPC, except for any such materials as CCE reasonably believes are subject to the attorney-client privilege.

The representations and warranties set forth in this Section 3.15 are CCE’s sole and exclusive representations and warranties relating to environmental matters.

Section 3.16 Tax Matters.

(a) Except as set forth in Section 3.16(a) of the CCE Disclosure Letter or as would not have a Material Adverse Effect, all federal, state and local Tax Returns required to be filed by or on behalf of TPC, and each consolidated, combined, unitary, affiliated or aggregate group of which TPC is a member, has been timely filed (taking into account applicable extensions), and all Taxes shown as due on such Tax Returns have been paid, or adequate reserves therefor have been established.

(b) Except as set forth in Section 3.16(b) of the CCE Disclosure Letter or as would not have a Material Adverse Effect, there is no deficiency, proposed adjustment, or matter in controversy that has been asserted or assessed in writing with respect to any Taxes due and owing by TPC that has not been paid or settled in full.

(c) Except as would not have a Material Adverse Effect, TPC has timely withheld and timely paid all Taxes required to be withheld by them in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

(d) Except as would not have a Material Adverse Effect, there are no liens for Taxes upon any of the assets of TPC except for liens for Taxes not yet due and payable.

(e) Except as would not have a Material Adverse Effect, no property of TPC is required to be treated as “tax-exempt use property” within the meaning of Code Section 168(h), and no property of TPC is subject to a tax benefit transfer lease subject to the provisions of former Section 168(f)(8) of the Code.

(f) At all times since its formation, CCE has been treated as a partnership for federal tax purposes pursuant to Treasury Regulation Section 301.7701-3.

(g) At all times since their formation, each of CC Energy, TW Holdings and TPC have been disregarded as separate entities for federal tax purposes pursuant to Treasury Regulation Section 301.7701-3.

(h) CCE has made or will make a valid election under Section 754 of the Code that will be in effect at the time of the CCE Acquisition.

Section 3.17 Absence of Certain Changes or Events.

(a) Except as set forth in Section 3.17(a) of the CCE Disclosure Letter, since December 31, 2005, TPC has conducted its business in the ordinary course of business, consistent with past practice (as such practice existed during the period of CCE’s ownership of TPC).

(b) Except as set forth in Section 3.17(b) of the CCE Disclosure Letter, since December 31, 2005, there has not been with respect to TPC any event or development or change which has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c) Except as set forth in Section 3.17(c) of the CCE Disclosure Letter, since June 30, 2006, TPC has not taken any action that would have been prohibited had Section 5.1(b) been in effect from and after June 30, 2006.

Section 3.18 Absence of Undisclosed Liabilities. Since June 30, 2006, TPC has incurred no Liabilities (whether absolute, accrued, contingent or otherwise) that would be required by GAAP to be included in the financial statements of TPC, except those Liabilities (a) disclosed and reserved against in the TPC Interim Balance Sheet, (b) set forth in Section 3.18 of the CCE Disclosure Letter, (c) incurred in the ordinary course of business since June 30, 2006 and (d) that have not resulted in a Material Adverse Effect.

Section 3.19 Brokerage and Finders’ Fees. None of CCE, TPC or any of their Affiliates or their respective stockholders, partners, managers, directors, officers or employees, has incurred, or will incur any brokerage, finders’ or similar fee in connection with the transactions contemplated by this Agreement.

Section 3.20 Affiliated Transactions. Except as described in Section 3.20 of the CCE Disclosure Letter, and except for trade payables and receivables arising in the ordinary course of business for purchases and sales of goods or services consistent with past practice, TPC has not been a party over the past twelve (12) months to any material transaction or agreement with CCE or any Affiliate of CCE (other than TPC) and no director or officer of CCE or its Affiliates (other than TPC), has, directly or indirectly, any material interest in any of the assets or properties of TPC.

Section 3.21 Insurance.

(a) Section 3.21 of the CCE Disclosure Letter sets forth a true and complete list of all current policies of all material property and casualty insurance, insuring the properties, assets, employees and/or operations of TPC (collectively, the “Insurance Policies”). To the Knowledge of CCE, all premiums payable under the Insurance Policies have been paid in a timely manner and TPC has complied in all material respects with the terms and conditions of all such Insurance Policies.

(b) As of the date hereof, CCE has not received any written notification of the failure of any of the Insurance Policies to be in full force and effect. To the Knowledge of CCE, TPC is not in default under any provision of the Insurance Policies, and except as set forth in Section 3.21 of the CCE Disclosure Letter, there is no claim by TPC or any other Person pending under any of the Insurance Policies as to which coverage has been denied or disputed by the underwriters or issuers thereof.

Section 3.22 Regulatory Matters.

(a) TPC is a “natural gas company” as that term is defined in Section 2 of the Natural Gas Act (“NGA”). TPC is in compliance in all material respects with the provisions of the NGA, the Natural Gas Policy Act of 1978 (“NGPA”), the Pipeline Safety Improvement Act of 2002, and the rules and regulations promulgated by FERC pursuant thereto. TPC is in compliance in all material respects with the terms and conditions of all tariff provisions, FERC rate and certificate orders, and other orders and authorizations issued by FERC, in each case as applicable to TPC. No approval by FERC under the NGA or the Federal Power Act is required in connection with the execution and delivery of this Agreement by CCE or the consummation of the transactions contemplated hereby. Except as identified in Section 3.22 of the CCE Disclosure Schedule, the Form No. 2 Annual Reports filed by TPC with FERC for the years ended December 31, 2004 and December 31, 2005 were true and correct in all material respects as of the dates thereof, and since January 1, 2005, TPC has not become subject to any proceeding under Section 5 of the NGA or, except as otherwise permitted by Section 5.1, any general rate case proceeding commenced under Section 4 of the NGA by reason of a filing made with the FERC after January 1, 2005.

(b) Except as identified in Section 3.22 of the CCE Disclosure Letter and except for general industry proceedings including audits or reviews of individual companies arising from general industry proceedings such as Order 2004, there are no pending or, to CCE’s Knowledge, reasonably anticipated FERC administrative or regulatory proceedings, including without limitation any rate proceeding under Section 4 or Section 5 of the NGA or any NGA Section 7 certificate proceeding, investigation, complaint, audit, or show cause proceedings to which TPC is a party. CCE acknowledges that, as a result of a rate settlement in FERC Docket Nos. RP95-271, et al., TPC is obligated to prepare and file the TPC Rate Case for rates to be effective November 1, 2006.

Section 3.23 Internal Controls.

(a) The system of internal accounting controls that is applicable to TPC is sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for physical assets is compared with the existing physical assets at reasonable intervals and appropriate actions are taken with respect to any differences.

(b) Since November 17, 2004, neither TPC nor, to CCE’s Knowledge, any director, manager, officer, employee, auditor, accountant or representative of TPC, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or internal accounting controls of or for TPC, including any complaint, allegation, assertion or claim that TPC has engaged in fraudulent accounting or auditing practices. Since November 17, 2004, no attorney representing TPC, whether or not employed by TPC, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by TPC or any of its officers, directors, managers, employees or agents to TPC’s board of managers (or comparable managing body) or any committee thereof or to any manager or officer of TPC.

(c) Except as disclosed in Section 3.23(c) of the CCE Disclosure Letter, there are no off-balance sheet structures or off-balance sheet transactions with respect to TPC or that would be required to be reported or set forth in the periodic reports filed by a reporting company under the Exchange Act.

Section 3.24 Hedging. Except as set forth on Section 3.24 of the CCE Disclosure Letter, TPC is not engaged in any natural gas or other futures or options trading in respect of which it has any material future liability, or is a party to any swaps, hedges, futures or similar instruments.

Section 3.25 Bank Accounts; Powers of Attorney. Section 3.25 of the CCE Disclosure Letter sets forth (a) the name of each financial institution with which TPC has borrowing or investment agreements, deposit or checking accounts or safe deposit boxes, (b) the types of those arrangements and accounts including the names in which the accounts or boxes are held, the account or box numbers and the name of each Person authorized to draw thereon or have access thereto and (c) the names of all Persons, if any, holding powers of attorney (other than powers of attorney incidental to commercial relationships entered into in the ordinary course of business) from TPC and a summary statement of the terms thereof. No Contract to which TPC is a party provides for the payment by the counterparty to any bank account other than those set forth on Section 3.25 of the CCE Disclosure Letter.

Section 3.26 Gas Imbalances. Section 3.26 of the CCE Disclosure Letter sets forth all gas imbalances on TPC’s pipeline system as of June 30, 2006. All gas imbalances on TPC’s pipeline system (whether as of June 30, 2006 or thereafter) are resolved pursuant to the terms of Operational Balancing Agreements (“OBAs”). The majority of OBAs follow the valuation methodology described in TPC’s tariff, which calls for imbalances to be resolved using a Monthly Index Price as calculated under Section 27 of the tariff’s General Terms and Conditions and Section 5(c) of the tariff’s Operator Balancing Agreement – Form N. TPC has certain grandfathered volumetric OBAs that do not follow Form N and for which the revaluation of outstanding volumetric imbalances impacts TPC’s monthly income statement. Volumetric imbalances are noted in Section 3.26 of the CCE Disclosure Letter. The values of gas imbalances as determined pursuant to the imbalance resolution methodology set forth in the OBAs are used in preparing each balance sheet included in the TPC Annual Financial Statements and the TPC Six Month Interim Financial Statements.

Section 3.27 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither CCE nor any other Person makes any other express or implied representation or warranty on behalf of CCE.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ETP

ETP hereby represents and warrants to CCE as follows:

Section 4.1 Corporate Organization; Qualification. ETP is a limited partnership duly organized, validly existing and duly qualified or licensed and in good standing under the laws of the state or jurisdiction of its formation and has all requisite limited partnership power to own, lease and operate its properties and to carry on its business as currently conducted. ETP is duly qualified or licensed to do business as a foreign limited partnership and is, and has been, in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, be licensed or be in good standing, except for such failures to be qualified, licensed or in good standing that would not materially affect the consummation of the transactions contemplated by this Agreement.

Section 4.2 Authority Relative to this Agreement. ETP has full limited partnership power and authority to execute and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered by it in connection with this Agreement, including the CCE Acquisition Agreement, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement (including the CCE Acquisition Agreement) and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all the necessary action on the part of ETP, and no other proceedings on the part of ETP are necessary to authorize this Agreement and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement (including the CCE Acquisition Agreement) or to consummate the transactions contemplated hereby and thereby. This Agreement and the CCE Acquisition Agreement each have been, and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement as of the Closing Date will be, duly and validly executed and delivered by ETP, and assuming that this Agreement, the CCE Acquisition Agreement and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement and the CCE Acquisition Agreement constitute legal, valid and binding agreements of the other parties thereto are (in the case of this Agreement) or will be as of the Closing Date (in the case of the other agreements, documents and instruments to be executed and delivered in connection with this Agreement), enforceable against ETP in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally or general principles of equity.

Section 4.3 50% CCE Interest. Effective as of the closing of the transactions under the CCE Acquisition Agreement, ETP will own all of the issued and outstanding 50% CCE Interest and will have good, valid and marketable title to the 50% CCE Interest, free and clear of all Encumbrances or other defects in title, and the 50% CCE Interest will not have not been pledged or assigned to any Person. At the Closing, the 50% CCE Interest will be transferred by ETP to CCE free and clear of all Encumbrances. Effective as of the closing of the transactions under the CCE Acquisition Agreement, the 50% CCE Interest will not be subject to any restrictions on transferability or voting agreements other than those imposed by this Agreement, the limited liability company agreement of CCE and applicable securities laws.

Section 4.4 Consents and Approvals. Except for any approvals of the transactions contemplated by the CCE Acquisition Agreement (or expiration of waiting periods) under the HSR Act and except for approvals required from the FCC, ETP does not require any consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority, or any other Person as a condition to the execution and delivery of this Agreement or the performance of the obligations hereunder, except where the failure to obtain such consent, approval or authorization of, or filing of, registration or qualification with, any Governmental Authority, or any other Person would not materially affect the consummation of the transactions contemplated by this Agreement.

Section 4.5 No Conflict or Violation. The execution, delivery and performance by ETP of this Agreement does not:

(a) violate or conflict with any provision of the Organizational Documents of ETP;

(b) violate any applicable provision of a law, statute, judgment, order, writ, injunction, decree, award, rule or regulation of any Governmental Authority; or

(c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any material obligation, penalty or premium to arise or accrue under any material contract, lease, loan, agreement, mortgage, security agreement, trust indenture or other material agreement or instrument to which ETP is a party or by which it is bound or to which any of its properties or assets is subject.

Section 4.6 Litigation. There are no lawsuits, actions, proceedings, or, to ETP’s knowledge, any investigations, pending or, to ETP’s knowledge, threatened, against ETP or any of its Subsidiaries or any executive officer or director thereof which would prohibit or impair ETP from undertaking any of the transactions contemplated by this Agreement, except as would not materially affect the consummation of the transactions contemplated by this Agreement. ETP is not subject to any outstanding judgment, order, writ, injunction, decree or award entered in an Action to which ETP was a named party which would prohibit or impair ETP from undertaking any of the transactions contemplated by this Agreement, except as would not materially affect the consummation of the transactions contemplated by this Agreement.

Section 4.7 Availability of Funds. ETP will have sufficient funds available to pay the purchase price under the CCE Acquisition Agreement on the closing date thereof and to consummate the transactions contemplated hereby. The ability of ETP to consummate the transactions contemplated under the CCE Acquisition Agreement and this Agreement is not subject to any condition or contingency with respect to financing.

Section 4.8 Brokerage and Finders’ Fees. Except for Credit Suisse Securities (USA) LLC, whose fees will be paid by ETP, none of ETP, any of its Affiliates, or its partners, directors, officers or employees, has incurred, or will incur any brokerage, finders’ or similar fee in connection with the transactions contemplated by this Agreement.

Section 4.9 Investment Representations.

(a) ETP is acquiring the TPC Interests to be acquired by it hereunder for its own account, solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the federal securities laws or any applicable foreign or state securities law.

(b) ETP is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

(c) ETP understands that the acquisition of the TPC Interests to be acquired by it pursuant to the terms of this Agreement involves substantial risk. ETP and its officers have experience as an investor in securities and equity interests of companies such as the ones being transferred pursuant to this Agreement and ETP acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that ETP is capable of evaluating the merits and risks of its investment in the TPC Interests to be acquired by it pursuant to the transactions contemplated hereby.

(d) ETP understands that the TPC Interests to be acquired by it hereunder have not been registered under the Securities Act on the basis that the sale provided for in this Agreement is exempt from the registration provisions thereof. ETP acknowledges that such securities may not be transferred or sold except pursuant to the registration and other provisions of applicable securities laws or pursuant to an applicable exemption therefrom.

(e) ETP acknowledges that the offer and sale of the TPC Interests to be acquired by it in the transactions contemplated hereby has not been accomplished by the publication of any advertisement.

Section 4.10 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither ETP nor any other Person makes any other express or implied representation or warranty on behalf of ETP.

ARTICLE V

COVENANTS OF THE PARTIES

Section 5.1 Conduct of Business.

(a) Except as expressly provided in this Agreement or as set forth in Section 5.1(a) of the CCE Disclosure Letter, from and after the date of this Agreement and until the Closing Date, CCE shall use commercially reasonable efforts to cause TPC to conduct and maintain its business in the ordinary course of business, consistent with past practice.

(b) Except as contemplated by this Agreement or as set forth in Section 5.1(b) of the CCE Disclosure Letter, prior to the Closing Date, without the prior written consent of ETP (which consent shall not be unreasonably withheld or delayed), CCE shall cause TPC not to:

(i) Amend its organizational documents or governance documents;

(ii) Issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of, or securities convertible or exchangeable for, or options, puts, warrants, calls, commitments or rights of any kind to acquire, any of its membership or ownership interests or subdivide or in any way reclassify any membership or ownership interests or change or agree to change in any manner the rights of its outstanding membership or ownership interests;

(iii) (A) Except for the payment of a distribution of $22,000,000 to the sole member of TPC, as necessary to meet debt covenants under the Existing TW Holdings Debt or for the payment of a distribution to the sole member of TPC in order to make the distributions contemplated by Section 5.1(c) hereof, declare, set aside or pay any dividend or other distribution with respect to any shares of any class or series of equity interests of TPC; (B) split, combine or reclassify any shares of any class or series of capital stock of TPC; or (C) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of equity interests of TPC, or any instrument or security which consists of or includes a right to acquire such equity interests;

(iv) Except as may be required by agreements or arrangements identified in Section 5.1(b)(iv) of the CCE Disclosure Letter:

A. grant any severance or termination payments;

B. enter into or extend or amend any employment, consulting, severance or other compensation agreement with, or otherwise increase the compensation or benefits provided to any of its officers or other employees, either individually or as part of a class of similarly situated employees other than in the ordinary course of business, consistent with past practice;

C. except as required by Applicable Law, amend or take any other actions, including, but not limited to, acceleration of vesting and waiver of performance criteria, with respect to any Employee Benefit Plan; or

D. terminate any TPC Employee other than for cause;

(v) Sell, lease, license, mortgage or otherwise dispose of any properties or assets material to its business, other than (A) sales made in the ordinary course of business consistent with past practice or (B) sales of obsolete or other assets not presently utilized in its business;

(vi) Merge with or into or consolidate with any other Person;

(vii) Make any change in its accounting principles, practices, estimates or methods, other than as may be required by GAAP, Applicable Law or any Governmental Authority;

(viii) Organize any new Subsidiary or acquire any capital stock of, or equity or ownership interest in, any other Person;

(ix) Materially modify or amend or terminate any Material Contract or waive, release or assign any material rights or Claims under a Material Contract, except in the ordinary course of business;

(x) Pay, repurchase, discharge or satisfy any of its Claims, Liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and consistent with past practice;

(xi) Enter into any contract or transaction relating to the purchase of assets material to TPC, other than in the ordinary course of business consistent with past practice;

(xii) (A) Incur or assume any short-term debt or long-term debt except for debt incurred to pay for any TPC Expansion Project Expense, any SUG Expansion Project Expense, any budgeted capital expenditure or the distributions contemplated by Section 5.1(c) hereof, (B) modify the terms of any indebtedness or other liability, other than modifications of short-term debt in the ordinary course of business, consistent with past practice; (C) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except as described in Section 5.1(b)(xii)(C) of the CCE Disclosure Letter;

(xiii) Adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(xiv) Make or change any material election in respect of Taxes, adopt or request permission of any Taxing authority to change any material accounting method in respect of Taxes, or enter into any closing agreement in respect of Taxes that would increase the Tax liability of ETP, without ETP’s written consent, which consent shall not be unreasonably withheld;

(xv) Other than routine compliance filings, make any filings or submit any documents or information to FERC without prior consultation with ETP;

(xvi) Enter into any settlement agreement related to FERC-regulated tariff rates without ETP’s written consent, which consent shall not be unreasonably withheld;

(xvii) Fail to use commercially reasonable efforts to pursue the TPC Expansion Projects; or

(xviii) Fail to use commercially reasonable efforts to prepare, file and defend the TPC Rate Case; or

(xix) Authorize any of, or commit or agree to take any of, the actions referred to in the paragraphs (i) through (xviii) above.

(c) On or prior to the Closing Date, CCE shall make cash distributions in the aggregate amount of $50.0 million plus all Cash Flow for the period beginning July 1, 2006 until the date of the closing of the CCE Acquisition, of which $25.0 million shall be distributed to ETP, $25.0 million shall be distributed to the Class A Members (as defined in the Second Amended and Restated LLC Agreement) and the balance of such Cash Flow which shall be distributed one-half to ETP and one-half to the Class A Members (for purposes of this definition of Cash Flow, Cash Flow shall be deemed to include without duplication the amount of Citrus Corp. cash dividends actually paid with respect to the period from July 1, 2006 until September 30, 2006 and an estimated amount of Citrus Corp. cash dividends with respect to the period from October 1, 2006 until the date of the closing of the CCE Acquisition using for such estimate 50% (i.e., CCE’s share) of Citrus Corp. net income for such period).

(d) CCE shall, or shall cause TPC to, provide to ETP copies of any filings made with any Governmental Entities after the date of this Agreement and prior to the Closing Date.

(e) CCE shall use its commercially reasonable efforts to cause TPC to have a Net Working Capital Amount as of the Closing Date that is greater than zero but it shall not be a condition to closing that this covenant be satisfied.

(f) From the date of this Agreement until the Closing Date, CCE shall not make any cash distributions to its members except as specified in Section 5.1(c) or as specified in the Second Amended and Restated LLC Agreement.

Section 5.2 Access to Properties and Records.

(a) CCE shall, and shall cause TPC to, afford to ETP and ETP’s accountants, counsel and representatives full reasonable access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Article VII hereof) to all of the properties, books, contracts, commitments and records (including all environmental studies, reports and other environmental records and all pipeline cost-of-service and rate-related studies, reports and records related to TPC and, during such period, shall furnish to ETP all information concerning the business, properties, Liabilities and personnel related to TPC as ETP may request, provided, however, that no investigation or receipt of information pursuant to this Section 5.2 shall affect any representation or warranty of CCE or the conditions to the obligations of ETP. To the extent not located at the offices or properties of TPC as of the Closing Date, as promptly as practicable thereafter, CCE shall deliver, or cause its appropriate Affiliates to deliver to ETP all of the books of accounts, minute books, record books and other records (including safety, health, environmental, maintenance and engineering records and drawings) pertaining to the business operations of TPC and all financial and accounting records related to TPC. Such delivery shall include all work papers, pleadings, testimony, exhibits, spread sheets, research, drafts, memoranda, correspondence and other documents related to the TPC Rate Case (“TPC Rate Case Work Product”). TPC Rate Case Work Product has been and will be prepared in contemplation of litigation, and the use of TPC Rate Case Work Product has been and will be under the control of TPC’s attorneys. Notwithstanding anything to the contrary contained in this Agreement, CCE shall not be obligated to provide to ETP any documents or records relating to litigation and regulatory matters in which TPC is involved to the extent that CCE reasonably believes such documents or records are subject to the attorney-client or other applicable privilege in circumstances in which TPC is not the sole client unless the parties entitled to such attorney-client or other applicable privilege shall consent thereto and enter into an appropriate joint defense agreement for the purpose of preservation of such attorney-client or other applicable privilege.

(b) The information contained herein, in the CCE Disclosure Letter or heretofore or hereafter delivered to ETP or its authorized representatives in connection with the transactions contemplated by this Agreement shall be held in confidence by ETP and its representatives in accordance with the Confidentiality Agreement until the Closing Date with respect to information relating to TPC. Following the Closing Date, CCE shall keep confidential all information related to the business and properties of TPC to the same extent as ETP is obligated to keep such information confidential in accordance with the terms of the Confidentiality Agreement (without regard to the preceding sentence) prior to the Closing Date.

Section 5.3 Consents and Approvals.

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to use, and will cause its Affiliates to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under Applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including the preparation and filing of all forms, registrations and notices required to be filed by such party in order to consummate the transactions contemplated by this Agreement, the taking of all appropriate action necessary, proper or advisable to satisfy each of the conditions to Closing that are to be satisfied by that party or any of its Affiliates and the taking of such actions as are necessary to obtain any approvals, consents, orders, exemptions or waivers of Governmental Authorities and any other Person required to be obtained by such party in order to consummate the transactions contemplated by this Agreement.

(b) Each party shall, and shall cause their respective Affiliates to, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of any party to this Agreement to consummate the transactions contemplated hereby or those contemplated by the CCE Acquisition Agreement, use their respective commercially reasonable best efforts to prevent the entry, enactment or promulgation thereof, as the case may be (including by pursuing any available appeal process). Each of ETP and CCE shall use its respective commercially reasonable best efforts to, and shall cause their respective Affiliates to use their commercially reasonable best efforts to, promptly take or cause to be taken all actions necessary to comply with any requests made, or conditions set, by a Governmental Authority to consummate the transactions contemplated by this Agreement or the CCE Acquisition Agreement. Each party agrees to use its commercially reasonable best efforts to procure any third-party consents required in the preceding sentence. Notwithstanding the foregoing, in no event shall the term “commercially reasonable best efforts” require a party to agree to any divestiture, agreement, condition, restriction or requirement requested by any Governmental Entity to avoid the entry, enactment or promulgation of any threatened preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would constitute a material adverse effect on the financial condition, results of operations or prospects of such party and its Affiliates (including, with respect to ETP, TPC), taken as a whole (a “Burdensome Condition”). All cooperation shall be conducted in such a manner so as to preserve all applicable privileges.

(c) By the later of (i) the seventh Business Day after the date hereof and (ii) the fifth Business Day after the approval by the FCC of the transfer of control contemplated by the CCE Acquisition Agreement, CCE and ETP shall file applications with the FCC for consent to the transfer of control of CCE and its Affiliates as contemplated by this Agreement.

(d) For purposes of this Section 5.3, each party shall require their respective counsel to cooperate to the same extent as each party is required to cooperate with the other party.

(e) Without limiting the generality of the undertakings pursuant to this Section 5.3 and subject to appropriate confidentiality protections and limitations set forth in Section 5.3(b) above, CCE, ETP and their respective Affiliates shall each furnish to the parties to this Agreement such necessary information and reasonable assistance a party may request in connection with the foregoing and, upon reasonable request shall each provide counsel for the other party with copies of all filings made by such party or such Affiliate, and all correspondence between such party or such Affiliate (and its advisors) with any Governmental Authority and any other information supplied by such party and such party’s Affiliates to a Governmental Authority in connection with this Agreement and the transactions contemplated hereby, provided, however, that materials may be redacted (i) to remove references concerning the valuation of TPC, (ii) as necessary to comply with contractual arrangements and (iii) to remove information that is proprietary; and provided further, that information protected by the attorney client, work product privilege, or any other applicable privilege, shall be exchanged in a manner so as to preserve any such privilege. CCE and ETP agree to inform each other of all communications with any Governmental Authority.

Section 5.4 Further Assurances. On and after the Closing Date, CCE and ETP shall cooperate and use their respective commercially reasonable efforts to take or cause to be taken all appropriate actions and do, or cause to be done, all things necessary or appropriate to consummate and make effective the transactions contemplated hereby, including the execution of any additional documents or instruments of any kind, the obtaining of consents which may be reasonably necessary or appropriate to carry out any of the provisions hereof and the taking of all such other actions as such party may reasonably be requested to take by the other party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 5.5 Employee Matters.

(a) Except as provided in the following sentence, on the Closing Date, CCE shall terminate the active participation of the Affected Employees in all of the Employee Benefit Plans listed in Sections 3.12(a) and 3.12(b) of the CCE Disclosure Letter, except for (i) the Benefit Programs and Agreements listed as Items 5 and 6 in Section 3.12(b) of the CCE Disclosure Letter, (ii) the TPC VEBA and (iii) the life and long term disability insurance coverage contemplated by Section 5.5(b). Prior to the Closing Date, CCE shall, or shall cause TPC to, terminate the TPC Severance Plan. CCE shall notify Affected Employees of the termination of such active participation and the termination of the TPC Severance Plan prior to the Closing Date. Subject to the provisions of this Agreement, after the Closing Date, TPC shall be solely responsible for all obligations and Liabilities with respect to the Benefit Programs and Agreements listed as Items 5 and 6 in Section 3.12(b) of the CCE Disclosure Letter, the TPC VEBA, the retiree medical benefits addressed in Section 5.5(e), the accrued vacation days addressed in Section 5.5(c), the flexible benefit plan accounts addressed in Section 5.5(h), and each employee benefit policy, plan, agreement or arrangement that TPC, ETP or an Affiliate of either establishes, maintains or contributes to with respect to the TPC Employees, on or after the

Closing Date, and no such obligations or Liabilities shall be assumed or retained by CCE or its Affiliates. ETP shall, or shall cause TPC to, honor any continuing pay or salary obligations and any applicable legal or contractual rights to reinstatement with respect to all Affected Employees. Except as provided in the preceding provisions of this Section 5.5(a) and in Section 5.5(e), CCE shall retain all obligations or Liabilities and assets with respect to current and former TPC Employees and any Shared Service Employees who do not become Transferring Shared Service Employees in accordance with Section 5.5(g) or otherwise under all of the Employee Benefit Plans listed in Sections 3.12(a) and 3.12(b) of the CCE Disclosure Letter and all other employee benefit plans, policies and arrangements of CCE and its ERISA Affiliates, and no such obligations or Liabilities shall be assumed or retained by ETP or its Affiliates, including after the transactions contemplated hereby, TPC.

(b) Any Affected Employee who is unable to report to work with TPC as of the Closing Date due to disability shall continue to be eligible for any applicable long-term disability and life insurance coverage pursuant to CCE’s or PEPL’s long-term disability and life insurance plans until such time, if any, as such Affected Employee returns to active employment with TPC; provided, however, that in order to be eligible for such benefits, each such Affected Employee, pending approval for long-term disability benefits or return to active employment, must continue to pay all applicable long-term disability and life insurance premiums due following the Closing Date for such coverage. ETP shall, or shall cause TPC to, pay Affected Employees who are on short-term disability as of the Closing Date the short-term disability benefits that apply under the short-term disability program that covers the TPC Employees as of the date of this Agreement. Any Affected Employees who are on short-term disability as of the Closing Date but who subsequently transition to long-term disability shall be eligible for, and covered by, CCE’s or PEPL’s, as applicable, long-term disability and life insurance coverages but not ETP’s long-term disability and life insurance coverages, subject to the provisions of this Section 5.5(b).

(c) For no less than one year following the Closing Date, ETP shall, and shall cause TPC to, provide to Affected Employees those employee benefits that are provided by ETP to its similarly situated employees except with respect to short-term disability benefits, as provided in Section 5.5(b). With respect to those employee benefit plans of TPC, ETP or their Affiliates in which Affected Employees may participate on or after the Closing Date (“ETP Plans”), ETP shall cause the ETP Plans to credit prior service of the Affected Employees with TPC, PEPL and the Affiliates of either, past or present, for purposes of eligibility and vesting under ETP Plans and for all purposes with respect to any vacation, sick days, severance and post-retirement medical benefits; provided, however, that such service need not be credited to the extent it would result in a duplication of benefits. Following the Closing Date, ETP shall, or shall cause TPC to, honor the accrued vacation days of the Affected Employees that remain unused as of the Closing Date to the extent such accruals are shown, either as accruals for TPC Employees or full-time equivalent employees providing services to TPC, on the Closing Balance Sheet. Affected Employees shall also be given credit for any deductible or co-insurance payment amounts payable in respect of the ETP Plan year in which the Closing Date occurs, to the extent that, following the Closing Date, they participate in any ETP Plan during such plan year for which deductibles or co-payments are required. Any preexisting condition restrictions and waiting period limitations that were deemed satisfied with respect to a particular person under any Employee Benefit Plan or any other benefit plan that covered a Transferring Shared Service Employee immediately prior to the Closing Date shall be deemed satisfied by ETP and its Affiliates under ETP Plans with respect to such person on and after the Closing Date. The provisions of this Section 5.5(c) and Section 5.5(f) shall not alter the status of the Affected Employees as at-will employees of TPC or its Affiliates. Except as otherwise contemplated by this Agreement, the provisions of this Section 5.5(c) and Section 5.5(f) shall not affect the right of TPC, ETP or any of their Affiliates to amend or terminate any of their employee benefit plans, programs or arrangements with respect to ETP employees generally.

(d) ETP shall be responsible for all Liabilities and obligations under the Worker Adjustment and Retraining Notification Act and similar foreign, state and local rules, statutes and ordinances resulting from the actions of ETP or TPC after the Closing Date. ETP agrees to hold CCE harmless in accordance with Article VIII for any breach of such responsibility and ETP’s indemnification of CCE in this regard specifically includes any Claim by the Affected Employees for back pay, front pay, benefits or compensatory or punitive damages, any Claim by any Governmental Authority for penalties regarding any issue of prior notification (or lack thereof) of any plant closing or mass layoff occurring after the Closing Date and CCE’s costs, including reasonable attorney’s fees, in defending any such Claims.

(e) TPC has established the TPC VEBA, the assets and liabilities of which will be retained by TPC as of the Closing Date. TPC is or will be responsible for those post-retirement medical benefits described in Section 3.12(e)(vii) of the CCE Disclosure Letter or described in and/or valued under the CCE FAS 106 Report. In addition to the CCE FAS 106 Report, the Enron Inactive Medical Plan sets forth eligibility requirements relating to post-retirement medical benefits available to eligible current and former employees and retirees of TPC (and their eligible spouses, surviving spouses and dependents). The post-retirement medical benefits that TPC currently provides to eligible retirees (and their eligible spouses, surviving spouses and dependents) are described in the CCE Under Age 65 SPD and the CCE Medicare Eligible SPD. The employer subsidies that TPC currently makes available under cost sharing arrangements with respect to post-retirement medical benefits are described in the CCE FAS 106 Report as well as in a November 9, 2005 letter to then current TPC employees who had satisfied applicable age, service and hire date eligibility requirements. Both the CCE FAS 106 Report and the November 9, 2005 letter describe fixed dollar per year of service employer subsidies for eligible post-1989 retirees (and their eligible spouses, surviving spouses and dependents). The CCE FAS 106 Report describes a 60 percent employer subsidy for eligible pre-1990 retirees (and their eligible spouses, surviving spouses and dependents). True and complete copies of the CCE FAS 106 Report, the Enron Inactive Medical Plan, the CCE Under Age 65 SPD and the CCE Medicare Eligible SPD, as well as the November 9, 2005 letter have been provided to ETP. Effective as of the Closing Date, ETP shall, or shall cause TPC to, establish a plan to provide post-retirement medical benefits to eligible current and former employees and retirees of TPC (and their eligible spouses, surviving spouses and dependents). The eligibility requirements and employer subsidies under such plan shall be as described in the CCE FAS 106 Report and/or the Enron Inactive Medical Plan, and such eligibility requirements and employer subsidies shall be applied to all Affected Employees, including all Transferring Shared Service Employees, with such Transferring Shared Service Employees receiving prior service credit in accordance with the provisions of Section 5.5(c). Any provision of this

Agreement to the contrary notwithstanding, TPC shall, and ETP shall cause TPC to, take all actions with respect to the partition and distribution of assets and liabilities associated with the Enron VEBA as may be required of TPC by, or contemplated with respect to TPC under, any order of the Bankruptcy Court relating to the Enron VEBA Motion or any order of any other court of competent jurisdiction relating to the partition of assets held under the Enron VEBA and/or the distribution of liabilities associated with the Enron VEBA. For the avoidance of doubt, pursuant to the preceding sentence, TPC shall assume liabilities and the TPC VEBA shall receive certain allocated assets with respect to current and former employees and retirees of TPC, former employees and retirees of former affiliates of TPC who provided services to TPC, and their respective eligible spouses, surviving spouses and dependents, all in accordance with the terms of an order relating to the Enron VEBA Motion or any other order of a court of competent jurisdiction relating to the partition and distribution of assets and liabilities under the Enron VEBA, and all such individuals shall be eligible to participate in the post-retirement medical benefits plan established by TPC or ETP under this Section 5.5(e). Except as otherwise indicated in Section 3.12(e)(vii) of the CCE Disclosure Letter or as otherwise required by Applicable Law or the provisions of a final order entered in connection with the Enron VEBA Motion or by another court of competent jurisdiction relating to the partition and distribution of assets and liabilities under the Enron VEBA, nothing in this Agreement shall prohibit TPC or CCE from exercising their respective rights as the sponsor of TPC’s post-retirement medical benefits program to amend, modify or terminate the benefits provided thereunder, whether before or after the Closing Date; provided, however, that between the date hereof and the Closing Date, CCE shall not amend its post-retirement medical benefits program to increase the benefits provided thereunder, reduce retiree contribution or premium rates for coverage thereunder or expand eligibility under such programs.

(f) In the event that, on the Closing Date or during the Continuation Period, (i) the employment of an Affected Employee is terminated by TPC, ETP or an Affiliate of either other than For Cause, (ii) TPC, ETP or an Affiliate of either fails to provide an Affected Employee with at least the same level of Base Compensation as was in effect immediately prior to the Closing Date, or (iii) without the consent of an Affected Employee, TPC, ETP or an Affiliate of either changes the primary work location of such Affected Employee to a location that is more than 50 miles away from the Affected Employee’s primary work location immediately prior to the Closing Date, ETP shall be responsible for and shall pay to such Affected Employee, in a lump sum payment, not later than sixty (60) days following the date of the Affected Employee’s termination of employment, the following severance benefits (the “Severance Benefits”): two (2) weeks of the Affected Employee’s Base Compensation for each full or partial year of service measured from the Affected Employee’s date of hire reflected in Section 5.5(g) of the CCE Disclosure Letter, not to exceed fifty-two (52) weeks of such Base Compensation; provided, however, that in no event shall such Severance Benefits be less than eight (8) weeks of such Base Compensation. The costs incurred directly or indirectly in connection with the termination of employment of any Affected Employee on or after the Closing Date shall be borne exclusively by ETP. ETP’s obligation to provide the Severance Benefits shall be subject to the Affected Employee’s execution of a release of all claims against TPC, ETP and the Affiliates of either, and CCE, PEPL and the Affiliates of either, in a form reasonably satisfactory to ETP and CCE. For purposes of this Section 5.5(f), “Continuation Period” shall mean the one-year period following the Closing Date. For purposes of this Section 5.5,

“For Cause” shall mean (i) the commission by the Affected Employee of a criminal or other act that causes or is reasonably likely to cause substantial economic damage to TPC or substantial injury to the business reputation of TPC, (ii) the commission by the Affected Employee of an act of fraud, theft or financial dishonesty in the performance of the Affected Employee’s duties on behalf of TPC, (iii) the continuing failure or continuing refusal of the Affected Employee to satisfactorily perform the duties of the Affected Employee to TPC, (iv) the material disregard or violation by the Affected Employee of the legal rights of any employees of TPC or of TPC’s written policies regarding harassment or discrimination, or (v) any other conduct materially detrimental to TPC’s business. For purposes of this Section 5.5(f), “Base Compensation” shall mean an Affected Employee’s base hourly wages or base salary, as applicable, at termination of employment; provided, however, that in no event shall an Affected Employee’s Base Compensation for purposes of calculating the Severance Benefits provided for under this Section 5.5(f) be less than such Affected Employee’s base hourly wages or base salary, as applicable, in effect as of the date of this Agreement. For the avoidance of doubt, two weeks of each Affected Employee’s Base Compensation as of the date of this Agreement is reflected in the “BiWkly Salary” columns in Section 5.5(g) of the CCE Disclosure Letter.

(g) Section 5.5(g) of the CCE Disclosure Letter sets forth a list of the TPC Employees as of the date hereof, including each such TPC Employee’s current annual base compensation, annual bonus, job title, work location, hire date, and vacation balance as of the date of this Agreement, as well as two weeks of each such TPC Employee’s Base Compensation as of the date of this Agreement, as reflected in the “BiWkly Salary” columns, for purposes of Section 5.5(f). Also listed in Section 5.5(g) of the CCE Disclosure Letter, as it may be amended as contemplated by this Section 5.5(g), are employees of CCES or PEPL on the date of this Agreement, who provide services to TPC, and who are being made available for transfer to TPC on the date immediately preceding the Closing Date pursuant to the provisions of this Section 5.5(g) (“Shared Service Employees”). With respect to each Shared Service Employee, Section 5.5(g) of the CCE Disclosure Letter sets forth, as of the date hereof, such Shared Service Employee’s current annual base compensation, annual bonus, job title, work location, hire date, and vacation balance as of the date of this Agreement, as well as two weeks of each such Shared Service Employee’s Base Compensation as of the date of this Agreement, as reflected in the “BiWkly Salary” columns, for purposes of Section 5.5(f). In the event that CCE or ETP requests that the list of Shared Service Employees be amended, by adding an employee to the list or deleting an employee from the list within the first thirty (30) days following the execution of this Agreement, the parties agree to negotiate in good faith to determine if such request can be accommodated. Not later than thirty (30) days following the execution of this Agreement, ETP may identify to CCE, in writing, not more than five (5) Shared Service Employees who shall not be transferred to TPC. Each Shared Service Employee not so identified by ETP shall be considered a “Transferring Shared Service Employee” under this Agreement. All of the Transferring Shared Service Employees shall be transferred to TPC, and become employees of TPC, on the date preceding the Closing Date. CCE shall pay, or CCE shall cause CCES or PEPL, as applicable, to pay any severance costs relating to any Shared Service Employees who do not become Transferring Shared Service Employees under the preceding provisions of this Section 5.5(g). In accordance with the provisions of Section 5.5(f), ETP shall pay the Severance Benefits, if any, relating to any Shared Service Employees who become Transferring Shared Service Employees under the preceding provisions of this Section 5.5(g). ETP shall, or shall cause TPC to, pay each Affected Employee a base hourly wage or base salary, as applicable, that is not less than his or her base hourly wage or base salary, as applicable, in effect with TPC, CCES or PEPL, as applicable, immediately prior to the Closing Date. CCE agrees that, within the thirty (30) day period following the execution of this Agreement, neither CCES nor PEPL shall terminate the employment of any Shared Service Employee other than For Cause, without the written consent of ETP. CCE further agrees that, prior to the Closing Date, neither CCES nor PEPL shall terminate the employment of any Transferring Shared Service Employee other than For Cause, without the written consent of ETP.

(h) As soon as administratively feasible after the Closing Date, CCE and PEPL shall transfer to ETP’s flexible benefits plan, an amount, in cash, equal to any health care and dependent care balances standing to the credit of Affected Employees under the CCE and PEPL flexible benefit plans (the “CCE Flex Plans”) as of the day immediately preceding the Closing Date, and ETP shall, or shall cause TPC to, reimburse Affected Employees for all eligible health and dependent care expenses that would otherwise be payable under the terms of the CCE Flex Plans on or after the Closing Date. As soon as administratively feasible after the Closing Date, CCE shall provide to ETP a list of those Affected Employees who have participated in the health or dependent care reimbursement accounts under the CCE Flex Plans, together with their elections made prior to the Closing Date with respect to such accounts, and balances standing to their credit as of the day immediately prior to the Closing Date.

(i) Affected Employees will be eligible to participate in the Energy Transfer Partners Profit Sharing and 401(k) Plan (the “ETP 401(k) Plan”) following the Closing Date. ETP shall take reasonable measures designed to facilitate the ETP 401(k) Plan’s acceptance from any Affected Employee of a rollover or direct rollover of all of his or her account balances under the CrossCountry Energy Savings Plan 001, the CrossCountry Energy Savings Plan 002 and/or the Southern Union Savings Plan (each a “CCE Defined Contribution Plan”), including his or her loan balances and related loan documentation under the CCE Defined Contribution Plan(s); provided that an Affected Employee shall only be permitted to roll over his or her loan balances and related loan documentation if the Affected Employee makes a rollover or direct rollover of all of his or her account balances under the CCE Defined Contribution Plan or Plans which include the Affected Employee’s outstanding loan balances. The trustee or recordkeeper of CCE’s Defined Contribution Plans shall transfer to the trustee or recordkeeper of the ETP 401(k) Plan any loan documentation for loans to be rolled over or transferred to the ETP 401(k) Plan pursuant to the provisions of this Section 5.5(i). The provisions of this Section 5.5(i) shall not be construed to require that any Affected Employee roll over or otherwise transfer his or her account balances under a CCE Defined Contribution Plan to the ETP 401(k) Plan. CCE shall, or shall cause PEPL to, fully vest the account balances of all Affected Employees under the CCE Defined Contribution Plans.

(j) Notwithstanding any provisions of the Southern Union Company Annual Incentive Plan (the “Annual Incentive Plan”) to the contrary, no payment for the 2006 Plan Year (as defined in the Annual Incentive Plan) shall be made to any Affected Employee, and including any accelerated payment pursuant to Section VI of the Annual Incentive Plan), except as provided in this Section 5.5(j). On or before March 15, 2007, ETP shall, or shall cause TPC to, pay to the Affected Employees the amount determined by multiplying, the sum of the total of the amounts reflected in the “Amount at Midpt” column for the TPC Employees as set forth in Section 5.5(g) of the CCE Disclosure Letter plus the total of the amounts reflected in the “Amount at Midpt” column for the Shared Service Employees who become Affected Employees as set forth in Section 5.5(g) of the CCE Disclosure Letter (as it may be amended pursuant to Section 5.5(g)), by a fraction, the numerator of which is the number of completed calendar months in 2006 occurring on or before the Closing Date, and the denominator of which is twelve (12). Each such Affected Employee who is employed by ETP, TPC or an affiliate of either on the date that the amount determined under the preceding sentence is paid shall receive a percentage, that is not less than nor greater than the percentage reflected in the individual Affected Employee’s “Target Bonus Range,” of such Affected Employee’s “Annual Salary” as reflected in Section 5.5(g) of the CCE Disclosure Letter (as it may be amended pursuant to Section 5.5(g)), multiplied by a fraction, the numerator of which is the number of completed calendar months in 2006 occurring on or before the Closing Date, and the denominator of which is twelve (12). Notwithstanding the foregoing provisions of this Section 5.5(j), no payments for the 2006 Plan Year under the Annual Incentive Plan shall be made to the extent that they are not accrued for the Annual Incentive Plan on the Closing Balance Sheet.

(k) Until the Closing Date, CCE shall provide ETP an opportunity to participate with TPC as a participating employer in discussions regarding the Enron VEBA Motion, including the allocation of assets and liabilities to TPC thereunder, and in settlement negotiations, if any, relating to any proceeding in another court of competent jurisdiction relating to the partition and distribution of assets and liabilities under the Enron VEBA.

Section 5.6 Tax Covenants.

(a) Tax Return Filings, Refunds, and Credits.

(i) CCE shall timely prepare and file (or cause such preparation and filing) with the appropriate Tax authorities all Tax Returns (including any Consolidated Income Tax Returns) due on or before the 30th day following the Closing Date required to be filed by or on behalf of TPC (and make all elections with respect to such Tax Returns) for Tax periods that end on or before the Closing Date, and CCE may timely prepare and file (or cause such preparation and filing) with the appropriate Tax authorities all other Tax Returns (including any Consolidated Income Tax Returns) required to be filed by or on behalf of TPC (and make all elections with respect to such Tax Returns) for Tax periods that end on or before the Closing Date (all such returns required to be prepared and filed or actually prepared and filed by CCE, the “CCE Returns”).

(ii) ETP shall timely prepare and file (or cause such preparation and filing) with the appropriate Tax authorities all Tax Returns (the “Straddle Period Returns”) required to be filed by or on behalf of TPC (and make all elections with respect to such Tax Returns) for all Tax periods ending after the Closing Date that include the Closing Date (the “Straddle Period”), and ETP shall timely prepare and file (or cause such preparation and filing) with the appropriate Tax authorities all Tax Returns required to be filed by or on behalf of TPC (and make all elections with respect to such Tax Returns) for Tax periods that end on or before the Closing Date, other than CCE

Returns (all such returns required to be prepared and filed by ETP, the “ETP Returns”). All ETP Returns shall be prepared in accordance with past practice to the extent consistent with applicable law and the operations of TPC. ETP shall provide CCE with copies of any ETP Returns at least forty-five (45) days prior to the due date thereof (giving effect to any extensions thereto), accompanied by a statement (the “Straddle Statement”) setting forth and calculating in reasonable detail the Pre-Closing Taxes as defined below. If CCE agrees with the ETP Return and Straddle Statement, the amount of Pre-Closing Taxes shall be as shown thereon. If, within fifteen (15) days of the receipt of the ETP Return and Straddle Statement, CCE notifies ETP that it disputes the manner of preparation of the ETP Return or the amount calculated in the Straddle Statement, and provides ETP its proposed form of ETP Return, a statement setting forth and calculating in reasonable detail the Pre-Closing Taxes, and a written or oral explanation of the reasons for its adjustment, then ETP and CCE shall attempt to resolve their disagreement within the five (5) days following CCE’s notification or ETP of such disagreement. If ETP and CCE are unable to resolve their disagreement, the dispute shall be submitted to a mutually agreed upon nationally recognized independent accounting firm, whose expense shall be borne equally by ETP and CCE, for resolution within twenty (20) days of such submission. The decision of such accounting firm with respect to such dispute shall be binding upon ETP and CCE.

(iii) From and after the Closing Date, ETP and its Affiliates (including TPC) will not file any amended Tax Return, carryback claim or other adjustment request by or on behalf of TPC for any Tax period that includes or ends on or before the Closing Date unless CCE consents in writing.

(iv) For purposes of this Agreement, in the case of any Taxes of TPC that are payable with respect to any Straddle Period, the portion of any such Taxes that constitutes “Pre-Closing Taxes” shall be the excess of (A) (i) in the case of Taxes that are either (x) based upon or related to income or receipts or (y) imposed in connection with any sale, transfer or assignment or any deemed sale, transfer or assignment of property (real or personal, tangible or intangible) be deemed equal to the amount that would be payable if the Tax period ended at the close of business on the Closing Date and (ii) in the case of Taxes (other than those described in clause (i)) imposed on a periodic basis with respect to the business or assets of TPC, be deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding Tax period) multiplied by a fraction the numerator of which is the number of calendar days in the portion of the Straddle Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period over (B) any prepayment or advances of Taxes or any payments of estimated Taxes with respect to the Straddle Period. For purposes of clause (i) of the preceding sentence, any exemption, deduction, credit or other item that is calculated on an annual basis shall be allocated to the portion of the Straddle Period ending on the Closing Date on a pro rata basis determined by multiplying the total amount of such item allocated to the Straddle Period by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 5.6(a)(iv) shall be computed by reference to the level of such items at the close of business on the Closing Date. The parties hereto will, to the extent permitted by Applicable Law, elect with the relevant Tax authority to treat a portion of any Straddle Period as a short taxable period ending as of the close of business on the Closing Date. For purposes of this Agreement, “Post-Closing Taxes” shall include any Taxes of TPC that are payable with respect to a Straddle Period, except for the portion of any such Taxes that constitutes Pre-Closing Taxes. For purposes of this Agreement, the Texas corporate franchise tax determined based on the income or capital of any entity for the year during which the Closing Date occurs shall be considered to be a Tax due with respect to the Straddle Period.

(v) CCE and ETP shall reasonably cooperate in preparing and filing all Tax Returns required to be filed by or on behalf of TPC, including maintaining and making available to each other all records reasonably necessary in connection with Taxes of TPC and in resolving all disputes and audits with respect to all Tax periods relating to Taxes of TPC.

(vi) For a period of six (6) years after the Closing Date, CCE and its representatives shall have reasonable access to the books and records (including the right to make extracts thereof) of TPC to the extent that such books and records relate to Taxes and to the extent that such access may reasonably be required by CCE in connection with matters relating to or affected by the operation of TPC prior to the Closing Date. Such access shall be afforded by ETP upon receipt of reasonable advance notice and during normal business hours. If ETP shall desire to dispose of any of such books and records prior to the expiration of such six-year period, ETP shall, prior to such disposition, give CCE a reasonable opportunity, at CCE’s expense, to segregate and remove such books and records as CCE may select.

(vii) If a Tax Indemnified Party receives a refund or credit or other reimbursement with respect to Taxes for which it was indemnified under this Agreement, the Tax Indemnified Party shall pay over such refund or credit or other reimbursement to the Tax Indemnifying Party.

(viii) ETP shall not, and shall cause TPC to not, make, amend or revoke any Tax election if such action would adversely affect any of CCE or its Affiliates with respect to any Tax period ending on or before the Closing Date or for the Pre-Closing Period or any Tax refund with respect thereto unless ETP and its Affiliates indemnify and make CCE and its Affiliates whole for any detriment or cost incurred (or to be incurred) by them as a result of such action.

(ix) For purposes of this Agreement a “Consolidated Income Tax Return” is any income Tax Return filed with respect to any consolidated, combined, affiliated or unified group provided for under Section 1501 of the Code and the Treasury regulations under Section 1502 of the Code, or any comparable provisions of state or local law, other than any income Tax Return that includes only TPC.

(b) Indemnity for Taxes.

(i) CCE hereby agrees to indemnify ETP and its affiliates against and hold them harmless from and against all liability for (A) all Taxes that are attributable to CCE or any member of an affiliated, consolidated, combined or unitary Tax group of which TPC (or any direct or indirect predecessor(s) of TPC) was a member at any time on or prior to the Closing Date and not after the Closing Date that is imposed under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax law), except to the extent reflected on the TPC Six Month Interim Financial Statements, (B) any Taxes of TPC incurred as a transferee or a successor relating to any full or partial Tax period ending on or before the Closing Date, except to the extent reflected on the TPC Six Month Interim Financial Statements, (C) CCE’s portion of Transfer Taxes pursuant to Section 5.6(f), and (D) any Damages arising out of, resulting from, or incurred in connection with any breach or inaccuracy of any representation or warranty set forth in Section 3.16; provided, however, that the determination of whether such a breach or inaccuracy of Section 3.16(c), (d), or (e) occurred will be made without the Material Adverse Effect qualifications contained therein.

(ii) ETP hereby agrees to indemnify CCE and its Affiliates against and hold them harmless from all liability for (A) all Taxes of TPC with respect to all Tax periods beginning after the Closing Date, (B) Post-Closing Taxes with respect to any Straddle Period, (C) ETP’s portion of Transfer Taxes pursuant to Section 5.6(f), (D) all Taxes imposed on TPC with respect to Tax periods ending on or before the Closing Date, and (E) Pre-Closing Taxes with respect to any Straddle Period.

(iii) The obligation of CCE to indemnify and hold harmless ETP, on the one hand, and the obligations of ETP to indemnify and hold harmless CCE, on the other hand, pursuant to this Section 5.6, shall terminate upon the expiration of the applicable statutes of limitations with respect to the Tax Liabilities in question (giving effect to any waiver, mitigation or extension thereof) or if a Claim is brought with respect thereto, until such time as such Claim is resolved.

(c) Certain Payments. ETP and CCE agree to treat (and cause their Affiliates to treat) any payment by CCE under Section 5.6(b) as an adjustment to the property distributed by CCE to ETP in redemption of the 50% CCE Interest for all Tax purposes.

(d) Contests.

(i) After the Closing Date, CCE and ETP each shall notify the other party in writing within ten (10) days of the commencement of any Tax audit or administrative or judicial proceeding affecting the Taxes of TPC that, if determined adversely to the taxpayer (the “Tax Indemnified Party”) or after the lapse of time would be grounds for indemnification under this Section 5.6 by the other party (the “Tax Indemnifying Party” and a “Tax Claim”). Such notice shall contain factual information describing any asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax authority in respect of any such asserted Tax liability. Failure to give such notification shall not affect the indemnification provided in this Section 5.6 except to the extent the Tax Indemnifying Party shall have been prejudiced as a result of such failure (except that the Tax Indemnifying Party shall not be liable for any expenses incurred during the period in which the Tax Indemnified Party failed to give such notice). Thereafter, the Tax Indemnified Party shall deliver to the Tax Indemnifying Party, as promptly as possible but in no event later than ten (10) days after the Tax Indemnified Party’s receipt thereof, copies of all relevant notices and documents (including court papers) received by the Tax Indemnified Party.

(ii) In the case of an audit or administrative or judicial proceeding involving any asserted liability for Taxes relating to any Taxable years or periods ending on or before the Closing Date, CCE shall have the right, at its expense, to control the conduct of such audit or proceeding; provided, however, that if CCE does not timely take control of such audit or proceeding, ETP may, at its expense, control the conduct of the audit or proceeding. In the case of an audit or administrative or judicial proceeding involving any asserted liability for Taxes relating to any Straddle Period, ETP shall have the right, at its expense, to control the conduct of such audit or proceeding; provided, however, that (A) ETP shall keep CCE reasonably informed with respect to the status of such audit or proceeding and provide CCE with copies of all written correspondence with respect to such audit or proceeding in a timely manner and (B) if such audit or proceeding would be reasonably expected to result in a material increase in Tax liability of TPC for which CCE would be liable under this Section 5.6, CCE may participate in the conduct of such audit or proceeding at its own expense.

(iii) In the case of an audit or administrative or judicial proceeding involving any asserted liability for Taxes relating to any Taxable years or periods beginning after the Closing Date, ETP shall have the right, at its expense, to control the conduct of such audit or proceeding.

(iv) ETP and CCE shall reasonably cooperate in connection with any Tax Claim, and such cooperation shall include the provision to the Tax Indemnifying Party of records and information that are reasonably relevant to such Tax Claim and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(e) Transfer and Similar Taxes. Notwithstanding any other provisions of this Agreement to the contrary, all sales, use, transfer, gains, stamp, duties, recording and similar Taxes, but not including any Federal or state income taxes (collectively, “Transfer Taxes”) incurred in connection with the transactions contemplated by this Agreement shall be borne equally by ETP and CCE, and CCE shall accurately file all necessary Tax Returns and other documentation with respect to Transfer Taxes and timely pay all such Transfer Taxes. If required by Applicable Law, ETP will join in the execution of any such Return. CCE shall provide copies of any Tax Returns with respect to Transfer Taxes to ETP no later than five (5) days after the due dates of such Tax Returns.

(f) Termination of Tax Sharing Agreements. On or prior to the Closing Date, CCE shall cause all Tax sharing agreements between CCE or any of its Affiliates (as determined immediately after the Closing Date) on the one hand, and TPC on the other hand, to be terminated, and all obligations thereunder shall be settled, and no additional payments shall be made under any provisions thereof after the Closing Date.

Section 5.7 Control of Administrative and Regulatory Proceedings. CCE and ETP agree and acknowledge that, up to the Closing Date, CCE shall be entitled to control, defend and otherwise conduct any administrative or regulatory proceeding involving TPC. CCE will use commercially reasonable efforts to, and will cause TPC to, conduct any administrative or regulatory proceeding in a manner that is intended to maximize the value of TPC on and after the Closing Date. The Parties agree and acknowledge that, prior to the Closing Date, ETP shall be entitled to participate at its expense in any administrative or regulatory proceeding, meeting, or settlement conference, in administrative or regulatory proceedings involving or affecting TPC. The Parties agree and acknowledge that, after the Closing Date, ETP will assume control of any administrative or regulatory proceeding involving or affecting TPC subject to the terms of the TPC Transition Services Agreement.

Section 5.8 Maintenance of Insurance Policies.

(a) CCE and ETP agree that to the extent the Insurance Policies provide coverage, CCE will process the Casualty Insurance Claims relating to the business of TPC (including reported claims and including incurred but not reported claims) and that such Casualty Insurance Claims shall remain with TPC following the Closing. For purposes hereof, “Casualty Insurance Claims” shall mean workers’ compensation, auto liability, general liability and products liability claims and claims for damages caused to the facilities of TPC generally insured under all risk, real property, boiler and mechanical breakdown insurance coverage all with dates of occurrence prior to the date of Closing. The Casualty Insurance Claims are subject to the provisions of the Insurance Policies with insurance carriers and contractual arrangements with insurance adjusters maintained by CCE or its Affiliates prior to the Closing. With respect to the Casualty Insurance Claims where coverage is available under the Insurance Policies, the following procedures shall apply: (i) CCE or its Affiliates shall continue to administer, adjust, settle and pay, on behalf of TPC, all Casualty Insurance Claims; provided, however, that CCE will obtain the consent of ETP prior to adjusting, settling or paying any Casualty Insurance Claim of an amount greater than $100,000 and provided further, that CCE shall permit ETP to join CCE in any settlement negotiations with claimants, insurers, or insurance adjusters and (ii) CCE shall invoice TPC at the end of each month for Casualty Insurance Claims paid on behalf of TPC. ETP shall cause TPC to pay the invoice within thirty (30) days of its date. In the event that TPC does not pay CCE within thirty (30) days of such invoice, interest at the rate of ten percent (10%) per annum shall accrue on the amount of such invoice. Casualty Insurance Claims to be paid by CCE hereunder shall include all costs necessary to settle claims including compensatory, medical, legal and other allocated expenses, net of insurance proceeds. In the event that any Casualty Insurance Claims exceeds a deductible or self-insured retention under the Insurance Policies, CCE shall be entitled to the benefit of any insurance proceeds that may be available to discharge any portion of such Casualty Insurance Claim.

(b) After the Closing, ETP shall be responsible for, and neither CCE nor any of its Affiliates shall have any responsibility for, the payment of any deductible amounts or underlying limits attributable to the Insurance Policies for Casualty Insurance Claims relating to TPC. ETP acknowledges that certain of the Insurance Policies may require CCE or any of its

Affiliates to provide an indemnity to the insurance carrier for deductible amounts and to provide collateral to secure such indemnity obligations. ETP hereby agrees to indemnify and hold harmless CCE or any of its Affiliates (as applicable) for any and all of the costs of maintaining such collateral and for any charges made against such collateral or indemnification payments in connection with claims arising or alleged to arise from the operations of TPC required to be paid by CCE of any of its Affiliates (as applicable) under or with respect to such Insurance Policies from and after the Closing Date.

(c) Other than as set forth in Section 3.21 hereof, CCE makes no representation or warranty with respect to the applicability, validity or adequacy of any Insurance Policies, and CCE shall not be responsible to ETP or any of its Affiliates for the failure of any insurer to pay under any such Insurance Policy.

(d) Nothing in this Agreement is intended to provide or shall be construed as providing a benefit or release to any insurer or claims service organization of any obligation under any Insurance Policies. CCE and ETP confirm that the sole intention of this Section 5.8 is to divide and allocate the benefits and obligations under the Insurance Policies between them as of the Closing Date and not to affect, enhance or diminish the rights and obligations of any insurer or claims service organization thereunder. Nothing herein shall be construed as creating or permitting any insurer or claims service organization the right of subrogation against CCE or ETP or any of their Affiliates in respect of payments made by one to the other under any Insurance Policy.

(e) If ETP requests a copy of an Insurance Policy relating to a pending or threatened Casualty Insurance Claim, CCE shall provide a copy of all relevant insurance policies which insure such Casualty Insurance Claims within five (5) Business Days, provided, however, that if CCE cannot provide such policy within five (5) Business Days after exercising commercially reasonable efforts to locate such policy, CCE shall continue to exercise its commercially reasonable efforts to provide such policy to ETP as soon as possible thereafter.

(f) Except to the extent specified in this Section 5.8, TPC shall not participate in any insurance policy or program of CCE or any of its Affiliates following the Closing.

Section 5.9 Preservation of Records. ETP agrees that it shall, at its own expense, preserve and keep the records held by it relating to the business of TPC that could reasonably be required after the Closing by CCE for as long as may be required for such categories of records by the time periods required by Applicable Law and in accordance with CCE’s document retention practices. In addition, ETP shall make such records available to CCE as may reasonably be required by CCE in connection with, among other things, any insurance claim, legal proceeding or governmental investigation relating to the respective businesses of CCE and its Affiliates, including TPC.

Section 5.10 Public Statements. Neither party shall, nor shall permit its Affiliates to, issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party hereto, unless such disclosure is required by Applicable Law, or by obligations pursuant to any agreement with any national securities exchange; provided, however, that the party intending to make such release shall give the other parties prior notice and shall use its commercially reasonable efforts consistent with such Applicable Law or obligation to consult with the other parties with respect to the text thereof.

Section 5.11 Assignment of Trademarks.

(a) Effective upon the Closing Date, CCE shall assign or cause to be assigned to TPC, the trademarks, service marks, and trade names listed on Section 5.11 of the CCE Disclosure Letter, together with all slogans, logotypes, designs and trade dress associated therewith, including all applications and registrations therefor, which are, in each case, in existence on the Closing Date and currently being used in the conduct of the business of TPC (collectively, the “TPC Marks”).

(b) CCE shall use commercially reasonable efforts to assist ETP in protecting and maintaining the rights of TPC in connection with use of the TPC Marks by TPC, including preparation and execution of documents necessary or appropriate in the ordinary course to register TPC Marks and/or record this Agreement. As between the parties, ETP shall have the sole right to, and in its sole discretion may, commence, prosecute or defend, and control any action concerning the TPC Marks.

Section 5.12 Commercially Reasonable Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto will use, and will cause their respective Affiliates to use, all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

Section 5.13 Financial Statements; Financial Records of CCE.

(a) If Closing does not occur on or prior to September 30, 2006, then CCE shall (i) no later than November 15, 2006, prepare and deliver to ETP the CCE Nine Month Interim Financial Statements, (ii) no later than November 15, 2006, cause TPC to prepare and deliver to ETP the TPC Nine Month Interim Financial Statements and (iii) no later than December 1, 2006, cause Citrus to prepare and deliver to ETP the Citrus Nine Month Interim Financial Statements, and CCE shall cause the financial statements referred to in clauses (i), (ii) and (iii) of this sentence to present fairly in all material respects, in accordance with GAAP consistently applied, the financial condition and results of operation of CCE, Citrus and TPC, respectively, as of and for the periods set forth therein, subject, in the case of the CCE Nine Month Interim Financial Statements, the Citrus Nine Month Interim Financial Statements and the TPC Nine Month Interim Financial Statements, to normal recurring year-end adjustments that are not material, either individually or in the aggregate, and the absence of full footnote disclosure. If Closing does not occur on or prior to December 31, 2006, then CCE (w) no later than March 1, 2007, shall prepare and deliver to ETP the CCE 2006 Financial Statements and the Citrus 2006 Financial Statements, and (x) no later than March 1, 2007, cause TPC to prepare and deliver to ETP the TPC 2006 Financial Statements. CCE shall cause the financial statements referred to in clauses (w) and (x) of the preceding sentence to present fairly in all material respects, in accordance with GAAP consistently applied, the financial condition and results of operation of CCE, Citrus and TPC, respectively, as of and for the periods set forth therein. No later than (y) November 1, 2006, CCE shall prepare and deliver to ETP the CCE Stub Period Income Statements and (z) November 1, 2006, cause TPC and Citrus to prepare and deliver to ETP the TPC Stub Period Financial Statements and the Citrus Stub Period Financial Statements, respectively. CCE shall cause the financial statements for three month periods referred to in clauses (y) and (z) of the preceding sentence to fairly present in all material respects, in accordance with GAAP consistently applied, subject to normal recurring year-end adjustments that are not material, either individually or in the aggregate, and the absence of full footnote disclosure, and shall cause the financial statements for one month periods referred to in clauses (y) and (z) of the preceding sentence to be prepared in a manner not inconsistent with the financial statements for the quarterly period from which such one month financial statements were taken.

(b) CCE shall use commercially reasonable efforts, at ETP’s expense, to (i) cause the CCE Financial Statements, the Citrus Financial Statements and the TPC Financial Statements to be modified so that the CCE Financial Statements, the Citrus Financial Statements and the TPC Financial Statements comply in all material respects with the requirements of Regulation S-X, as adopted by the SEC, and (ii) deliver such modified financial statements to ETP (A) no later than November 1, 2006 in the case of the CCE Annual Financial Statements, the Citrus Annual Financial Statements, the TPC Annual Financial Statements, the CCE Six Month Interim Financial Statements, the Citrus Six Month Interim Financial Statements and the TPC Six Month Interim Financial Statements, (B) no later than December 15, 2006 in the case of the CCE Nine Month Interim Financial Statements, the Citrus Nine Month Interim Financial Statements and the TPC Nine Month Interim Financial Statements, (C) no later than March 1, 2007 in the case of the CCE 2006 Financial Statements and the Citrus 2006 Financial Statements and (D) no later than March 15, 2007 in the case of the TPC 2006 Financial Statements; provided, however, that notwithstanding the foregoing, such modified financial statements shall only be required to be delivered by CCE to ETP to the extent that the corresponding non-modified financial statements contemplated by Section 5.13(a) are required to be delivered by CCE to ETP.

(c) CCE consents to the inclusion or incorporation by reference of the CCE S-X Financial Statements, the Citrus S-X Financial Statements and the TPC S-X Financial Statements in any registration statement, report or other document of ETP or any of its Affiliates to be filed with the SEC in which ETP or such Affiliates reasonably determines that the CCE S-X Financial Statements, the Citrus S-X Financial Statements and/or the TPC S-X Financial Statements are required to be included or incorporated by reference to satisfy any rule or regulation of the SEC or to satisfy relevant disclosure obligations under the Securities Act or the Exchange Act. CCE shall use commercially reasonable efforts to cause PricewaterhouseCoopers LLP to consent to the inclusion or incorporation by reference of its audit opinion with respect to the CCE 2006 Financial Statements, the CCE Annual Financial Statements, the TPC 2006 Financial Statements, the TPC Annual Financial Statements, the Citrus 2006 Financial Statements and the Citrus Annual Financial Statements in any such registration statement, report or other document. CCE shall execute and deliver to PricewaterhouseCoopers LLP such representation letters, in form and substance customary for representation letters provided to external audit firms by management of the company whose financial statements are the subject of an audit or are subject of a review pursuant to Statement of Accounting Standards 100

(Interim Financial Information) (or any successor statement related to the topic of accountants’ comfort letters), as may be reasonably requested by PricewaterhouseCoopers LLP, with respect to the CCE S-X Financial Statements, the Citrus S-X Financial Statements and the TPC S-X Financial Statements. CCE shall use commercially reasonable efforts to cause PricewaterhouseCoopers to deliver a comfort letter in form and substance customary with respect to offerings of securities registered under the Securities Act with respect to the CCE S-X Financial Statements, the Citrus S-X Financial Statements, the TPC S-X Financial Statements and financial information related to CCE, Citrus and/or TPC that is included in a prospectus or offering memorandum related to an offering of securities of the type for which comfort letters are customarily provided to the underwriters or initial purchasers in connection therewith. Any costs related to any of the foregoing described in Sections 5.13(b) and (c), including the preparation of such S-X financial statements, SAS 100 reviews, obtaining any consent of, or comfort letters from, PricewaterhouseCoopers LLP, shall be borne by ETP.

(d) CCE shall, and shall cause its Subsidiaries to, afford to ETP and any of its Affiliates, and their respective accountants, counsel and representatives full reasonable access during normal business hours for three years following the Closing Date to all financial and accounting records, and contracts and other documentation reasonably related thereto, of CCE and its Subsidiaries, including Citrus, to the extent (i) such records and other information are not part of the books and records of TPC delivered to ETP pursuant to Section 5.2(a) hereof and (ii) such records and other information is reasonably necessary for ETP and any of its Affiliates in connection with (A) the preparation of pro forma financial statements related to the transactions contemplated by this Agreement, (B) the preparation of any report or other filing required for compliance with federal or state securities laws, including prospectuses or offering memoranda relating to securities offerings, by ETP or any of its Affiliates, (C) a subsequent audit of the financial statements of CCE or TPC in connection with a change in external audit firms, (D) a subsequent restatement of the financial statements of the financial statements of CCE, Citrus or TPC or (E) any inquiry, investigation or legal proceeding by any Governmental Authority related to the financial statements of CCE, Citrus or TPC.

Section 5.14 Covenants Regarding the 50% CCE Interest.

(a) From and after the date of this Agreement until the closing of the transactions contemplated by the CCE Acquisition Agreement, ETP shall undertake its commercially reasonable efforts to consummate the transactions contemplated by the CCE Acquisition Agreement.

(b) From and after the closing of the transactions contemplated by the CCE Acquisition Agreement until Closing, ETP shall not cause or permit the 50% CCE Interest to be subject to any Encumbrances.

Section 5.15 No-Hire/Non-Solicitation. For a period of twelve (12) months following the Closing Date, neither ETP, TPC nor any of their Affiliates shall, directly or indirectly, hire or solicit (with the exception of any general solicitation of employment through any general advertising medium in the ordinary course of business for employment as an employee or consultant), any employee of CCE or any of its Affiliates, unless such employee’s employment is or has been terminated by CCE and its Affiliates.

Section 5.16 CCE Executive Committee. On or immediately prior to the Closing Date, ETP shall cause any members of the executive committee of CCE designated by ETP to have (a) agreed to the appointment of successor members to such executive committee as designated by CCE to take office upon the Closing and (b) submitted their resignations as members of such executive committee effective upon the Closing.

Section 5.17 Directors’ and Officers’ Indemnification. For a period of not less than six (6) years after the Closing Date, ETP shall cause the certificate of formation and limited liability company or other organizational documents of TPC to continue to include the same provisions concerning the exculpation, indemnification, advancement of expenses to and holding harmless of, all past and present employees, officers, agents, managers and directors of TPC for acts or omissions occurring at or prior to the Closing as are contained in such documents as of the date of execution of this Agreement, and ETP shall cause TPC to honor all such provisions, including making any indemnification payments and expense advancements thereunder. In the event that any indemnifiable claim is asserted or made within such six (6) year period, all rights to indemnification and advancement of expenses in respect of such claim shall continue to the extent currently permitted under TPC’s certificate of formation and limited liability company agreement or other organizational documents until such claim is disposed of or all orders in connection with such claim are fully satisfied. CCE agrees to submit any such claims for indemnification for acts or omissions that occurred at or prior to the Closing by any such person to any of its applicable directors’ and officers’ insurance policy covering the matters that give rise to any such claim and CCE shall use reasonable efforts to obtain such pre-closing insurance coverage on behalf of TPC, if available. CCE makes no representation or warranty with respect to the applicability, validity or adequacy of any directors’ and officers’ insurance policy covering the matters specified in this Section 5.17 and CCE shall not be responsible to ETP or any of its Affiliates for the failure of any insurer to pay under any such directors’ and officers’ insurance policy.

Section 5.18 TPC Notes. If any of TPC’s $270,000,000 5.39% Senior Unsecured Notes due November 17, 2014 or $250,000,000 5.54% Senior Unsecured Notes due November 17, 2016 are required to be prepaid in accordance with the terms of the TPC Note Purchase Agreement due to a Change of Control (as defined therein) of TPC (as a result of either the transactions contemplated by this Agreement or the CCE Acquisition Agreement), ETP shall use its commercially reasonable best efforts to facilitate TPC’s refinancing of such notes (with the cooperation of CCE) and ETP shall bear all costs and expenses (including legal fees) associated with (i) any consent solicitation for amendments to, or waivers under, the TPC Note Purchase Agreement and (ii) any credit facility, bond offering or other financing transaction that is effected to raise funds for the repayment of such notes.

ARTICLE VI

CONDITIONS

Section 6.1 Mutual Conditions to the Closing. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver of each of the following conditions at or prior to the Closing Date:

(a) All waiting periods applicable to the transactions contemplated by this Agreement under any applicable law shall have expired or been terminated, and all filings required by law to be made prior to Closing by CCE or ETP with, and all consents, approvals and authorizations required by law to be obtained prior to Closing by CCE or by ETP from, any Governmental Authority under any law in order to consummate the transactions contemplated by this Agreement shall have been made or obtained (as the case may be), except where the failure to make such filings, or to obtain any such authorizations, individually or in the aggregate, would not have a Material Adverse Effect; provided, however, if any consent, approval or authorization from any Governmental Authority the absence of which would not have a Material Adverse Effect is not obtained prior to or at the Closing and, as a result, the transfer of one or more assets, rights or interests is prevented at the Closing, from and after the Closing, CCE and ETP shall continue to use their commercially reasonable efforts to obtain such requisite consent, approval or authorization;

(b) No court of competent jurisdiction or other competent Governmental Authority shall have issued a statute, rule, regulation, order, decree or injunction or taken any other action that has the effect of restraining or enjoining the consummation of the transactions contemplated hereby or imposing a Burdensome Condition; and

(c) The FCC shall have granted its consent to the transfer of control contemplated by this Agreement.

Section 6.2 ETP’s Conditions to the Closing. The obligations of ETP to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver of each of the following conditions at or prior to the Closing Date:

(a) The representations and warranties of CCE contained in this Agreement (A) if subject to any limitations as to “materiality” or “Material Adverse Effect” shall be true and correct at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (B) if not subject to any limitations as to “materiality” or “Material Adverse Effect,” shall be true and correct at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b) CCE and its Affiliates shall have made all deliveries required under Section 2.5;

(c) CCE shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the Closing Date, and ETP shall have received a certificate to such effect executed by an officer of CCE;

(d) ETP shall have received a properly executed statement of CCE dated as of the Closing Date and conforming to the requirements of Treasury Regulation Section 1.1445-2(b)(2);

(e) TPC shall have been fully and unconditionally released as a guarantor of any obligations of CCE or any of its Affiliates (other than TPC);

(f) ETP shall have acquired the 50% CCE Interest pursuant to the CCE Acquisition Agreement;

(g) CCE shall have made the cash distributions as specified in Section 5.1(c);

(h) CCE and PEPL shall have executed and delivered to ETP the TPC Transition Services Agreement; and

(i) all of the Existing TW Holdings Debt, including all unpaid interest and premiums, if any, shall have been repaid.

Section 6.3 CCE’s Conditions to the Closing. The obligations of CCE to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver of each of the following conditions at or prior to the Closing Date:

(a) The representations and warranties of ETP contained in this Agreement (A) if subject to any limitations as to “materiality” or “Material Adverse Effect,” shall be true and correct at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (B) if not subject to any limitations as to “materiality” or “Material Adverse Effect,” shall be true and correct at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of ETP to consummate the transactions contemplated by this Agreement;

(b) ETP shall have made all deliveries required under Section 2.6;

(c) ETP shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the Closing Date, and CCE shall have received a certificate to such effect executed by an officer of ETP;

(d) CCE shall have received a properly executed statement of ETP dated as of the Closing Date and conforming to the requirements of Treasury Regulation Section 1.1445-2(b)(2);

(e) CCE shall have obtained all approvals, consents and releases that are listed in Section 6.3(e) of the CCE Disclosure Letter;

(f) ETP shall have acquired the 50% CCE Interest pursuant to the CCE Acquisition Agreement; and

(g) CCE shall have made the cash distributions as specified in Section 5.1(c);

ARTICLE VII

TERMINATION AND ABANDONMENT

Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by:

(a) mutual written consent of the parties;

(b) by either ETP or CCE, upon written notice to the other parties, if the Closing shall not have occurred on or before February 1, 2007 (the “Initial Termination Date”); provided, however, that if on the Initial Termination Date the conditions to closing set forth in Section 6.1(a) and Section 6.1(b) shall not have been fulfilled but are reasonably capable of being fulfilled no later than March 1, 2007, then, if a written notice requesting an extension of the termination date has been delivered by either ETP to CCE, or by CCE to ETP, at any time during the ten business day period ending on the Initial Termination Date, the termination date shall be extended to March 1, 2007;

(c) by either ETP or CCE upon written notice to the other party, if any of the mutual conditions to the Closing set forth in Section 6.1 shall have become incapable of fulfillment by February 1, 2007 or March 1, 2007, as the case may be, and shall not have been waived in writing by the other party;

(d) by ETP, so long as ETP is not then in breach of its obligations under this Agreement, upon a breach of any covenant or agreement on the part of CCE set forth in this Agreement, or if any representation or warranty of CCE shall have been or become untrue, in each case such that the conditions set forth in Section 6.2 would not be satisfied; provided, however, that ETP may not terminate this Agreement if such breach or untruth is capable of being cured by CCE by not later than February 1, 2007 or March 1, 2007, as the case may be, through the exercise of its commercially reasonable efforts, so long as CCE continues to exercise such commercially reasonable efforts (until February 1, 2007 or March 1, 2007, as the case may be);

(e) by CCE, so long as CCE is not then in breach of its obligations under this Agreement, upon a breach of any covenant or agreement on the part of ETP set forth in this Agreement, or if any representation or warranty of ETP shall have been or become untrue, in each case such that the conditions set forth in Section 6.3 would not be satisfied; provided, however, that CCE may not terminate this Agreement if such breach or untruth is capable of being cured by ETP by not later than February 1, 2007 or March 1, 2007, as the case may be, through the exercise of its commercially reasonable efforts, so long as ETP continues to exercise such commercially reasonable efforts (until February 1, 2007 or March 1, 2007, as the case may be); and

(f) by either CCE or ETP if any Governmental Authority shall have issued an order, decree or ruling or taken any other action, which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement or the CCE Acquisition Agreement and which order, decree, ruling or other action is not subject to appeal; unless failure to consummate closing because of such action by the Governmental Authority is due to the failure of the party seeking to terminate to have fulfilled its obligations under Section 5.3 and Section 5.4.

The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

Section 7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement (but not the Confidentiality Agreement) shall become void and of no effect with no liability on the part of any party (or any member, stockholder or representative of such party) to the other party hereto; provided, however, that, if such termination shall result from the willful (i) failure of a party to fulfill a condition to the performance of the obligations of the other parties, (ii) failure of a party to perform a material covenant hereof or (iii) breach by a party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other parties as a result of such willful failure or breach; and provided further, that notwithstanding the foregoing or anything else in this Agreement to the contrary, the provisions of this Section 7.2 and Article IX shall survive any termination hereof.

ARTICLE VIII

SURVIVAL; INDEMNIFICATION

Section 8.1 Survival.

(a) The representations and warranties provided for in this Agreement shall survive the Closing and remain in full force and effect until the twelve-month (12) anniversary of this Agreement; provided however, that the representations and warranties set forth in Section 3.2 (Authority Relative to this Agreement), Section 3.3 (TPC Interests), Section 3.19 (Brokerage and Finders’ Fees), Section 4.2 (Authority Relative to this Agreement), Section 4.3 (50% CCE Interests) and Section 4.8 (Brokerage and Finders’ Fees) shall survive indefinitely, the representations and warranties set forth in Section 3.16 (Tax Matters) shall survive for a period equal to the applicable statute of limitations for each Tax and taxable year, the representations and warranties set forth in Section 3.15 (Environmental Matters) shall survive until the second (2nd) anniversary of the Closing Date, and the representations and warranties set forth in Section 3.12 (Employee Matters) shall survive for a period equal to the applicable statutes of limitations with respect to the matters described therein. Each covenant and agreement of CCE and ETP contained in this Agreement that by its terms requires performance after the Closing Date shall survive the Closing and shall remain in full force and effect until such covenant or agreement is fully performed.

(b) No Claim for damages or other relief of any kind (including a Claim for indemnification under Section 8.2 hereof) arising against an Indemnified Party out of or relating to this Agreement or the transactions contemplated hereby, whether sounding in contract, tort, breach of warranty, securities law, other statutory cause of action, deceptive trade practice, strict liability, product liability or other cause of action or theory of liability (except, in all cases

Claims alleging fraud, intentional misrepresentation or intentional misconduct), may be brought unless suit thereon is filed, or a written notice describing the nature of that Claim, the theory of liability, the nature of the relief sought and the material factual assertions upon which the Claim is based is given to the other party, before the termination of the Survival Period.

(c) The survival period of each representation or warranty as provided in this Section 8.1 is referred to herein as the “Survival Period.” Notwithstanding the foregoing, any representation or warranty that would otherwise terminate shall survive with respect to Damages which respect to which suit thereon is filed or of which notice describing the nature of that Claim, the theory of liability, the nature of the relief sought and the material factual assertions upon which the Claim is based is given pursuant to this Agreement prior to the end of the Survival Period, until the matter is finally resolved and any related Damages are paid.

Section 8.2 Indemnification.

(a) Subject to the limitations set forth in this Article VIII, subsequent to the Closing, CCE shall indemnify, defend, save and hold harmless, ETP, TPC, their respective successors and permitted assigns, and their shareholders, members, partners (general and limited), officers, directors, managers, trustees, incorporators, employees, agents, attorneys, consultants and representatives, and each of their heirs, executors, successors and assigns (collectively, the “ETP Indemnified Parties”), against and in respect of any and all Damages to the extent incurred by the ETP Indemnified Party arising out of, resulting from or incurred in connection with:

(i) any breach or inaccuracy of any representation or warranty of CCE contained in this Agreement;

(ii) any breach by CCE of any covenant or agreement contained in this Agreement; and

(iii) any Third Party Claim against ETP arising out of or resulting from ETP’s indirect ownership interests in CrossCountry Citrus, LLC, Citrus Corp. or any Subsidiaries of Citrus Corp. other than for actions authorized, or intentional acts of omission, by ETP in its capacity as the Class B Member or by any Class B Executive Committee Member under, and as defined in, the CCE LLC Agreement.

(b) Subject to the limitations set forth in this Article VIII, subsequent to the Closing, ETP shall indemnify, defend, save and hold harmless, CCE and its Affiliates, their respective successors and permitted assigns, and their shareholders, members, partners (general and limited), officers, directors, managers, trustees, incorporators, employees, agents, attorneys, consultants and representatives, and each of their heirs, executors, successors and assigns (collectively, the “CCE Indemnified Parties”) against and in respect of any and all Damages to the extent incurred by the CCE Indemnified Party arising out of, resulting from or incurred in connection with:

(i) any breach or inaccuracy of any representation or warranty of ETP contained in this Agreement;

(ii) any breach by ETP of any covenant or agreement contained in this Agreement; and

(iii) any liability or obligation of TPC, whether arising before or after Closing, to the extent such liability or obligation (x) cannot be properly asserted against CCE under Section 8.2(a) or otherwise by ETP, except to the extent such liability or obligation cannot be properly asserted against CCE because of limitations under Section 8.2(d), and (y) do not arise as a result of any other obligation of CCE to any ETP Indemnified Party arising under this Agreement.

(c) Any Person providing indemnification pursuant to the provisions of this Section 8.2 is referred to herein as an “Indemnifying Party,” and any Person entitled to be indemnified pursuant to the provisions of this Section 8.2 is referred to herein as an “Indemnified Party.”

(d) CCE’s indemnification obligations contained in Section 8.2(a)(i) shall not apply to any Claim for Damages until the aggregate of all such Damages total $15,000,000 (the “Threshold Amount”), in which event CCE’s indemnity obligation contained in Section 8.2(a)(i) shall apply to all Claims for Damages in excess of the Threshold Amount, subject to a maximum liability to all Indemnified Parties, in the aggregate, of $75,000,000 (the “Cap Amount”) for all Claims under Section 8.2(a)(i) in the aggregate; provided, however, that the limitations set forth in this sentence shall not apply with respect to CCE’s indemnification obligations related to breaches of the representations and warranties contained in Section 3.2 (Authority Relative to this Agreement) or Section 3.3 (TPC Interests); and provided further that, notwithstanding anything in this Agreement to the contrary, claims for indemnification relating to the representations and warranties contained in Section 3.12(g) will not be subject to the Threshold Amount or the Cap Amount and shall be independently determined without regard to such limitations. Damages relating to any single breach or series of related breaches of CCE’s representations and warranties shall not constitute Damages, and therefore shall not be applied towards the Threshold Amount or be indemnifiable hereunder, unless such Damages relating to any single breach or series of related breaches exceed $300,000 (the “Minimum Claim Amount”).

(e) ETP’s indemnification obligations contained in Section 8.2(b)(i) shall not apply to any Claim for Damages until the aggregate of all such Damages equals the Threshold Amount, in which event ETP’s indemnification obligation contained in Section 8.2(b)(i) shall apply to all Claims for Damages in excess of the Threshold Amount, subject to a maximum liability to all Indemnified Parties, in the aggregate, of the Cap Amount for all Claims under Section 8.2(b)(i) in the aggregate; provided, however, that the limitations set forth in this sentence shall not apply with respect to ETP’s indemnification obligations related to breaches of the representations and warranties contained in Section 4.2 (Authority Relative to this Agreement) or Section 4.3 (50% CCE Interests). Damages relating to any single breach or series of related breaches of ETP’s representations and warranties shall not constitute Damages, and therefore shall not be applied towards the Threshold Amount or be indemnifiable hereunder, unless such Damages relating to any single breach or series of related breaches exceeds the Minimum Claim Amount.

(f) The indemnification obligations of each party hereto under this Section 8.2 shall inure to the benefit of the ETP Indemnified Parties and CCE Indemnified Parties, and such ETP Indemnified Parties and CCE Indemnified Parties will be obligated to keep and perform the obligations imposed on an Indemnified Party by this Section 8.2, on the same terms as are applicable to such other party.

(g) In all cases in which a Person is entitled to be indemnified in accordance with this Agreement, such Indemnified Party shall be under a duty to take all commercially reasonable measures to mitigate all losses. Without limiting the foregoing, each Indemnified Party shall use its commercially reasonable efforts to collect any amount available under insurance coverage, or from any other Person alleged to be responsible, for any Damages for which an indemnity claim is being made; provided, however, that the reasonable costs incurred by the Indemnified Party in taking such measures shall be included in the amount of any Claim.

(h) An Indemnified Party shall not be entitled under this Agreement to multiple recovery for the same losses. If an Indemnified Party receives any amount under applicable insurance policies, or from any other Person alleged to be responsible for any Damages, subsequent to an indemnification payment by the Indemnifying Party, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount received by the Indemnified Party, net of any expenses incurred by such Indemnified Party in collecting such amount.

(i) All amounts paid by CCE or ETP, as the case may be, under this Article VIII shall be treated as adjustments to the property distributed by CCE to ETP in redemption of the 50% CCE Interest for all Tax purposes.

(j) Notwithstanding any other provision in the Agreement to the contrary, this Section 8.2 shall not apply to any Claim of indemnification with respect to Tax matters. Claims for indemnification with respect to Tax matters shall be governed by Section 5.6.

(k) For purposes of this Article VIII only, the existence of a breach of a representation or warranty in this Agreement and the calculation of Damages arising out of a breach of any representation or warranty in this Agreement shall be determined without giving effect to any exception or qualification of such representation or warranty as to the materiality of the breach thereof or the Material Adverse Effect on any Person of such breach.

Except as provided in Section 5.6 hereof, the provisions of this Article VIII shall constitute the sole and exclusive remedy of any Indemnified Party for Damages arising out of, resulting from or incurred in connection with any inaccuracy in any representation or the breach of any warranty made by ETP, on the one hand, or CCE, on the other hand, in this Agreement; provided, however, that this exclusive remedy for Damages does not preclude a party from bringing an Action for specific performance or other equitable remedy to require a party to perform its obligations under this Agreement; provided further, that this exclusive remedy for Damages does not preclude a party from bringing an Action alleging fraud, intentional misrepresentation or intentional misconduct without reference to the provisions of this Article VIII.

Section 8.3 Calculation of Damages. The Damages suffered by any Indemnified Party shall be calculated after giving effect to the actual receipt of any available insurance proceeds paid directly to the Indemnified Party. In computing the amount of any insurance proceeds, such insurance proceeds shall be reduced by a reasonable estimate of the present value of future premium increases attributable to the payment of such Claim.

Section 8.4 Procedures for Third-Party Claims.

(a) In the case of any Claim for indemnification arising from a Claim of a third party against an Indemnified Party arising under paragraph 8.2(a) or 8.2(b) as the case may be (a “Third-Party Claim”), an Indemnified Party shall give prompt written notice to the Indemnifying Party of any Claim or demand of which such Indemnified Party has knowledge, and as to which it may request indemnification hereunder, specifying (to the extent known) the amount of such Claim and any relevant facts and circumstances relating thereto; provided, however, that any failure to give such prompt notice or to provide any such facts and circumstances will not waive any rights of the Indemnified Party, except to the extent that the rights of the Indemnifying Party are actually materially prejudiced thereby. The Indemnifying Party shall have the right (and, if it elects to exercise such right, to do so by written notice within thirty (30) days after receiving notice from the Indemnified Party) to defend and to direct the defense against any such Third-Party Claim, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, unless (i) the Indemnifying Party shall not have taken any action to defend such Third-Party Claim within such thirty (30) day period, or (ii) the Indemnified Party shall have reasonably concluded that there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third-Party Claim. Notwithstanding anything in this Agreement to the contrary (other than the last sentence of this Section 8.4(a)), the Indemnified Party, at the expense of the Indemnifying Party (which shall include only reasonable out-of-pocket expenses actually incurred), shall cooperate with the Indemnifying Party and keep the Indemnifying Party fully informed in the defense of such Third-Party Claim. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel employed at its own expense; provided, however, that in the case of any Third-Party Claim (A) described in clause (ii) above, or (B) as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense of such Third-Party Claim within such thirty-day (30-day) period, or (C) that involves assertion of criminal liability on the Indemnified Party, or (D) seeks to force the Indemnified Party to take (or prevent the Indemnified Party from taking) any action, then in each such case the Indemnified Party shall have the right, but not the obligation, to conduct and control the defense thereof for the account of, and at the risk of, the Indemnifying Party, and the reasonable fees and disbursements of such Indemnified Party’s counsel shall be at the expense of the Indemnifying Party. Except as provided in the last sentence of Section 8.4(b), the Indemnifying Party shall have no indemnification obligations with respect to any Third-Party Claim which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, delayed or conditioned.

(b) The Indemnifying Party, if it has assumed the defense of any Third Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) unless (i) such settlement or judgment relates solely to monetary damages, and (ii) prior to consenting to such settlement or such entry of judgment, the Indemnifying Party delivers to the Indemnified Party a writing (in form reasonably acceptable to the Indemnified Party) which unconditionally provides that, subject to the provisions of Section 8.2(d) or Section 8.2(e), as appropriate, relating to the Minimum Claim Amount, the Threshold Amount and the Cap Amount, the Damages represented thereby are the responsibility of the Indemnifying Party pursuant to the terms of this Agreement and that, subject to the provisions of the Threshold Amount, the Indemnifying Party shall pay all Damages associated therewith in accordance with the terms of this Agreement. The Indemnifying Party shall not, without the Indemnified Party’s prior written consent, enter into any compromise or settlement that (x) commits the Indemnified Party to take, or to forbear to take, any action or (y) involves a reasonable likelihood of an imposition of criminal liability on the Indemnified Party, or (z) does not provide for a complete release by such third party of the Indemnified Party. With the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed, the Indemnified Party shall have the sole and exclusive right to settle any Third-Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third-Party Claim involves equitable or other nonmonetary relief against the Indemnified Party or involves a reasonable likelihood of an imposition of criminal liability on the Indemnified Party, and shall have the right to settle any Third-Party Claim involving money damages for which the Indemnifying Party has not assumed the defense pursuant to this Section 8.4.

Section 8.5 Procedures for Inter-Party Claims. In the event that an Indemnified Party determines that it has a Claim for Damages against an Indemnifying Party hereunder (other than as a result of a Third-Party Claim), the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, specifying the amount of such Claim and any relevant facts and circumstances relating thereto, and such notice shall be promptly given even if the nature or extent of the Damages is not then known. The notification shall be subsequently supplemented within a reasonable time as additional information regarding the Claim or the nature or extent of Damages resulting therefrom becomes available to the Indemnified Party. Any failure to give such prompt notice or supplement thereto or to provide any such facts and circumstances will not waive any rights of the Indemnified Party, except to the extent that the rights of the Indemnifying Party are actually materially prejudiced thereby. The Indemnified Party and the Indemnifying Party shall negotiate in good faith for a thirty-day (30-day) period regarding the resolution of any disputed Claims for Damages. Promptly following the final determination of the amount of any Damages claimed by the Indemnified Party, the Indemnifying Party, subject to the limitations of the Minimum Claim Amount, Threshold Amount and the Cap Amount, shall pay such Damages to the Indemnified Party by wire transfer or check made payable to the order of the Indemnified Party.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Interpretation. Unless the context of this Agreement otherwise requires, (a) words of any gender include the other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (d) the terms “Article,”

“Section” and “Exhibit” refer to the specified Article, Section and Exhibit of this Agreement, respectively; and (e) “including,” shall mean “including, but not limited to.” Unless otherwise expressly provided, any agreement, instrument, law or regulation defined or referred to herein means such agreement, instrument, law or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of a law or regulation) by succession of comparable successor law and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

Section 9.2 Disclosure Letter. The CCE Disclosure Letter is incorporated into this Agreement by reference and made a part hereof.

Section 9.3 Payments. All payments set forth in this Agreement and Exhibits are in United States Dollars. Such payments shall be made by wire transfer of immediately available funds or by such other means as the parties to such payment shall designate.

Section 9.4 Expenses. Except as expressly set forth in Section 7.2 and in this Section 9.4, or as agreed upon in writing by the parties, whether or not the transactions contemplated hereby are consummated, each party shall bear its own costs, fees and expenses, including the expenses of its Representatives, incurred by such party in connection with this Agreement and the Related Agreements and the transaction contemplated hereby and thereby; provided, however, that CCE shall be solely responsible for all legal, accounting and other fees, costs and expenses incurred by CCE, and TPC in connection with the negotiation, execution and closing of this Agreement.

Section 9.5 Choice of Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law).

Section 9.6 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that without the prior written consent of the other party, each party shall have the right to assign its rights and obligations under this Agreement to any third party successor to all or substantially all of its entire business. This Agreement shall be binding upon and, subject to the terms of the foregoing sentence, inure to the benefit of the parties hereto and their successors, legal representatives and assigns.

Section 9.7 Notices. All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing, will be deemed to have been duly given only if delivered personally or by facsimile transmission (with confirmation of receipt) or by an internationally-recognized express courier service or by mail (first class, postage prepaid) to the parties at the following addresses or telephone or facsimile numbers and will be deemed effective upon delivery; provided, however, that any communication by facsimile shall be confirmed by an internationally-recognized express courier service or regular mail.

(i)	If to CCE:

c/o Southern Union Company

5444 Westheimer Road

Houston, Texas 77056

Attention: Julie H. Edwards,

                   SVP and CFO

Facsimile: (713) 989-1166

With a required copy (which shall not constitute notice to CCE) to:

Southern Union Company

5444 Westheimer Road

Houston, Texas 77056

Attention: Monica M. Gaudiosi,

                   SVP and Associate General Counsel

Facsimile: (713) 989-1213

And a required copy (which shall not constitute notice to CCE) to:

Fleischman and Walsh, L.L.P.

1919 Pennsylvania Avenue, NW, Suite 600

Washington, DC 20006

Attention: Seth M. Warner

Facsimile: (202) 265-5706

(ii)	If to ETP:

Energy Transfer Partners, L.P.

8801 South Yale Avenue

Tulsa, Oklahoma 74137

Attention: Robert A. Burk

Vice President and General Counsel

Facsimile: (918) 493-7290

And a required copy (which shall not constitute notice to ETP) to:

Vinson & Elkins L.L.P.

1001 Fannin Street

2300 First City Tower

Houston, Texas 77002

Attention: Thomas P. Mason, Esq.

Telephone: (713) 758-4539

Facsimile: (713) 615-5320

or to such other address as the addressee shall have last furnished in writing in accord with this provision to the addressor.

Section 9.8 Consent to Jurisdiction. Each party shall maintain at all times a duly appointed agent in the State of New York, which may be changed upon ten (10) Business Days’ notice to the other party, for the service of any process or summons in connection with any issue, litigation, action or proceeding brought in any such court. Any such process or summons may also be served on it by mailing a copy of such process or summons to it at its address set forth, and in the manner provided, in Section 9.7. Each party hereby irrevocably consents to the exclusive personal jurisdiction and venue of any New York State court located in the Borough of Manhattan or to any United States Federal court of competent jurisdiction located in the Southern District of the State of New York, in any action, Claim or proceeding arising out of or in connection with this Agreement and agrees not to commence or prosecute any action, Claim or proceeding in any other court. Each of the parties hereby expressly and irrevocably waives and agrees not to assert the defense of lack of personal jurisdiction, forum non conveniens or any similar defense with respect to the maintenance of any such action or proceeding in New York.

Section 9.9 No Right of Setoff. Neither party hereto nor any Affiliate thereof may deduct from, set off, holdback or otherwise reduce in any manner whatsoever against any amounts such Persons may owe to the other party hereto or any of its Affiliates any amounts owed by such Persons to the other party or its Affiliates.

Section 9.10 Time is of the Essence. Time is of the essence in the performance of the provisions of this Agreement.

Section 9.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity, subject to the limitations set forth in Section 7.2 of this Agreement.

Section 9.12 Entire Agreement. This Agreement, together with the CCE Disclosure Letter, the Exhibits hereto and the Confidentiality Agreement constitute the entire agreement between the parties hereto with respect to the subject matter herein and supersede all previous agreements, whether written or oral, relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement. In case of any material conflict between any provision of this Agreement and any other such document, this Agreement shall take precedence.

Section 9.13 Third Party Beneficiaries. Except as expressly provided in Article VIII hereof, none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any party or any of their affiliates. Except as expressly provided in Article VIII hereof, no such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any Claim in respect of any Liability (or otherwise) against either party hereto.

Section 9.14 Counterparts. This Agreement may be executed in two or more counterparts, which, when executed, shall be deemed to be an original and which together shall constitute one and the same document.

Section 9.15 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable present or future law, and if the rights or obligations of either party under this Agreement will not be materially and adversely affected thereby, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Section 9.16 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

Section 9.17 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party or parties waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

Section 9.18 Amendment. This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and signed by duly authorized representatives of each party.

IN WITNESS WHEREOF, CCE and ETP, by their duly authorized officers, have executed this Agreement as of the date first written above.

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P., its general partner

By:	Energy Transfer Partners, L.L.C., its general partner

	By:	/s/ Kelcy Warren
	Name:	Kelcy Warren
	Title:	Co-Chief Executive Officer

CCE HOLDINGS, LLC

By:	/s/ Drew Fossum
Name:	Drew Fossum
Title:	Sr. VP & CLO

Signature Page to Redemption Agreement

Exhibit A

CCE’S DISCLOSURE SCHEDULES

Section 1.1(a) KNOWLEDGE

Robert O. Bond

Gary W. Lefelar

Shelley A. Corman

Don R. Hawkins

Michael T. Langston

Gary P. Smith

William A. Kendrick

Section 1.1((b)

Pro Forma Adjusted Balance Sheet

See Appendix 1.1(b)

TRANSWESTERN PIPELINE COMPANY, LLC

PRO FORMA ADJUSTED BALANCE SHEET

As of 06/30/06

($000)

Appendix 1.1(b)

	June 2006	Remove debt from Current (a)	Reflect Dividend (b)	Total
Assets
Current Assets
Cash	22,141		(22,000)	141
Accounts Receivable - Assoc Co’s	119			119
Accounts Receivable - Other	18,722			18,722
Transportation and Exchange Gas Receivable	5,418			5,418
Materials and Supplies	950			950
Other Current Assets	4,949			4,949

Total Current Assets	52,299		(22,000)	30,299
Property, Plant & Equipment
Property, Plant & Equipment, Gross	1,084,468			1,084,468
Accumulated Depreciation	(33,396)			(33,396)

Property, Plant & Equipment, Net	1,051,072			1,051,072
Other Assets	113,289			113,289
Goodwill
Regulatory Assets	62,561			62,561
Other Long Term Assets	38,897			38,897

Total Other Assets	214,747			214,747

Total Assets	1,318,118		(22,000)	1,296,118

Liabilities & Membership Interest

Current Liabilities
Accounts Payable - Assoc Co’s	3,601			3,601
Accounts Payable - Other	1,857			1,857
Transportation and Exchange Gas Payable	6,476			6,476
Accrued Taxes, other than income	6,477			6,477
Accrued Interest	3,415			3,415
Other Current Liabilities	10,656			10,656

Total Current Liabilities	32,482			32,482
Other Liabilities	520,000			520,000
Long Term Debt, Senior Notes
Long Term Debt, Revolver
Other Long Term Liabilities	11,708			11,708

Total Other Liabilities	531,708			531,708
Total Liabilities	564,190			564,190
Member’s Equity	753,928		(22,000)	731,928

Total Liabilities & Membership interest	1,318,118		(22,000)	1,296,118

Pro Forma Working Capital				(2,183)

(a)	to exclude any short term debt or current portions of long term debt from Working Capital by reclassifying to non-current
(b)	to reflect the Impact of the TWP portion of the payment of an anticipated $50 million cash distribution to the members of CCE prior to closing

Section 3.1(b)

QUALIFICATION

1.	Arizona

2.	Colorado

3.	New Mexico

4.	Oklahoma

5.	Texas

Section 3.2

AUTHORITY RELATIVE TO THIS AGREEMENT

None.

Section 3.3(a)

TPC INTERESTS

The rights contained in the Amended and Restated Limited Liability Company Agreement of CCE Holdings, LLC, as amended.

Section 33(b)

TPC INTERESTS

None.

Section 3.3(c)

TPC INTERESTS

None.

Section 3.4

CONSENTS AND APPROVALS

1.	Consent of the Missouri Public Service Commission.

2.	Consent of the Federal Communications Commission.

3.	Consent of the Massachusetts Department of Telecommunications and Energy.

4.	Consent required under the Bridge Loan Agreement, dated as of March 1, 2006, by and among Southern Union Company and Enhanced Service Systems, Inc., as the Borrowers, and certain Banks party thereto.

5.	Consent required under the Fourth Amended and Restated Revolving Credit Agreement dated as of September 29, 2005, as amended by the First Amendment effective as of February 27, 2006, by and among Southern Union Company as the Borrower and the Banks named therein.

6.	Consents, waivers and/or notices are required under the documents evidencing the Existing TPC Debt and the Existing TW Holdings Debt.

Section 3.5

NO CONFLICT OR VIOLATION

Section 3.4 of the CCE Disclosure Letter is incorporated herein by reference.

Section 3.7(a)

CONTRACTS

Operational Gas Sales Contracts

1.	Base Contract for Short Term Sale and Purchase of Natural Gas dated January 31, 2001 between TPC and Sempra Energy Trading Corp.

2.	Base Contract for Sale and Purchase of Natural Gas dated March 17, 2005 between TPC and ConocoPhillips Company.

Gas Transportation Contracts - Firm

1.	FTS-1 Firm Transportation Contract (Contract #27252) effective November 1, 2000, by and between TPC and Southwest Gas Corporation.

2.	FTS-1 Firm Transportation Contract (Contract # 10281), effective April 1, 2003, by and between TPC and Tenaska Marketing Ventures.

3.	FTS-1 Firm Transportation Contract (Contract # 10525), effective January 1, 2004, by and between TPC and Encana Marketing (USA), Inc.

4.	FTS-1 Firm Transportation Contract (Contract # 100622), effective June 1, 2003, by and between TPC and Sacramento Municipal Utility District.

5.	FTS-1 Firm Transportation Contract (Contract # 101109), effective April 1, 2005), by and between TPC and Agave Energy Co.

6.	FTS-1 Firm Transportation Contract (Contract # 25924), effective March 1, 1998, by and between TPC and Chevron U.S.A., Inc.

7.	FTS-4 Firm Transportation Contract (Contract # 101078), effective June 1, 2005, by and between TPC and ConocoPhillips Company.

8.	FTS-1 Firm Transportation Contract (Contract # 27745), effective June 1, 2002, by and between TPC and Western Gas Resources Inc.

9.	FTS-1 Firm Transportation Contract (Contract # 100048), effective June 15, 2002, by and between TPC and Frito Lay Inc.

10.	FTS-1 Firm Transportation Contract (Contract # 101479), effective January 1, 2006, by and between TPC and Sempra Energy Trading Corp.

11.	FTS-1 Firm Transportation Contract (Contract # 101622), effective May 1, 2007, by and between TPC and Agave Energy Co.

12.	FTS-1 Firm Transportation Contract (Contract # 101625), effective November 1, 1998, by and between TPC and Coral Energy Resources, L.P.

13.	FTS-1 Firm Transportation Contract (Contract # 27566), effective March 1, 2002, by and between TPC and ConocoPhillips Company.

14.	FTS-1 Firm Transportation Contract (Contract # 100524), effective May 1, 2003, by and between TPC and Cross Timbers Energy Services, Inc.

15.	FTS-1 Firm Transportation Contract (Contract # 100294), effective November 1, 2003, by and between TPC and ConocoPhillips Company.

16.	FTS-1 Firm Transportation Contract (Contract # 101409), effective April 1, 2006, by and between TPC and Astra Power LLC.

17.	FTS-1 Firm Transportation Contract (Contract # 100583), effective January 1, 2004, by and between TPC and Red Willow Production Company.

18.	FTS-1 Firm Transportation Contract (Contract # 101593), effective April 1, 2007, by and between TPC and Sacramento Municipal Utility District.

19.	FTS-1 Firm Transportation Contract (Contract # 101595), effective March 1, 2007, by and between TPC and Chevron U.S.A., Inc.

20.	FTS-1 Finn Transportation Contract (Contract # 100051), effective June 15, 2002, by and between TPC and United States Gypsum Company.

21.	FTS-1 Firm Transportation Contract (Contract # 100303), effective November 1, 2003, by and between TPC and BP Energy Company.

22.	FTS-4 Firm Transportation Contract (Contract # 101203), effective November 1, 2005, by and between TPC and PNM Gas Services.

23.	FTS-4 Firm Transportation Contract (Contract # 101123), effective May 1, 2005, by and between TPC and Elm Ridge Resources, Inc.

24.	FTS-1 Firm Transportation Contract (Contract # 101619), effective May 1, 2007, by and between TPC and Tenaska Marketing Ventures.

25.	FTS-1 Finn Transportation Contract (Contract # 27606), effective October 1, 2001, by and between TPC and PNM Gas Services.

26.	FTS-1 Firm Transportation Contract (Contract # 100248), effective November 1, 2003) by and between TPC and Agave Energy Co.

27.	FTS-1 Firm Transportation Contract (Contract #100749), effective October 1, 2003, by and between TPC and BP Energy Company.

28.	FTS-1 Firm Transportation Contract (Contract # 21175), effective March 16, 1992, by and between TPC and Pacific Gas and Electric Company.

29.	FTS-4 Firm Transportation Contract (Contract #101316), effective July 1, 2005, by and between TPC and ConocoPhillips Company.

30.	FTS-1 Firm Transportation Contract (Contract # 100049), effective July 1, 2005, by and between TPC and Western Gas Resources Inc.

31.	FTS-1 Firm Transportation Contract (Contract #101578), effective March 1, 2007), by and between TPC and UNS Gas, Inc.

32.	FTS-1 Firm Transportation Contract (Contract # 100050), effective June 15, 2002, by and between TPC and BP Energy Company.

33.	FTS-4 Firm Transportation Contract (Contract # 100923), effective May 1, 2005, by and between TPC and Red Willow Production Company.

34.	FTS-4 Firm Transportation Contract (Contract # 100927), effective May 1, 2005, by and between TPC and SG Interests I, Ltd.

35.	FTS-1 Firm Transportation Contract (Contract # 25025), effective December 1, 1996), by and between TPC and Burlington Resources Trading, Inc.

36.	FTS-1 Firm Transportation Contract (Contract # 100052), effective June 15, 2002, by and between TPC and PPL Energyplus, LLC.

37.	FTS-1 Firm Transportation Contract (Contract # 21165), effective March 16, 1992, by and between TPC and Pacific Gas and Electric Company.

38.	FTS-1 Firm Transportation Contract (Contract # 25071), effective December 1, 1996, by and between TPC and BP Energy Company.

39.	FTS-4 Firm Transportation Contract (Contract # 100925), effective May 1, 2005, by and between TPC and Burlington Resources Trading, Inc.

40.	FTS-1 Firm Transportation Contract (Contract # 101189), effective November 1, 2005, by and between TPC and Southern California Gas Company.

41.	FTS-1 Firm Transportation Contract (Contract # 27642), effective July 1, 2002, by and between TPC and Calpine Energy Services, L.P.

42.	FTS-1 Firm Transportation Contract (Contract # 101629), effective April 1, 2007, by and between TPC and Pacific Gas and Electric Company.

43.	FTS-1 Firm Transportation Contract (Contract # 101188), effective November 1, 2005, by and between TPC and Southern California Gas Company.

44.	FTS-4 Firm Transportation Contract (Contract # 100922), effective May 1, 2005, by and between TPC and ConocoPhillips Company.

45.	FTS-4 Firm Transportation Contract (Contract # 100926), effective May 1, 2005, by and between TPC and BP Energy Company.

46.	FTS-1 Firm Transportation Contract (Contract # 101427), effective September 1, 2006, by and between TPC and Southwest Gas Corporation.

Certain of these agreements may be supported by parent guarantees or other financial assurances.

Other Material Contracts

1.	Section 3.7(b) of the CCE Disclosure Letter is incorporated herein by reference.

2.	Phoenix Project Expansion Agreement, dated December 14, 2005, between TPC and Arizona Public Service Company, as amended.

3.	Phoenix Project Expansion Agreement, dated December 14, 2005, between TPC and Salt River Project Agricultural Improvement and Power District, as amended.

4.	Phoenix Project Expansion Agreement, dated February 14, 2006, between TPC and Southwest Gas Corporation, as amended.

5.	Purchase and Sale Agreement, dated February 27, 2006, between TPC, El Paso Natural Gas Company, and Salt River Project Agricultural Improvement and Power District.

6.	Compressor Services Related Agreements

a.	Electric Motor Lease Agreements, dated May 28, 2004, by and between Enron Compression Services Company and TPC for Bisti Compressor Station, Bloomfield Compressor Station and Gallup Compressor Station.

b.	Netting Agreements, dated May 28, 2004, by and between TPC and Enron Compression Services Company for Bisti Compressor Station, Bloomfield Compressor Station and Gallup Compressor Station

c.	Assignment Agreements, dated May 28, 2004, by and between TPC and Enron Compression Services Company for Bisti Compressor Station, Bloomfield Compressor Station and Gallup Compressor Station.

d.	Letter Agreement, dated May 28, 2004 between TPC and Enron Compression Services Company for the Expansion of Gallup, Bisti and Bloomfield Compressor Stations

e	Amended and Restated Compression Services Agreement by and between TPC and Enron Compression Services Company for Bisti Compressor Station, Bloomfield Compressor Station and Gallup Compressor Station in accordance with the Letter Agreement of May 28, 2004.

f.	Amended and Restated Operations and Maintenance Agreement, by and between TPC and Enron Compression Services Company for Bisti Compressor Station, Bloomfield Compressor Station and Gallup Compressor Station.

g.	Assignment and Bill of Sale for Motor and Drive Systems, dated May 28, 2004, by and between ECS Compression Services, L.L.C. and TPC.

h.	Purchase and Sale Agreement, dated as of September 21, 2004, by and among Enron Compression Services Company and Paragon ECS Holdings, LLC.

i.	Purchase and Settlement Agreement and Mutual Release dated as of April 30, 2004, among Enron Compression Services Company, Inc., ECS Compression Company, LLC, and TPC

j.	Purchase and Sale Agreement, dated as of September 21, 2004, by and among Enron Compression Services Company and Paragon ECS Holdings, LLC.

k.	Amendment, dated November 12, 2004, approved by TPC and Paragon ECS Holdings, LLC, to Letter Agreement, dated May 28, 2004, between Enron Compression Services Company and TPC.

7.	Blanco Hub Facilities: Construction and Ownership Agreement dated November 18, 1991, among Northwest Pipeline Corporation, TPC and Gas Company of New Mexico.

8.	LaPlata Facilities: La Plata Facilities Ownership and Operating Agreement dated November 3, 1995, between Northwest Pipeline Corporation and TPC.

9.	Extension Agreement between TPC and the Navajo Nation dated May 11, 2001; Memorandum of Understanding dated October 31, 1984 between TPC and the Navajo Nation; Memorandum of Understanding dated March 4, 1991 between TPC and the Navajo Nation and Amendment No. 1 to the Extension Agreement of May 1.1, 2001 between the Navajo Nation and TPC for the Construction of the New San Juan Lateral 36” Loop Line.

10.	Right-Of Way Agreement between Southern Ute Indian Tribe, TPC and Northwest Pipeline Corporation dated May 2006.

11.	Memorandum of Understanding between TPC and the Pueblo of Laguna dated September 4, 2001.

12.	Operating Agreement between Pacific Gas & Electric Company and TPC dated June 27, 1995.

13.	Agreement between and TPC and Southern California Gas Company regarding PCB Claims Post-1990 Costs dated May 15, 1992.

14.	Work Offer Agreement, No. ESA-60-2003-3833, dated April 24, 2006, by and between TPC and TRC Environmental Corporation.

15.	Tasking Letter No. 06TW-PL-5440-003, dated April 24, 2006, between TPC and AMEC Paragon, Inc. Tasking Letter No. 05-TW-PSA-2385, dated April 11, 2006, between TPC and Universal Ensco, Inc.

16.	Work Offer Agreement, No. ROW-60-2004-4222, dated May 9, 2006, between TPC and Cinnabar Service Company.

17.	Long Term Service Agreement, LTSA-60-2001-4014, dated October 11, 2001, between TPC and GE Oil & Gas, Inc.

18.	Purchase Order, P-20070001 for Phoenix Expansion Project; definitive agreement is still under negotiation.

19.	Construction Contract, by and between Gregory & Cook Construction, Inc. and TPC for Phoenix Lateral Project; definitive agreement is still under negotiation. A potentially binding agreement to pay Gregory & Cook Construction, Inc. one million dollars in the event the Phoenix Lateral Project is cancelled prior to the end of September and four million dollars in the event the Phoenix Lateral Project is cancelled during the period of October through December 2006.

Section 3.7(b)

MATERIAL CONTRACTS — AFFILIATE CONTRACTS

1.	TPC entered into a Cross License Agreement, dated as of March 31, 2004, by and among Enron Corp., Northern Border Intermediate Limited Partnership, Florida Gas Transmission Company, Northern Border Pipeline Company, Enron Operations Services, LLC and Northern Plains Natural Gas Company.

2.	Guaranty, dated as of November 17, 2004, by and among CrossCountry Energy, LLC, CrossCountry Energy Services, LLC, CrossCountry Alaska, LLC CrossCountry Citrus, LLC Transwestern Holding Company, LLC and TPC, and Enron Operations Services, LLC, Enron Transportation Services, LLC, EOC Preferred, LLC and Enron Corp.

3.	Operator Balancing Agreement between TPC and Panhandle Eastern Pipe Line Company dated October 1, 1994.

4.	Operator Balancing Agreement, Contract # 21711 between TPC and Panhandle Eastern Pipe Line Company dated October 1, 1994.

5.	Interruptible Transportation Contract # 20903 between TPC and Southern Union Gas Energy, Ltd., dated March 1, 1992.

6.	Firm Transportation Contract # 101603 between TPC and Southern Union Gas Energy, Ltd., dated April 1, 2006.

7.	Firm Transportation Contract # 101604 between TPC and Southern Union Gas Energy, Ltd., dated April 1, 2006.

8.	Supply Pooling Service, Contract# 22666 between TPC and Southern Union Gas Energy, Ltd., dated September 1, 1993.

9.	Interconnect Agreement, effective February 15, 1996, by and between TPC and Sid Richardson Pipeline Co.

10.	Interconnect Agreement, effective July 30, 1996, by and between TPC and Sid Richardson Pipeline Co.

11.	Interconnect Agreement, effective December 1, 1996, by and between TPC and Sid Richardson Pipeline Co.

12.	Interconnect Agreement, effective January 9, 1996, by and between TPC and Sid Richardson Pipeline Co.

13.	Interconnect Agreement, effective October 16, 1995, by and between TPC and Sid Richardson Pipeline Co.

TPC provides services to its Affiliates and Affiliates of TPC provide services to TPC in the ordinary course of business and pursuant to the Administrative Services Agreement dated November 5, 2004, by and between CCE Holdings, LLC and SU Pipeline Management LP. To the extent that such services are not paid for by the recipient at the time they are rendered, amounts owing in respect of such services are accounted for as receivables or payables, as appropriate, by TPC.

Section 3.7(c)

MATERIAL CONTRACTS — BINDING CONTRACTS

By letter dated May 12, 2006, Calpine Energy Services notified TPC that it was repudiating its transportation services agreement (Contract #27642). TPC has filed two related claims in Calpine’s bankruptcy proceeding. The first claim relates to unpaid transportation reservation amounts for the remainder of the contract through 2017. The second claim relates to the $4.6 million corporate guarantee which provided credit support for the transportation arrangement. Calpine’s annual reservation payments per the contract total $5.4 million. Calpine has not paid its transportation reservation invoices since March 2006.

Section 3.7(d)

MATERIAL CONTRACTS — DEFAULTED CONTRACTS

None.

Section 3.8

COMPLIANCE WITH LAW

None.

Section 3.9(a)

PERMITS

Sections 3.11 and 3.15 of the CCE Disclosure Letter are incorporated herein by reference.

Section 3.9(b)

TPC PERMITS

Numerous permits, licenses, certificates of authority, orders and approvals are associated with the ownership and operation of an interstate natural gas pipeline. Set forth below is a sampling of such Permits that may be material to TPC for illustrative purposes.

Land Ricks Permits

Various	Bureau of Land Management Grants of Right-of Way

Various	State of Arizona Grants of Right-of Way

Various	State of California Grants of Right-of-Way

Various	State of New Mexico Grants of Right-of-Way

Various	State of Texas Grants of Right-of-Way

Various	United States Forest Service Grants of Right-of-Way

Various	Bureau of Indian Affairs Grants of Right-of-Way

Various	Road Crossing Permits

Various	Railroad Licenses

Various	Water Crossing Permits

Various	Bureau of Indian Affairs Tower Grants or Permits

Environmental Permits

TPC maintains various environmental permits issued by agencies which regulate air emissions or discharges from facility operations. Such permits include, but are not limited to: 17 Title V air emissions permits issued by states, USEPA or the Navajo Nation, nine non-Title V air emissions permits issued by states and six New Mexico Oil Conservation Department (OCD) Discharge Plans.

FERC Permits

See Appendix 3.9(b)

FCC Licenses

Call Sign	Licensee	FRM	Radio Service	Status	Expiration Date
1 KAP912	TPC	0011523271	IG	Active	05/30/2011
2 KAW224	TPC	0011523271	IG	Active	10/13/2013
3 KBP98	TPC	0011523271	1G	Active	04/06/2013
4 KE4265	TPC	0011523271	1G	Active	05/23/2011
5 KFY657	TPC	0011523271	IG	Active	01/13/2012
6 KGL924	TPC	0011523271	IG	Active	03/05/2013
7 K93697	TPC	0011523271	IG	Active	12/22/2013
8 KJB725	TPC	0011523271	IG	Active	08/05/2013
9 IC1E727	TPC	0011523271	IG	Active	11/06/2014
10 K1G321	TPC	0011523271	IG	Active	05/30/2011
11 10Q289	TPC	0011523271	IG	Active	03/24/2012
12 KKZ281	TPC	0011523271	1G	Active	01/13/2012
13 KK2282	TPC	0011523271	1G	Active	07/21/2014
14 KKZ284	TPC	0011523271	IG	Active	06/10/2011
15 KKZ286	TPC	0011523271	1G	Active	03/16/2014
16 KKZ287	TPC	0011523271	1G	Active	07/21/2014
17 KKZ304	TPC	0011523271	IG	Active	05/11/2012
18 KKZ305	TPC	0011523271	IG	Active	04/19/2011
19 KKZ307	TPC	0011523271	IG	Active	06/20/2014
20 KLG791	TPC	0011523271	1G	Active	02/22/2015
21 KNEF590	TPC	0011523271	IG	Active	11/17/2012
22 KNE I623	TPC	0011523271	IG	Active	01/25/2013
23 KNGD500	TPC	0011523271	IG	Active	03/23/2013
24 KNHX4 I 7	TPC	0011523271	IG	Active	11/29/2013
25 KN1E53 6	TPC	0011523271	IG	Active	01/11/2014
26 KNJJ855	TPC	0011523271	IG	Active	06/13/2014
27 KNJJ856	TPC	0011523271	IG	Active	06/13/2014
28 KNNI500	TPC	0011523271	IG	Active	01/31/2011
29 KNNR655	TPC	0011523271	1G	Active	04/15/2011
30 KNNU918	TPC	0011523271	1G	Active	05/08/2011
31 KOM870	TPC	0011523271	IG	Active	08/09/2014
32 KOM872	TPC	0011523271	IG	Active	01/13/2012
33 KOM874	TPC	0011523271	IG	Active	05/30/2011
34 KPU72	TPC	0011523271	IG	Active	10/18/2011
35 KTE812	TPC	0011523271	IG	Active	06/03/2011
36 WCQ69	TPC	0011523271	IG	Active	03/14/2014
37 WDC561	TPC	0011523271	IG	Active	01/11/2014
38 WNDX5 05	TPC	0011523271	IG	Active	04/23/2013
39 WNFQ370	TPC	0011523271	IG	Active	07/25/2015
40 WNGF772	TPC	0011523271	IG	Active	04/24/2011
41 WN51212	TPC	0011523271	1G	Active	05/21/2012
42 WNJ1529	TPC	0011523271	IG	Active	02/08/2014
43 WNKA363	TPC	0011523271	IG	Active	01/26/2014
44 WNNM556	TPC	0011523271	IG	Active	02/02/2014
45 WNP0988	TPC	0011523271	IG	Active	06/20/2014
46 WNTT239	TPC	0011523271	MG	Active	04/20/2009
47 WNTT240	TPC	0011523271	MG	Active	10/28/2008
48 WNTT557	TPC	0011523271	MG	Active	12/30/2008
49 WNTU3 85	TPC	0011523271	MG	Active	04/20/2009
50 WNTU634	TPC	0011523271	MG	Active	01/13/2009
51 WNVX682	TPC	0011523271	IG	Active	03/27/2011

Cali Sign	Licensee	FRM	Radio Service	Status	Expiration Date
52 WNVY471	TPC	0011523271	IG	Active	03/29/2011
53 WNWA248	TPC	0011523271	IG	Active	04/08/2011
54 WNWC564	TPC	0011523271	IG	Active	04/1512011
55 WNWQ551	TPC	0011523271	IG	Active	06/25/2011
56 WNXT696	TPC	0011523271	IG	Active	12/01/2014
57 WNXY928	TPC	0011523271	IG	Active	10/25/2014
58 WNYB559	TPC	0011523271	IG	Active	12/17/2011
59 WNYC565	TPC	0011523271	IG	Active	12/31/2011
60 WNYG505	TPC	0011523271	1G	Active	01/24/2012
61 WNZK694	TPC	0011523271	IG	Active	10/25/2014
62 WNZR865	TPC	0011523271	IG	Active	06/09/2012
63 WPBE816	TPC	0011523271	IG	Active	12/01/2012
64 WPBM528	TPC	0011523271	IG	Active	01/12/2013
65 WPDA815	TPC	0011523271	IG	Active	03/05/2013
66 WPDE839	TPC	0011523271	IG	Active	09/17/2013
67 WPEB947	TPC	0011523271	IG	Active	01/24/2014
68 WPED468	TPC	0011523271	IG	Active	02/01/2014
69 WPGB321	TPC	0011523271	IG	Active	11/30/2014
70 WPGS472	TPC	0011523271	1G	Active	03/07/2015
71 WPGS532	TPC	0011523271	1G	Active	03/09/2015
72 WPIS503	TPC	0011523271	IG	Active	10/18/2015
73 WP3F445	TPC	0011523271	MG	Active	06/07/2011
74 WP11391	TPC	0011523271	IG	Active	06/28/2011
75 WPKL233	TPC	0011523271	IG	Active	03/31/2012
76 WPKV495	TPC	0011523271	IG	Active	08/04/2012
77 WPLD684	TPC	0011523271	IG	Active	03/18/2012
78 WPLV278	TPC	0011523271	1G	Active	03/05/2013
79 WPMS873	TPC	0011523271	IG	Active	12/04/2013
80 WPMT448	TPC	0011523271	IG	Active	12/10/2013
81 WPNV836	TPC	0011523271	IG	Active	07/09/2014
82 WPOQ405	TPC	0011523271	MG	Active	08/03/2008
83 WPOQ406	TPC	0011523271	MG	Active	08/03/2008
84 WPOY492	TPC	0011523271	10	Active	09/01/2014
85 WPR77	TPC	0011523271	IG	Active	06/18/2012
86 WPXP622	TPC	0011523271	IG	Active	05/15/2013
87 WPXT315	TPC	0011523271	IG	Active	06/05/2013
88 WQCB633	TPC	0011523271	IG	Active	01/25/2015
89 WQCU748	TPC	0011523271	IG	Active	05/31/2015
90 WQDY871	TPC	0011523271	IG	Active	12/03/2015
91 WQEA476	TPC	0011523271	IG	Active	12/13/2015
92 WQET920	TPC	0011523271	MG	Active	04/13/2016
93 WQH652	TPC	0011523271	IG	Active	07/31/2015
94 WRM32	TPC	0011523271	IG	Active	01/25/2013

S-24

APPENDIX 3.9(b)

FERC Permits

1958

G-14871

Application filed for certification to construct and operate a natural gas pipeline system from the Panhandle-Hugoton area of Texas and Oklahoma and the Permian Basin area of Texas and New Mexico to the California-Arizona border near Needles, California and to sell and deliver 300,000 Mcf/day to Pacific Lighting Gas Supply Co for resale in Southern California. Approximately 1.809 miles of pipeline consisting of: 670 miles of 30” pipe (mainline); 485 miles of 24” pipe; 65 miles of 20” pipe; 45 miles of 16” pipe; 108 miles of 12” pipe; 158 miles of 10” pipe; 116 miles of 8” pipe; 103 miles of 6” pipe; and 59 miles of 4” pipe.

Compressor stations: 7,000 HP at Station No. 3, located in Coconino County, Arizona; 7,000 HP at Station No. 5, located in McKinley County, New Mexico; 7,000 HP at Station No. 7, located in Socorro County, New Mexico; 7,000 HP at Station No. 9, located in Chaves County, New Mexico, near Roswell, at the juncture of the 30” mainline with the West Texas and Panhandle lateral systems; 7,000 HP at Station WT-1, located in Eddy County, New Mexico; 1,930 HP at the Keystone Field Station, located in the vicinity of Keystone Field; 1,320 HP at the Hugoton Field Station, located in the vicinity of Hugoton Field and 2,640 HP at Cities Service Field Station, located in the vicinity of Guymon, Beaver County, Oklahoma.

Other facilities include: Metering & regulatory facilities; a carbon dioxide removal plant located in the Puckett Field in Pecos County, Texas and all appurtenant facilities necessary for the operation and maintenance of the foregoing facilities.

Amendment filed, 7/21/58, whereby additional contracts and revisions to Exhibits K, G, G-11, KN, N and P were submitted. Supplement filed 8/30158. Order issued 4/28/59 denying El Paso’s Motion for Determination of Adequacy of Markets. Also on 4/28/59 an order was issued dismissing Union Oil’s Appeal From Presiding Examiner’s Ruling On Admissibility of Evidence. Order Dismissing Petition For Reconsideration Of Commission’s Order Dismissing Appeal From Presiding Examiner’s Ruling On Admissibility Of Evidence, issued 6/1/59. Opinion And Order (No. 328) Modifying And Adopting Presiding Examiner’s Decision As Modified, issued 8/10/59. Order Upon Rehearing Modifying Opinion No. 328 And Order Issued August 10, 1959, issued 9/23/59. Order Amending Order Upon Rehearing Modifying Opinion No. 328 And Order Issued August 10, 1959, issued 9129159. Order On Admissibility of Evidence, issued 4/15/60.

190289_1

1958

Order Modifying And Adopting Presiding Examiner’s Decision As Modified Upon Reopened Proceedings Determining Price Level For Certificates of Public Convenience and Necessity, issued 7/11/62. Order Denying Applications for Rehearing, issued 8/29/62.

Filed:	04/15/58
Order issued:	04/28/59	21 FPC 594	(1959)
Order issued:	04/28/59	21 FPC 592	(1959)
Order issued:	06/01/59	21 FPC 810	(1959)
Opinion and Order (No. 328):	08/10/59	22 FPC 391	(1959)
Order issued:	09/23/59	22 FPC 542	(1959)
Order issued:	09/29/59	22 FPC 575	(1959)
Order issued:	04/15/60	23 FPC 605	(1960)
Order issued:	07/11/62	28 FPC 109	(1962)
Order issued:	08/29/62	28 FPC 393	(1962)

Appendix 3.9(b)

1960

G-20464	Application filed for certification to construct and operate facilities in areas co-existive with its system to enable applicant to receive and deliver natural gas.

Filed:	04/15/58
Order issued:	04/28/59 21 FPC 594 (1959)
Order issued:	04/28/59 21 FPC 592 (1959)
Order issued:	06/01/59 21 FPC 810 (1959)
Opinion and Order (No. 328):	08/10/59 22 FPC 391 (1959)
Order issued:	09/23/59 22 FPC 542 (1959)
Order issued:	09/29/59 22 FPC 575 (1959)
Order issued:	04/15/60 23 FPC 605 (1960)
Order issued:	07/11/62 28 FPC 109 (1962)
Order issued:	08/29/62 28 FPC 393 (1962)

CP60-26	TW’s application for “Budget-Type authority to construct and operate field facilities to enable the receipt of natural gas during 1960. $3,000,000 total; $500,000 single project limit.

Filed:	02/08/60
Order issued:	05/04/60 23 FPC 662 (1960)

CP60-49

Application filed for certification to construct and operate gathering facilities in the

Atoka-Penn Field in Eddy County, New Mexico and to deliver gas to Pacific Lighting Gas Supply Co. First supplement filed April 4, 1960.

Filed:	03/07/60
Order issued:	06/11/63 29 FPC 1159 (1963)
(See G-20464)
Order & Opinion No. 472 issued:	08/31/65 34 FPC 659 (1965)
(See G-20464)

CP60-50	Application filed for certification to construct and operate gathering facilities to receive gas from various producers in Pecos County, Texas and Chaves County, New Mexico and deliver gas to Pacific Lighting Gas Supply Company. Facilities include: approximately 7 miles of 6” pipe, with appurtenances, extending in a northwesterly direction from a point of connection with its existing 24” Panhandle lateral to a point in the Newmill Field, Chaves County, New Mexico to purchase and receive natural gas produced by Charles P. Miller and approximately 18.6 miles of 4” supply pipeline extending in a northeasterly direction from a point of connection with its existing 20” West Texas Lateral to a point in the Putnam and Chenot Fields, Pecos County, Texas to purchase and receive natural gas produced by H.J. Mosser, G.D. Putnam in the Putnam Field and Texas Crude Oil

Appendix 3.9(b)

1960

Company in the Chenot Field. Supplement filed 414/60. On 11/22/61, a Commission letter directed TW to request an amendment to the 10/13/60 Order, to conform such order with the facilities actually constructed by TW. 1/8/62, filed an application to amend the order — submitted revised Exhibits F, G, G-I, G—II and H and a complete explanation for the construction of facilities materially different from those originally authorized. 6111/63, Order issued.

Filed:	03/07/60
Order issued:	10/13/60 24 FPC 876 (1960)
Order issued:	06/11/63 29 FPC 1159 (1963)
Order & Opinion No. 472 issued:	08/31/65 34 FPC 659 (1965)
(See G-20464)

Appendix 3.9(b)

1961

CP61-63	Application filed for certification to construct and operate facilities to take gas from Continental Oil at the tailgate of its El Mar & Maljamar plants in Lea county, New Mexico. Supplement flied 10/7/60 in response to the Commission’s letter of 9/20/60, requesting proof of ability to provide necessary funds as required by Exhibit L. TW

Filed:	09/01/60
Order issued:	06/11/63 29 FPC 1159 (1963)
(See G-20464)
Order & Opinion No. 472 issued:	08/31/65 34 FPC 659 (1965)
(See G-20464)

CP61-168	TW’s application for “Budget-Type authority to construct and operate field facilities to enable the receipt of natural gas during 1961. $3,000,000 total; $500,000 single project limit. Amendment filed 9/6/61 requesting authorization to construct and operate additional well connection facilities.

Filed:	12/21/60
Order issued:	02/28/61 25 FPC 358 (1961)

CP61-243	Application filed for certification to construct and operate gathering facilities to receive gas at the tailgate of a processing plant to be constructed in Bluitt Field, Roosevelt County, New Mexico and at the wellhead from various producers in the field.

Filed:	03/15/61
Temporary authorization granted:	05/12/61
Order issued:	06/11/63 29 FPC 1159 (1963)
(See G-20464)
Order & Opinion No. 472 issued:	08/31/65 34 FPC 659 (1965)
(See G-20464)

CP61-299	Application filed for certification to construct and operate facilities to exchange gas with El Paso. Facilities include: 6.89 miles of 4412” field lines and appurtenant facilities. Supplement filed 1/22/62 to add 14 wells in Beaver & Ellis Counties, Oklahoma. Second Supplement & amendment filed 8/19/63 to delete nine wells from the application and reflect change of TW’s interest in the Jennie 0. Pearson well. Third supplement filed 7/6/64 to install a tap valve. A petition to amend application was filed 4/23/65 to construct and operate an additional tap & valve to interconnect El Paso’s Feldman A No. 2 well and to delete 5 wells from the exchange. Petition to amend order filed to construct and operate an additional tap & valve to connect the Buzzard No. 1-75 well.

Filed:	05/24/61
Order issued:	01/11/65 29 FPC 1159 (1963)
Order issued:	02/21/66 29 FPC 1159 (1963)
Order issued:	04/24/67 29 FPC 1159 (1963)

Appendix 3.9(b)

1962

CP62-185

Section 7(c) application filed for authorization to sell interruptible natural gas to Climax Chemical Company in Lea County, New Mexico using the Monument lateral. Granted temporary authorization on 2/27192.

Filed:	02/09/62
Order issued:	06/15/62 27 FPC 1357 (1962)

CP62-192

Section 7(c) application filed for authorization to use the existing certificated pipeline facilities to enable a direct industrial sale of natural gas to Atlantic Refining Co pursuant to an agreement between parties dated 7/5/61. The gas will be delivered to Atlantic at a point on the existing lateral line in Ward County, Texas. A tap and metering facilities will be installed to enable the sale. 7W commenced the sale under the “mistaken belief that a certificate was not required and filed the application to continue the sale?

Filed:	02/15/61
Order issued:	06/09/62 28 FPC 92 (1962)

CP62-293

Section 7(c) application filed for authorization to sell gas to Pioneer Natural Gas Company, deliver gas at 8 points where there are existing taps and construct approximately 5 taps valves on the 24" mainline in 7 Texas counties.

Filed:	06/06/62
Order issued:	01/11/65 28 FPC (1962)

Appendix 3.9(b)

1963

CP63-143	Section 7(c) application filed for authorization to construct and operate a tap valve on the transmission line in Curry County, New Mexico and the transportation and sale of surplus natural gas, on an interruptible basis, to Southern Union Gas company, for resale through Southern’s distribution facilities in Portales, New Mexico.

Filed:	11/22/62
Order issued:	04/03/63 29 FPC 702 (1963)

CP63-204	Application filed for a temporary certificate for authorization to sell gas to Pacific Lighting Gas Supply Company on an emergency basis and to construct and operate Stations No. 1 & No. 8.

Filed:	04/09/63
Temporary certificate denied:	05/03/63
Motion for rehearing filed:	05/08/63
Motion for rehearing denied:	06/04/63 29 FPC 1132 (1963)

Appendix 3.9(b)

1964

CP64-34	Section 7(c) application filed for authorization to sell natural gas to Pacific Lighting Gas Supply Company.

Filed:	08/02/63
Order issued:	12/16/63 30 FPC 1520 (1963)

CP64-90	Section 7(c) application filed for authorization to construct and operate a 650 HP compressor station on the 8" Stratford Lateral and 5.2 miles of 8" pipe along the Strafford Lateral.

Filed:	10/10/63
Supplement filed:	11/13/63
Order issued:	02/18/64 31 FPC 431 (1964)

CP64-237	TW’s application for *Budget-Type authority to construct and operate field facilities to enable the receipt of natural gas during 1964. $1,200,000 total; $300,000 single project limit. Amendment filed 6/1/64 adjusting figures to $1,000,000 total; $250,000 single project.

Filed:	04/14/64
Order issued:	06/21/64 32 FPC 228358 (1961)

Appendix 3.9(b)

1965

CP65-6	Section 7(c) application filed for authorization to install and operate a 1,000 HP gas turbine compressor at Keystone Station No. 2.

Filed:	07/06/64
Supplement filed:	07/15/64
Order issued:	09/28/64 32 FPC 864 (1964)

CP65-103	Application filed for authorization to acquire minor gas facilities which were installed by producers in Texas, Kansas and Oklahoma (small diameter gathering lines, dehydrators, metering facilities.).

Filed:	10/15/64
Order issued:	01/13/65 33 FPC 70 (1965)

Appendix 3.9(b)

1966

CP66-288	Section 7(c) application filed for authorization to install and operate a 1,000 HP gas turbine compressor at Keystone Station No. 1 and a 660 HP compressor at Atoka.

Filed:	03/14/66
Order issued:	05/12/66 35 FPC 733 (1966)

Appendix 3.9(b)

1967

CP67-81	Section 7(c) application filed for authorization to construct additional facilities on the West Texas Lateral located in Texas and New Mexico; 8 miles of 36" loop adjacent to Compressor Station WT-2 in West Texas and 8 miles of 30" loop adjacent to Compressor WT-1 in Southeast New Mexico.

Filed:	09/26/66
Supplement filed:	12/06/66
Order issued:	02/28/67 75 FPC 421 (1967)

Appendix 3.9(b)

1970

CP70-68	Section 7(c) application filed for authorization to interconnect with El Paso Natural.

Filed:	09/26/69
Order issued;	12/02/69 42 FPC 1052 (1969)

Appendix 3.9(b)

1972

CP72-49	Section 7(c) application filed for authorization to construct 27.27 miles of 16” loop on the Crawford Lateral and install an additional 1,000 HP compressor at the Crawford Station.

Filed:	08/30/71
Approval date:	11/17/71 46 FPC 1226 (1971)

Appendix 3.9(b)

1974

CP74-252	Section 7(c) application filed for authorization to construct and install 19 additional compressors totaling 19,640 HP on the supply system in Beaver County, Oklahoma; Lipscomb, Hemphill, Reeves and Ward Counties, Texas and Eddy County, New Mexico.

Filed:	03/28/74
Supplement filed:	07/05/74
Order issued:	11/27/74 52 FPC 1540 (1974)

Appendix 3.9(b)

1978

CP78-399	Application filed for authorization to purchase pipeline facilities from Diamond Shamrock Corp. in Lipscomb County, Texas.

Filed:	06/28/78
Order issued:	01/24/79 6 FERC ¶ 161,063

(1979)

Appendix 3.9(b)

1979

CP79-326	TW/CITIES SERVICE. - Joint application for authorization to exchange up to 75,000 Dth per day. (This gas to be purchased from ONG by TW and delivered to cities by Oklahoma natural at an existing interconnect between Oklahoma natural & Cities Service in Woodward county, Ok and cities Service will concurrently reduce the volumes received by Transwestern at an existing delivery point between Cities & TW in Hemphill County, TX.

Filed:	05/25/79
Order issued:	07/26/79 8 FERC ¶61,067

CP79-422	MICHIGAN-WISCONSIN PIPELINE CO. - Joint application for authority to construct and operate a bi-directional metering station and to exchange gas at an interconnect between the two systems, located in Sec. 36, Block B-1, H&GN Survey, Roberts County, Texas. Authority also requested to exchange gas from additional wells attached to respective gathering systems of each applicant as they become available. The gas to be exchanged will be gathered and delivered from various wells located in Beckham County, Oklahoma.

Filed:	07/30/79
Order issued:	01/08/80 10 FERC ¶ 61,020

Appendix 3.9(b)

1980

CP80-9

Petitions to amend the order of January 10, 1980 which authorized the construction of two specified single gas purchase facilities costing in excess of the single project cost limit of $2,500,000. TW constructed 19.7 miles of 12-inch pipeline and appurtenant facilities to connect gas supplies in the Southeast Leedy Field, located in Roger Mills County, Ok and approximately 84,500 feet of 12-inch pipeline, the Feldman Lateral, and appurtenant facilities to connect gas supplies in the Leedy Field located in the same county.

The order issued January 10, 1980 was amended to increase the total cost limitation for gas supply facilities during the calendar year 1981 and further amended to authorize the construction of two single onshore projects in excess of the single project cost limitation.

	Filed:	10/12/79
	Order issued:	01/10/80 10 FERC ¶62,013
CP80-9-001	Amendment filed	04/06/81
	Order issued:	07/22/81 16 FERC ¶62,152
	Amendment filed	06/29/82
CP80-9-002
CP80-9-003

	Order issued:	09/27/82 20 FERC ¶62,544

CP80-25

TW/CITIES SERVICE GAS COMPANY - Joint application with Cities Service for the exchange of gas which will be gathered by Cities from 9 wells located near their system in Dewey County, Ok and dedicated to TW, Cities will concurrently reduce the volumes received from TW by equivalent quantity at the existing delivery point between Cities and TW located in Hemphill County, TX.

Filed:	10/12/79
Certificate issued:	05/23/80 11 FERC ¶61,201

CP80-155	TW - Application for authorization to transport natural gas for other interstate pipelines for periods not to exceed two years.

Filed:	12/26/79
Certificate issued:	05/27/80 10 FERC ¶ 61,191

CP80-476	TW/OASIS PIPELINE CO. - Applications for authorization to construct an interconnect in Ward and Reeves Counties, Texas to receive gas from Oasis.

Filed:	08/01/80
Certificate issued:	05/27/80 10 FERC ¶ 61,191

Appendix 3.9(b)

1981

CP81-45	BUDGET-TYPE AUTHORIZATION - Application pursuant to Sec. 7 for authorization to construct, remove and relocated and for permission for and approval of the abandonment during the calendar year 1981, and operation of field gas compression and related metering and appurtenant facilities. Amendment filed for authorization to increase the total and single project cost limitations during 1981.

	Filed:	11/10/80
	Order issued:	01/13/81 14 FERC ¶62,024
CP81-45-001	Amendment filed:	04/03/81
	Order issued:	08/20/81 16 FERC ¶62,268

CP81-99

TWIINTRATEX GAS COMPANY - Application for authority to transport natural gas on behalf of Intratex Gas Company for 10 years, construct, remove and relocate and for approval of the abandonment during 1982, and operation of field gas compression and related metering and appurtenant facilities. TW’s application for rehearing was denied and INGAA’s and Delhi’s petition to intervene was rejected in an order for rehearing issued Sept. 22, 1982.

	Filed:	12/12/80
	Notice of withdrawal filed:	04/27/82
	Withdrawal Effective:	05/25/82

CP81-267	TW/ CITIES SERVICE GAS COMPANY - Original application requested authorization to construct and operate two new 8,000 hp compressor stations, consisting of two 4,000 hp gas turbine-driven centrifugal compressor units, one in Roosevelt County, New Mexico and one in Deaf Smith county, Texas, and 4,000 additional compressor horsepower at an existing compressor station in Gray County, Texas, all on TW’s Panhandle Lateral in Texas and New Mexico. On Oct. 22, 1981, Cities Service and on Oct. 23, 1981, Transwestem filed applications for rehearing of the Sept. 24, 1981 order (16 FERC 1161,224). Cities Services application for rehearing was dismissed and TW’s application for rehearing was denied.

	Filed:	04/01/81
	Order issued:	09/241181 16 FERC ¶61,224
	Filed for rehearing:	10/23/81
	Order issued:	03/03//82 18 FERC ¶61,205

Appendix 3.9(b)

1981

CP82-64	FIELD COMPRESSION - Application for authority to construct, remove and relocate and for approval of the abandonment during 1982, and operation of field gas compression and related metering and appurtenant facilities.

	Filed:	11/10/81
	Certificate Issued:	02/05/82 18 FERC ¶62,163
	Order Approving Abandonment:	02/05/82 18 FERC ¶62,163
	Certificate Terminated Effective:	11/18/82 date of acceptance of Blanket Certificate

CP82-534

BLANKET CERTIFICATE - Application for Blanket Certificate authorizing certain transactions and abandonments. (Implement Section 157.208 thru 157.218.) CP80-9 (issued 01/10180, 10 FERC 1162,013 and CP82-64 (issued 02/05182, 18 FERC 1162,163) were surrendered upon acceptance of this certificate.

Filed:	09/17/82
Certificate Issued:	11/04/82 21 FERC ¶62,190

Appendix 3.9(b)

1985

CP85-441	GREAT PLAINS ABANDONMENT - Application for authority to abandon sales of gas to Great Plains Gas Co. under Rate Schedule RW-1 (2 Mcf/d to residence firm and max of 1,675 Mcf/d and 612,000 Mcf/yr), to operate facilities to make direct sales to Great Plains customers and prior notice to install sales taps and meters (43) under blanket certificate to continue service. On May 28, 1985, TW filed a supplement submitting signed agreements. On July 29, 1985 TW filed an amendment to the application requesting permission to construct and operate a meter station and tap for sales of 3,000 dth/d to Wiley Reynolds & Sons (to serve a subdivision near Pampa, TX) under Rate Schedule SG-1 and to either construct new facilities or acquire facilities to make direct sales to continue service under Rate Schedule RW-1 to Great Plains customers. TW notified the Commission by letter on April 24, 1987 that no facilities were ever acquired or constructed, sales to Great Plains were not abandoned and sales to Reynolds commenced on February 1, 1996.

Filed:	04/16/85
Order issued:	05/28/85 33 FERC ¶61,283
Amendment filed:	07/29/85
Order issued:	11/27/85
Letter filed:	04/24/87

Appendix 3.9(b)

1986

CP86-211

TW/SOUTHWEST GAS - Section 7(c) application filed for certification of metering equipment and a tap (installed under NGPA §. 311 (a)) located in Mohave County, Arizona and to commence sales to South Gas (up to 3,000 MMBtu/d) under Rate Schedule SG-2.

Filed:	11/21/85
Order issued:	06/04/86

CP86-212	TW/Mojave, Kern River, El Dorado, Northwest, El Paso & Standard Pacific Gas - Section 7 application to construct and operate gas pipeline facilities. TW proposes to construct and operate facilities and to provide firm transportation service per this docket. TW proposes to loop all of the unlooped portions of its system between West Texas and California, 358 miles of 30” pipeline to interconnect with Mojave. The new facilities will increase capacity by 320 MMcf per day for which TW seek authority to offer a new firm transportation service under a new CDT-1 Rate Schedule, under which it would recover the incremental costs of the new facilities in addition to fuel use charges.

Filed:	12/ /85
Order Consolidating Proceedings	05/19/86
Order Granting Motion for Summary Disposition And Dismissing Application with Prejudice*	10/27/86

CP86-276	* El Dorado’s application for a certificate of public convenience and necessity was dismissed with prejudice for failure to prosecute the application diligently.

ABANDONMENT OF SALES SERVICE - Section 7(b) application requesting permission and approval to abandon sales services under Rate Schedule CDQ-2 and for partial abandonment of Rate Schedule CDQ-3 (to reduce CDQ to 127,214 dth/d), both to Northwest Central.

Filed:	01/16/86
Settlement Filed:	01-16.86
Order issued:	01/28/87 38 FERC 1161,056

Appendix 3.9(b)

1987

CP87-112	TW/H.L. BROWN RESTRUCTURING - Section 7(b) and 7(c) application filed jointly by Transwestem and H.L. Brown requesting permission to abandon gas supply facilities by sale to Brown and to restructure certain gas purchase agreements covering properties in Bluitt Field, Roosevelt County, New Mexico. Transwestern requested permission to abandon 12 meter stations and related laterals. Brown requested authorization for the abandonment of sales to the extent Brown’s processing of gas results in decreased sales to Transwestern, and a finding that the acquired facilities will be non-jurisdictional under the new arrangement. In addition, Brown requested pre-granted abandonment authorization so that gas released pursuant to the market-out provision of the contract may be sold to another purchaser. Order Approving Abandonment, Denying Application in Part, and Disclaiming Jurisdiction Issued. Request for rehearing filed.

Filed:	12/18/86
Approval date:	10121/87 41 FERC ¶61,055
Order dismissing request for rehearing:	04/07/88 43 FERC ¶61,028

CP87-134

ABANDONMENT, RECERTIFICATION, AND INITIAL AUTHORIZATION - Section 7(b) application requesting permission and approval to abandon certain compressors, dehydrators, and miscellaneous facilities and for blanket authority to abandon other miscellaneous auxiliary equipment and for a certificate of public convenience and necessity to construct and operate certain existing facilities and to recertify existing compression facilities.

Filed:	12/18/86
Approval date:	01/21/88 42 FERC 1161,040

CP87-135	PUCKETT PLANT ABANDONMENT - Section 7(b) application requesting permission and approval to abandon a gas treatment plant in Pecos County, Texas. Request for clarification filed; order amended.

	Filed:	12/18/86
	Approval date:	12/15/8741 FERC ¶61,319
CP87-135-001	Amendment approved:	02/16/88 42 FERC ¶61,203

Appendix 3.9(b)

1988

CP88-99	INTERRUPTIBLE SALES PROGRAM - Abbreviated application for certificate authority to implement an off-system and on-system interruptible sales service (under Rate Schedule IS-1) and for pregranted authority to abandon this service. Filed an amendment to unbundle sales and transportation services rendered under Rate Schedule IS-1 in order to be able to make sales at the wellhead and to transport the gas under Rate Schedule FTS-1 or ITS-1. Order issuing Certificate subject to certain conditions.

Filed:	12/01/87
Approval date:	05/11/88 43 FERC 161,240

CP88-1333	BLANKET TRANSPORTATION CERTIFICATE - Transwestem’s Application for a Blanket Certificate of Public Convenience and Necessity Authorizing the Transportation of Natural Gas Under an “Open Access” Program pursuant to the terms and conditions of the Commission’s Order No. 436 and Part 284 of the Commissions’ Regulations.

Filed:	December 17, 1987
Order Issued:	March 1, 1988

Appendix 3.9(b)

1989

CP89-539

RATE SCHEDULE CDQ-3 ABANDONMENT - Section 7(b) application for permission and approval to abandon its firm sales of up to 127,214 Dth equivalent of natural gas per day to Williams Natural Gas Company under Transwestem’s Rate Schedule CDQ-3, effective February 1, 1989. Transwestem also requests approval to eliminate its Rate Schedule CDQ-3 from its FERC Gas Tariff, effective February 1, 1989. Transwestem also requests the Commission to condition the proposed abandonments by permitting Transwestern to reserve its right to recover from Williams, under the alternative pass-through procedures of Order No. 500, Williams’ equitable share of Transwestem’s take-or-pay buyout, buydown, and contract reformations costs pursuant to any filing made by Transwestem subsequent to the effective date of the proposed abandonments. Kansas Power and Light Company filed a request for clarification or, in the alternative, rehearing of the October 6, 1989 order.

	Filed:	01/05/89
	Approval date:	10/06/89 49 FERC ¶ 61,021
CP89-539-001	Amendment approved:	04/30/91 55 FERC ¶ 61,156

CP89-696

CHEVRON USA, INC. - Prior notice filing for authorization to transport natural gas for Chevron USA, Inc. In the same filing, Transwestem requests a waiver of section 284.223(a) of the Commission’s regulations for the transaction.

Filed:	01/25/89
Approval date:	02/27/89 FERC ¶ 61,261

CP89-886	SoCAL STANDBY SALES SERVICE ABANDONMENT - Section 7(b) application for permission and approval to abandon, effective February 1, 1989, standby sales service provided to Southern California Gas Company (SoCal) under Rate Schedules CDQ-1 and FTS. Request for clarification and/or rehearing filed; rehearing request denied. Clarified the March 20 order; order did not relieve SoCal of responsibility for its allocable share of take-or-pay buy-out, buy-down, and contract reformation costs incurred by Transwestem in standing ready to perform standby sales service to SoCal.

	Filed:	02/23/89
	Approval date:	03/20/90 50 FERC ¶61,379
CP89-886-001	Amendment filed:	04/03/90
	Amendment approved:	04/04/91 55 FERC ¶61,026

CP89-2104	TWIPANHANDLE EXCHANGE ABANDONMENT - Joint Section 7(b) application for permission and approval to abandon an exchange of natural gas between Transwestern and Panhandle Eastern Pipe Line Company in Roberts, Hemphill, and Sherman Counties in Texas.

Filed:	09/15/89
Approval date:	03/21/90 FERC ¶62,198

Appendix 3.9(b)

1990

CP90-14

IS SALES AND TRANSPORTATION SERVICE UNBUNDLING - Section 7(c) application to amend a certificate issued in Docket No. CP88-99-000 authorizing Transwestern to make on-system and off-system interruptible sales of surplus gas. Docket No. CP88-999-000 authorized Transwestem to institute an interruptible sales service (13S) pursuant to new Rate Schedule IS-1 (IS). Amendment filed requesting clarification of the Commission’s March 16, 1990 order; Texaco sought clarification and rehearing; rehearing granted in part, and dismissed as moot, in part.

	Filed:	10/04/89
	Approval date:	03/16/90 50 FERC ¶61,362
CP90-14-002	Amendment filed:	04/16/90
	Amendment approved:	02/05/92 58 FERC ¶61,101

CP90-179	WEST TEXAS LATERAL LOOP LINE - Section 7(c) application for a certificate of public convenience and necessity authorizing the construction and operation of a loop line and authorizing the operation of two existing emergency interconnections with El Paso Natural Gas Company (El Paso) for general service located in Ward County, Texas. Transwestem also requested authorization to operate two existing interconnections with El Paso in Cibola County, New Mexico and Ward County, Texas for general service.

Filed:	10/31/89
Approval date:	05/23/91 55 FERC ¶62,175

CP90-305

COASTAL GAS MARKETING COMPANY - Sec. 157.205 and 284.223 request for authorization to transport natural gas on behalf of Coastal. Up to 400,000 MMbtu per day would be transported from Arizona, New Mexico. Oklahoma and Texas for redelivery to Arizona, New Mexico, Oklahoma and Texas.

Filed:	12/14/89
Approval date:	? 54 FR 52982

CP90-307	MOBIL NATURAL GAS - Sec. 157.205 and 284.223 request for authorization to transport natural gas on an interruptible basis on behalf of Mobil. Up to 20,000 MMbtu per day would be transported.

Filed:	12/12/89
Approval date:	? 54 FR 52982

CP90-324	ENRON GAS MARKETING, INC. - Sec. 157.205 request for authorization to transport natural gas on an interruptible basis on behalf of Enron. Up to 100,000 MMbtu per day would be transported from all receipt points listed in TW’s transportation point catalog and delivered to Arizona, New Mexico, Oklahoma and Texas.

Filed:	12/14/89
Approval date:	? 54 FR 52982

Appendix 3.9(b)

1990

CP90-325

CIBOLA CORPORATION - Sec. 157.205 and 283.223 request for authorization to transport natural gas on an interruptible basis on behalf of Cibola. Up to 50,000 MMbtu per day would be transported from Arizona, New Mexico. Oklahoma and Texas and deliver equivalent volumes in Arizona, New Mexico, Oklahoma and Texas.

Filed:	12/12/89
Approval date:	? 54 FR 52982

CP90-388	TEXACO GAS MARKETING, INC. - Sec. 157.205 and 284.223 request for authorization to transport natural gas on an interruptible basis on behalf of Texaco. Up to 750,000 MMbtu per day would be transported from various receipt points on TW’s system and delivered to a delivery point in Mohave County, Texas.

Filed:	12/19/90
Approval date:	? 54 FR 53175

CP90-413

WILLIAMS GAS MARKETING COMPANY - Sec. 157.205 and 284.223 request for authorization to transport natural gas on an interruptible basis on behalf of Williams. Up to 50,000 MMbtu per day would be transported.

Filed:	12/26/89
Approval date:	? 55 FR 469

CP90-521	U.S. ALLEN NO. 1 COMPRESSOR UNIT 809 ABANDONMENT - Section 7(b) application requesting permission and approval to abandon a skid-mounted field compressor station in Beaver County, Oklahoma.

Filed:	01/16/90
Approval date:	04/17/90 55 FERC ¶ 61,073

CP90-692	BRIDGEGAS U.S.A., INC. - Sec. 157.205 request for authorization to transport natural gas on behalf of BridgeGas under Rate Schedule ITS-1. Up to 100,000 MMbtu per day would be transported from all receipt points listed in TW’s transportation point catalog and delivered to Arizona, New Mexico, Oklahoma and Texas.

Filed:	02/07/90
Approval date:	? 55 FR 5880

CP90-693

NGC TRANSPORTATION, INC. - Sec. 157.205 request for authorization to transport natural gas on behalf of NGC. Up to 40,000 MMbtu per day would be transported from all receipt points listed in TW’s transportation point catalog and delivered to Arizona, New Mexico, Oklahoma and Texas.

Filed:	02/09/90
Approval date:	? 55 FR 6425

Appendix 3.9(b)

1990

CP90-698	WILLIAMS GAS MARKETING COMPANY - Sec. 157205 request for authorization to transport natural gas on behalf of Williams under Rate Schedule ITS-1. Up to 8,000 MMbtu per day would be transported from all receipt points listed in Dewey and Ellis Counties, Oklahoma and Hemphill County, Texas and delivered to Dewey County, Oklahoma and Hemphill County, Texas.

Filed:	02/08/90
Approval date:	?	55 FR 5880

CP90-741	ADOBE GAS MARKETING COMPANY - Sec. 157.205 and 284.223 request for authorization to transport natural gas on behalf of Adobe under Rate Schedule ITS-1. Up to 40,000 MMbtu per day would be transported.

Filed:	02/13/90
Approval date:	?	55 FR 6425

CP90-856	PHILLIPS PETROLEUM COMPANY - Sec. 157.205 request for authorization to transport natural gas on behalf of Phillips under Rate Schedule ITS-1.

Filed:	03/02/90
Approval date:	?	55 FR 9170

CP90-926	GASMARK, INC. - Sec. 157.205 and 284.223 request for authorization to transport natural gas on behalf of GasMark, Inc. under Rate Schedule ITS-1. Up to 50,000 MMbtu per day would be transported from all receipt points listed in TW’s transportation point catalog and delivered to Arizona, New Mexico, Oklahoma and Texas.

Filed:	03/06/90
Approval date:	?	55 FR 10093

CP90-927

ENOGEX SERVICES CORP. - Sec. 157.205 request for authorization to transport natural gas on behalf of Enogex. Up to 10,000 MMbtu per day would be transported from all receipt points listed in TW’s transportation point catalog and delivered to Arizona, New Mexico, Oklahoma and Texas.

Filed:	03/06/90
Approval date:	?	55 FR 10098

CP90-1736	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	07/19/90
Approval date:	?	55 FR 30505 (1990)

Appendix 3.9(b)

1990

CP90-1912	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	08/07/90
Approval date:	?	55 FR 33351 (1990)

CP90-1913	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	08/07/90
Approval date:	?	55 FR 33351 (1990)

CP90-1914	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	08/07/90
Approval date:	?	55 FR 33351 (1990)

CP90-1923	NGC TRANSPORTATION - Sec. 157.205 request for authorization to construct and operate a new delivery point and to provide interruptible transportation service to NGC Transportation, Inc. under Rate Schedule ITS-1. Up to 25,000 Mcf per day would be transported from all receipt points listed in TW’s transportation point catalog. NGC will deliver gas to Mewbourne Oil to be used in enhanced oil recovery.

Filed:	08/10/90
Approval date:	?	55 FR 34061 (1990)

CP90-2294	SAN JUAN BASIN EXPANSION - Section 7(c) application for a certificate of public convenience and necessity authorizing the construction and operation of certain pipeline, compression, and related facilities in New Mexico and Arizona which will expand the capacity of the mainline system and connect to that system gas supplies produced in the San Juan Basin. In addition, Transwestern also requests approval of proposed initial rates for firm and interruptible transportation services which it will provide through that portion of the proposed facilities connecting its mainline system to the San Juan Basin.

	Filed:	09/25/90
	Approval date:	01/17/91	54 FERC ¶61,031
CP90-2294-001	Amendment filed:	02/19/91
	Amendment approved:	08/01/91	56 FERC ¶61,196
CP90-2294-002	Amendment approved:	03/04/93	62 FERC ¶ 61,209
CP90-2294-003	Amendment filed:	05/22/92
	Amendment approved:	09/18/92	60FERC ¶ 62,220
CP90-2294-004	Amendment filed:	04/05/93
	Amendment approved:	04/08/94	67 FERC ¶ 61,037
	Request to Proceed with Construction	09/09/91
Placed in Service - Mainline/Lateral on 3/1/92 3/09/92 Commenced
Construction of Flagstaff Lateral 10/09/92

Appendix 3.9(b)

1991

CP91-29	HADSON GAS SYSTEMS - Sec. 157.205 request for authorization to provide interruptible transportation service to Hadson Gas under Rate Schedule ITS-1. Up to 100,000 MMBtu per day would be transported from Arizona, New Mexico. Oklahoma and Texas for redelivery in New Mexico, Oklahoma and Texas.

Filed:	10/05/90
Approval date:	?	55 FR 41751 (1990)

CP91-30	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	10/05/90
Approval date:	?	55 FR 41751 (1990)

CP91-31	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	10/05/90
Approval date:	?	55 FR 41751 (1990)

CP91-31	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	10/05/90
Approval date:	?	55 FR 41751 (1990)

CP91-316	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	11/08/90
Approval date:	?	55 FR 48891 (1990)

CP91-494	NGC TRANSPORTATION - Sec. 157.205 request for authorization to provide interruptible transportation service to NGC Transportation under Rate Schedule ITS-1. Up to 100,000 Dth per day would be transported from all TW’s receipt points for redelivery in Texas and New Mexico.

Filed:	11/27/90
Approval date:	?	55 FR 50216 (1990)

CP91-507	UNIT 773 ABANDONMENT - Section 7(b) application to abandon by removal a compressor unit in Woodward County, Oklahoma on the off-system South Vici gas supply system.

Filed:	11/27/90
Approval date:	03/13/91	54 FERC 62,174

Appendix 3.9(b)

1991

CP91-651	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	12/18/90
Approval date:	?	55 FR 53336 (1990)

CP91-870	NGC TRANSPORTATION - Sec. 157.205 request for authorization to provide interruptible transportation service to NGC Transportation under Rate Schedule ITS-1. Up to 400,000 MMBtu per day would be transported from Arizona, New Mexico. Oklahoma and Texas for redelivery in New Mexico.

Filed:	01/09/91
Approval date:	?	56 FR 2512 (1991)

CP91-1040	SOUTH VICI GATHERING SYSTEM ABANDONMENT - Section 7(b) application to abandon the South Vici Gathering System and for approval of the proposed accounting treatment of the sale. Transwestern intended to sell the facilities to Panda Resources, Inc.

Filed:	01/29/91
Approval date:	02/20/92	58 FERC ¶ 61,188

CP91-1057	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	02/05/91
Approval date:	?	56 FR 6002 (1991)

CP91-1058	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	02/05/91
Approval date:	?	56 FR 6002 (1991)

CP91-1080	OXY U.S.A. - Sec. 157.205 and 284.223 request for authorization to provide interruptible transportation service on behalf of Oxy under Rate Schedule ITS-1. Up to 5,000 MMBtu on a peak day would be transported from Arizona, New Mexico. Oklahoma and Texas for delivery in New Mexico.

Filed:	012/31/91
Approval date:	?	56 FR 6007 (1991)

1991

CP91-1629	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of a shipper.

Filed:	03/28/91
Approval date:	?	56 FR 14360 (1991)

Appendix 3.9(b)

CP91-1683	PUCKETT FIELD COMPRESSOR AND DEHY ABANDONMENT - Section 7(b) application to abandon four compressor units and two dehydration units in the Puckett field in Pecos County, Texas.

Filed:	04/01/91
Approval date:	08/16/91	56 FERC 1 162,123

CP91-1916	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	04/29/91
Approval date:	?	55 FR 21478 (1991)

CP91-1984	YATES PETROLEUM - Sec. 157.205, 157.211 and 284.223 Prior Notice request for authorization to install and operate a delivery point to transport natural gas to Yates Petroleum service to NGC Transportation under Rate Schedule ITS-1. Up to 400,000 MMBtu per day would be transported from Arizona, New Mexico. Oklahoma and Texas for redelivery in New Mexico.

Filed:	05/13/91
Approval date:	?	56 FR 23562 (1991)

CP91-2022	MEWBOURNE OIL - Sec. 157.205 Prior Notice request for authorization to provide interruptible transportation service to Mewbourne Oil Company under Rate Schedule ITS-1. Up to 50,000 MMBtu per day would be transported from Arizona, New Mexico. Oklahoma and Texas for redelivery in Arizona, New Mexico, Oklahoma and Texas.

Filed:	05/13/91
Approval date:	?	56 FR 23576 (1991)

CP91-2087	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	05/24/91
Approval date:	?	56 FR 25674 (1991)

Appendix 3.9(b)

1991

CP91-2121	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	05/28/91
Approval date:	?	56 FR 26400 (1991)

CP91-2122	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	05/28/91
Approval date:	?	56 FR 26400 (1991)

CP91-2123	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	05/28/91
Approval date:	?	56 FR 26400 (1991)

CP91-2298	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	06/20/91
Approval date:	?	56 FR 29643 (1991)

CP91-2374	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	07/11/91
Approval date:	?	56 FR 33427 (1991)

CP91-2760	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	08/12/91
Approval date:	?	56 FR 41668 (1991)

Appendix 3.9(b)

1991

CP91-2761	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	08/12/91
Approval date:	?	56 FR 41668 (1991)

CP91-2773	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	08/12/91
Approval date:	?	56 FR 41668 (1991)

CP91-2905	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	08/30/91
Approval date:	?	56 FR 45948 (1991)

CP91-3016	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	09/19/91
Approval date:	?	56 FR 48782 (1991)

CP91-3030	VARIOUS SHIPPERS - Sec. 157.205 and 284.223 request for authorization to provide transportation service on behalf of various shippers.

Filed:	09/16/91
Approval date:	?	56 FR 48199 (1991)

Appendix 3.9(b)

1992

CP92-74	2.55 (b) NOTICE WAIVER AT NEEDLES Filed petition for waiver of the requirement in Section 2.55(b) of the regulations requiring notification to the Commission at least 30 days prior to commencing construction activities to replace existing facilities. This request was necessary in order to upgrade existing pipeline due to the encroachment of a residential subdivision near the Needles measurement station in Mohave Valley, Arizona.

Filed:	10/09/91
Approval date:	10/28/91 57 FERC ¶61,114 (1991)

CP92-202	BLANCO HUB ABANDONMENT Section 7(b) application to abandon by sale to Gas Company of New Mexico (GCNM), jointly with Northwest Pipeline Corporation, equal portions of their undivided interests in the Blanco Hub, located in San Juan county, New Mexico. Northwest requested authority to abandon by sale to Transwestem and GCNM a portion of its interest in a meter station that Northwest constructed for deliveries to GCNM. GCNM was also authorized to acquire an approximate one-third interest in Northwest’s and Transwesternts Blanco Hub gas supply facilities.

Filed:	11/20/91
Approval date:	06/29/92 59 FERC ¶61,391 (1992)

CP92-207	MOCANE SYSTEM ABANDONMENT Section 7(b) application to abandon by sale to Continental Natural Gas Company the Mocane Gathering System located in Beaver County, Oklahoma; to abandon a point of interconnection location in Beaver County, Oklahoma, used for exchange of natural gas with El Paso Natural Gas Company; to abandon certificated interstate sales of natural gas to Transwestem upon sale of the facilities to Continental; and authorization to account for the sale of the Mocane System as a normal retirement rather than as a sale of the operation unit or system.

Filed:	11/22/91
Approval date:	08/05/92 60 FERC ¶61,139 (1992)

CP92-243	TOPOCK INTERCONNECT Section 7(c) application requesting a certificate of public convenience and necessity authorizing the operation of certain pipeline and measurement facilities constructed as Section 311 facilities located in Mojave County, Arizona and San Bernardino County, California (Topock Interconnect). Facilities were constructed that directly interconnect with the pipeline systems of PG&E, Southern California Gas Company (SoCalGas), and Mojave Pipeline Company (Mojave).

Filed:	12/16/91
Approval date:	06/11/92 59 FERC ¶61,305 (1992)

Appendix 3.9(b)

1992

CP92-477	CREE SYSTEM AND RATE SCHEDULE X-10 ABANDONMENT Transwestern and GPM Gas Corporation (GPM) filed on May 1, 1992 a stipulation and agreement of settlement that resolved all issues related to a certificated exchange agreement between Transwestern and GPM. The settlement agreement related to: 1) the application by Phillips 66 (now GPM) to abandon the certificated exchange service with Transwestem and 2) the application by Transwestern to abandon its exchange with GPM; abandon its Cree Flowers Gathering System (Cree System) by sale to Wallace Oil & Gas, Inc. (Wallace); and to abandon and remove one skid-mounted compressor unit located on the Cree System. Finally, Transwestern sought approval of its proposed accounting treatment of the sale of the Cree System.

Filed:	05/01/92
Approval date:	10/20/92 61 FERC 561,078 (1992)

CP92-686	RATE SCHEDULE X-10 ABANDONMENT Section 7(b) application to abandon the exchange of natural gas between Transwestem and Williams Natural Gas Company at exchange points in Woodward County, Oklahoma, and Hemphill County, Texas, pursuant to the terms of Rate Schedule X-10.

Filed:	09/01/92
Approval date:	10/22/92 61 FERC 562,063 (1992)

Appendix 3.9(b)

1993

CP93-75	SUNRISE COMPLAINT Complaint filed by Sunrise Energy Company against Transwestern and a request for an investigation pursuant to rule 206 of the Commission’s regulations, 18 CFR ¶385.206. Sunrise alleged that Transwestem 1) did not provide timely access to information relating to the discount on interruptible rates offered to Transwestem’s affiliate, Enron Marketing; 2) did not offer a similar discount to nonaffiliated firm shippers, thereby engaging in undue discrimination; 3) communicated to Enron Marketing information regarding Sunrise’s financial difficulties; 4) misrepresented the availability of interruptible capacity on the expansion facilities; 5) engaged in a systematic effort to remove Sunrise as a competitor of Enron Marketing in the California market by refusing to amend or modify Sunrise’s firm contracts, and; 6) facilitated and actively participated in Enron Marketing’s anti-competitive and predatory behavior toward Sunrise. The complaint was dismissed and the request to investigate was denied. On March 3, 1993, Sunrise Energy Company, Signal Fuels Trading Company, Natural Gas Clearinghouse, and Indicated Shippers filed for rehearing of the “Order of Complaint,” and Meridian Oil Incorporated requested clarification and/or reconsideration of the order. The requests for rehearing, clarification and reconsideration were all denied. On March 7, 1994, Sunrise Energy filed a motion for clarification submitting that the legal effect was to render moot the allegations and Transwestern’s response to those allegations on rehearing. Sunrise’s request for clarification was granted and provided.

	Filed:	11/23/92
	Approval date:	02/01/93 62 FERC ¶61,087 (1993)
CP93-75-001	Filed:	03/03/93
	Rehearing denied:	02/03/94 66 FERC ¶61,170 (1994)
CP93-75-002	Filed:	03/07/94
	Clarification granted:	04/20/94 67 FERC ¶61,093 (1994)

CP93-367	RATE SCHEDULE X-16 ABANDONMENT Application to abandon a natural gas exchange service provided pursuant to Williams Natural Gas (WNG) Rate Schedule X-17 and Transwestem Rate Schedule X-16. WNG and TW were authorized to exchange gas under an exchange agreement dated August 9, 1979 in Docket No. CP80-25 at a delivery and balancing point between WNG and Transwestern in Hemphill County, Texas, and from additional wells in Roger Mill, Ellis, Woodward and Dewey Counties, Oklahoma and in Hemphill and Lipscomb Counties, Texas.

Filed:	06/01/93
Approval date:	08/19/93 64 FERC ¶62,120 (1993)

CP93-529	ABANDONMENT BY TRANSFER TO TRANSWESTERN L.P. Section 7(b) application to abandon services and facilities by transfer to Transwestem LP., and to acquire and operate Transwestern’s facilities, and to transport gas in interstate commerce pursuant to section 7(c). On August 30,1 994, Transwestem filed a notice of withdrawal of the application; withdrawal was effective September 14, 1995.

Filed:	06/30/93
Withdrawal approved:	09/22/94 68 FERC ¶61,415 (1994)

Appendix 3.9(b)

1994

CP94-55

RATE SCHEDULE X-9 ABANDONMENT Section 7(b) application to abandon a portion of two exchange services with Caprock Natural Gas Company. Caprock filed a 7(b) application in Docket No. CP93-306 to abandon certain pipeline and compressor facilities and related exchange and transportation services. Northern Natural Gas Company (Northern Natural) filed in Docket No. CP94-302 a related application to abandon a related firm transportation service for Caprock. Caprock stated that gas had been delivered by Caprock to Transwestem in Roberts County, Texas and that Transwestem redelivered the gas to Caprock in Parmer County, Texas. The gas was then delivered to Westar Transmission Company (Westar) in Gaines County, Texas. Because gas delivery declined, the parties no longer desired the exchange services and the facilities were no longer required. On September 23, 1994, Caprock and Cholla Petroleum Inc. (Cholla) filed a motion for clarification to determine that the facilities are non-jurisdictional gathering facilities exempt from the Commission’s NGA jurisdiction and that the rates for gathering services will not be subject to the Commission’s jurisdiction under section 4 and 5 of the NGA.

	Filed:	11/02/93
	Approval date:	08/10/94 68 FERC ¶61,224 (1994)
CP94-55-001	Amendment filed:	09/23/94
	Approval date:	11/18/94 69 FERC ¶61,230 (1994)

CP94-90	RATE SCHEDULE NO. X-6 ABANDONMENT Section 7(b) application to abandon a natural gas transportation and exchange service between Transwestern and American Processing (American). Pursuant to an agreement between Transwestem and American, the agreement provided that American would deliver gas to Transwestem in Roberts County, Texas, and Transwestern would redeliver equivalent volumes to American in Gray or Carson Counties, Texas. In accordance with the terms of the agreement, Transwestem notified American on June 1, 1993, that it wished to terminate the agreement effective January 1, 1994. Transwestem stated that all exchange activity under the agreement ceased, no imbalance existed and no facilities would be abandoned.

Filed:	11/18/93
Approval date:	03/01/94 66 FERC ¶62,107 (1994)

Appendix 3.9(b)

1994

CP94-211	VACA LATERAL ABANDONMENT Section 7(b) application to abandon by sale to Enron Oil & Gas Company (Enron) certain facilities located in Lea County, New Mexico. Transwestem proposed to abandon by sale to its affiliate Enron the “Vaca lateral” which included approximately 0.71 mile of 4-inch pipeline, one meter station and related facilities attached to Transwestem’s 24-inch West Texas lateral in Lea County, New Mexico. Transwestern filed an amendment seeking to transfer the Vaca lateral facilities to TGC, which in turn conveyed the Vaca lateral facilities to Enron Oil and Gas Company

	Filed:	02/02/94
	Approval date:	11/01/94 69 FERC ¶61 ;130 (1994)
CP94-211-001	Amendment filed:	11/16/94
	Approval date:	07/27/95 72 FERC ¶61,085 (1995)

CP94-213	SOUTH HIGGINS AND TRENFIELD FACILITIES ABANDONMENT Section 7(b) application to abandon by sale to Mewbourne Oil Company (Mewboume) certain small diameter pipelines, meter stations and related facilities located in Lipscomb County, Texas and Ellis County, Oklahoma. Transwestern proposed to abandon by sale approximately five miles of 4-inch and 6-inch pipeline, two meter stations and related facilities (South Higgins facilities). These facilities were attached to Transwestern’s 12-inch Leedy lateral in Ellis County, Oklahoma. Transwestern also proposed to abandon approximately seven miles of 4-inch pipelines, six meter stations, and related facilities (Trenfield facilities). These facilities were located off the east end of Transwestern’s Mammoth Creek lateral in Lipscomb County, Texas.

	Filed:	02/03/94
CP94-213-001	Filed amendment:	05/27/94
	Approval date:	08/17/94 68 FERC ¶61,236 (1994)

CP94-254	REFUNCTIONALIZATION Section 7(b) and 7(c) application for a certificate of public convenience and necessity and abandonment authorization relating to proposed refunctionalization of certain facilities from production and gathering to transmission and from transmission to production and gathering, respectively. Transwestern filed an amendment requesting to functionalize each facility individually, and not generically, based on its primary function.

	Filed:	02/24/94
CP94-254-001	Filed amendment:	02/25/97
	Approval date:	07/27/95 72 FERC ¶61,085 (1995)

Appendix 3.9(b)

1994

CP94-307	AMOCO’S EMPIRE ABO PLANT - Prior notice filing for authorization to install and operate a tap and metering facilities at a new point of delivery to provide natural gas to Amoco Production Company’s Empire Abo Plant in Eddy County, New Mexico.

Filed	03/24/94
Approval date:	?? 05/19/94 59 FR 15718 (1994)

CP94-341	RATE SCHEDULE X-14 ABANDONMENT Section 7(b) application to abandon a natural gas exchange service requested by Natural Gas Pipeline Company of America (Natural) and Transwestern Pipeline Company as provided under Natural’s Rate Schedule X-69 and Transwestern’s Rate Schedule X-14. Under the agreement, Natural delivered natural gas to Transwestem in Eddy, Lea, and Chaves Counties, New Mexico and Ward County, Texas. In exchange, Transwestern delivered equivalent volumes of natural gas to Natural in Roosevelt and Eddy Counties, New Mexico and in Beckham County, Oklahoma. By a letter agreement dated January 31, 1994, Natural and Transwestern agreed to terminate the exchange service effective June 15, 1993.

Filed:	04/07/94
Approval date:	05/12/94 67 FERC ¶62,124 (1994)

CP94-676	SID RICHARDSON DELIVERY POINT Prior notice filing for authorization to install and operate a tap and valve at a new point of delivery to provide interruptible transportation of up to 700 Mcf/d of natural gas to Sid Richardson Gasoline Company (Richardson), a producer located in Winkler County, Texas.

Filed	07/21/94
Approval date:	07/27195 72 FERC ¶61,085 (1995)

CP94-751-000	ABANDONMENT OF FACILITIES - Section 7(b) filing for permission and approval to abandon and remove certain transmission and gathering facilities. Filed two (2) Amendments to the application to correct and revised facilities to be abandoned (CP94-751-001 & 002) in the instant application. Order issued on July 27, 1995 in Docket No. RP95-271, et al., granted abandonment by removal as conditioned by Appendix D to the Order. Additional, Amendment to application filed on November 13, 1995 and is more fully described below (CP94- 751-004). Initial implementation plan on removal filed January 26, 1996. Revised implementation plan filed March 1, 1996. Director’s Letter issued March 5, 1996 approved the revised implementation plan.

	Filed:	08/30/94
CP94-751-001	Filed Amendment to Application:	10/03/94
CP94-751-002	Filed Amendment to Application:	05/01/95
	Order Approving Abandonment:	07/27/95 71 FERC ¶61,085 (1995)
CP94-751-003	Request for Rehearing:	08/28/95
	Order Denying Rehearing:	10/17/95

Appendix 3.9(b)

1994

CP94-751-004	751 ABANDONMENT Section 7(b) application to modify the abandonment authorization of certain facilities owned by Transwestem Pipeline Company. The Commission’s July, 1995 order addressed separate applications by Transwestern in Docket No. CP94-751-000 and CP95-70-000 to abandon certain compressors, treater plants, meters, dehydration units and associated facilities. The amendment requested modification of the July, 1995 abandonment authorization to permit some of the facilities originally proposed to abandon in place, to be abandoned by sale to Agave Energy Company, Conoco, Inc., Enron Oil & Gas Company, Highlands Gathering and Processing Company, and Mobil Producing Texas and New Mexico, Inc. This amendment authorized the transfer of the facilities identified.

Filed:	11/13/95
Approval date:	07/02/96 76 FERC ¶61,018 (1996)

CP94-751-005	751 AMENDMENT Amendment to application requests permission to abandon certain of the facilities in the original application by sale to third parties rather than removal. This amendment requested modification of the July, 1995 abandonment authorization to permit some of the facilities originally proposed to abandon in place to be abandoned by sale to Agave Energy Company, Conoco, Inc., Enron Oil & Gas Company, Highlands Gathering and Processing Company, and Mobil Producing Texas and New Mexico, Inc.

Filed Amendment to Application:	12/24/96
Order issued:	11/03/97 81 FERC ¶ 61,151 (1997)

Appendix 3.9(b)

1995

CP95-65	RATE SCHEDULE X-7 ABANDONMENT Section 7(b) application to abandon an exchange service between Transwestem and Natural Gas Pipeline Company of America. Pursuant to a gas exchange agreement between Transwestern and Natural Gas Pipeline Company, Transwestern and Natural were authorized to exchange natural gas during periods of emergency at existing facilities in Eddy County, New Mexico and Hansford and Gray Counties, Texas. However, neither of their records indicated whether or not this exchange was ever utilized. Pursuant to a letter agreement between Transwestern and Natural Gas Pipeline Company dated October 12, 1997, Transwestern and Natural agreed to terminate the Agreement as of December 1, 1993.

Filed:	11/09/94
Approval date:	01/05/95 70 FERC ¶62,007 (1995)

CP95-70

SPINDOWN ABANDONMENT/RATE SCHEDULES X-1                    AND X-15

ABANDONMENT Section 7(b) application to abandon certain facilities located in Kansas, New Mexico, Oklahoma, and Texas by sale to its wholly owned subsidiary, Transwestem Gathering Company (TGC). Transwestern also requested authorization to abandon (1) certain interruptible service agreements under Rate Schedule ITS-1, to the extent receipt points on contracts effectuating such service were located on the facilities to be abandoned; (2) certain firm (i.e., no-notice) transportation service under Rate Schedule FTS-2 provided to various right-of-way grantors or agricultural users, and small general customers; and (3) certain certificated exchange services which are performed under Rate Schedules X-1 and X-15.

Filed:	11/14/94
Approval date:	07/27/95 72 FERC 761,085 (1995)

CP95-153	BRILLHART AND KIOWA CREEK SYSTEM ABANDONMENTS Section 7(b) application to abandon by sale portions of the Brillhart and Kiowa Creek gathering systems to GPM Gas Corporation. Abandonment consists of approximately one mile of four-inch pipeline and two meter stations located in Lipscomb County, Texas.

Filed:	01/12/95
Approval date:	07/27/95 72 FERC 761,085 (1995)

CP95-327	RIO GRANDE RIVER CROSSING Section 7(c) application to construct and operate approximately 3,200 feet of 30-inch diameter pipeline under the Rio Grande River in Valencia County, New Mexico. On August 20, 1994, the northern most pipeline exploded resulting in the loss of that segment and damage to the steel structure pipeline bridge. Transwestem replaced one of the pipelines and the bridge under section 2.55(b) of the Commission’s Regulations. The total cost of this project to replace the second pipeline was $1,675,000, and was reimbursed by Transwestem’s insurance carrier.

Filed:	04/17/95
Approval date:	08/16/95 72 FERC 762,147 (1995)

Appendix 3.9(b)

1995

CP95-378	NGC/GRAY AND WHEELER COUNTY FACILITIES ABANDONMENT Section 7(b) application for authorization to abandon: (1) by sale to NGC Intrastate Pipeline Company (NGC) certain transmission facilities including two meter stations, five compressors, 6.5 miles of 10-inch pipeline and 17.4 miles of eight- inch pipeline located in Gray and Wheeler Counties, Texas; (2) by reconveyance to GPM pursuant to an exchange agreement dated September 18, 1972, six mites of 16-inch pipeline located in Gray County, Texas; and (3) a FTS-2 Transportation Service Agreement between Transwestem and the City of LeFlors.

Filed:	05/01/95
Approval date:	07/27/95 72 FERC ¶61,085 (1995)

Appendix 3.9(b)

1996

CP94-751-004	CP94-751-004 - Amendment to application requests permission to abandon certain of the facilities in the original application by sale to third parties rather than removal. There are five (5) separate closings. Closed are sale to Conoco, Agave Energy Company, and Enron Oil & Gas. Bills of Sale for remaining facilities drafted by Legal. Pending sales are Mobil Producing Texas and New Mexico, Inc. and Highlands Gathering & Processing Company.

REMAINING CONDITION: • Notice of abandonment.
Filed Amendment to Application:	11/13/95
Order Approving Abandonment:	07/02/96 76 FERC 1162,006 (1996)

CP96-10	SAN JUAN EXPANSION - PHASE I Section 7(c) application to construct and operate a new 10,000 horsepower compressor station located near Mile Post 36 on Transwestem’s San Juan Lateral, to construct and operate 7,000 hp of additional compression at the existing Bloomfield compressor station, to adjust its mainline and San Juan Lateral capacity on a flexible basis by changing the pressure of its mainline facilities, to operate an existing 4,132 hp back-up compressor on a flexible basis at the Bloomfield compressor station, and to purchase from Northwest Pipeline Corporation a 77.7% undivided ownership interest in Northwest’s mainline LaPlata Facilities.

Filed:	10/04/95
Environmental Assessment 3/1/96	03/01/96
Approval date:	04/29/96 75 FERC IT61,107 (1996)
Acceptance Letter	05/29/96
Implementation Plan	06/19/96
Bloomfield/Bisti In Service at 12/1/96	12/05/96
Post Construction Bloomfield Noise Survey 01/29/97

CP96-33	HALL FARM TAP ABANDONMENT Section 7(b) application to abandon by sale the S. Gene Hall farm tap located in Gray County, Texas, to NGC Intrastate Pipeline Company. Transwestem facilities connected to the Hall farm tap were abandoned by sale to NGC in Docket No. CP95-378. This was initially certificated in Docket No. CP75-17 and CP75-277.

Filed:	10/24/95
Approval date:	11/17/95 73 FERC 1162,115 (1995)

Appendix 3.9(b)

1996

CP96-119	WEST TEXAS LATERAL AND CHENOT PUTNAM LATERAL ABANDONMENT Section 7(b) application to abandon by sale to Chevron USA, Inc. Certain pipeline facilities (West Texas Lateral and Chenot Putnam Lateral), including two farm taps. On January 5, 1997, Chevron filed a request for an order declaring that the facilities, once acquired and operated by Chevron, would perform a gathering function, and as such, would be exempt from Commission regulation under the section 1(b) of the National Gas Act. Closing effective September 16. Notice of Abandonment filed on September 24.

Filed:	12/22/95
Approval date:	08/07/96 76 FERC ¶61,189 (1996)

CP96-214

WEST TEXAS GAS FARM TAPS - Section 7(b) application to abandon 59 farm taps located in parts of Texas and New Mexico, along with the related service that Transwestern renders through such facilities, by sale to West Texas Gas, Inc. On January 8 1997, Transwestern filed a supplement to its application, removing five of the farm taps in questions from its original application and the corresponding sale agreement with West Texas. On September 10, 1998 filed the Notice of Abandonment for 54 farm taps effective September 1, 1998.

Filed:	02/27/96
Approval date:	02/26/97 78 FERC ¶61,183 (1997)

CP96-370	TEMPORARY COMPRESSION - Section 7(c) application for a blanket certificate authorizing Transwestern to install, operate, and remove temporary compressor units during scheduled or unscheduled maintenance. Certificate issued with environmental conditions. The blanket certificate is limited for the purpose of maintenance of existing permanent compressor units. The temporary compressor units shall not be used to increase the volume of service above that rendered by the involved existing permanent compressor units. Certificate accepted September 20, 1996. Reporting of temporary compressors will be included in the Annual Blanket Certificate Report.

Filed:	04/30/96
Order issued:	08/21/96 76 FERC ¶61,211 (1996)
Certificate Accepted:	09/20/96

CP96-371	BILBREY COMPRESSION ABANDONMENT Section 7(b) application requesting abandonment and removal of the Santa Fe Bilbrey Compressor Unit and its Texaco Bilbrey Compressor Unit, both located on Transwestem’s Monument Lateral in Lea County, New Mexico.

Filed:	04/30/96
Approval date:	07/02/96 76 FERC ¶62,006 (1996)

Appendix 3.9(b)

1997

CP94-751-005	CP94-751-005 - Amendment to application requests permission to abandon certain of the facilities in the original application by sale to Continental Natural Gas, Inc. and GPM Gas Corporation rather than remove the equipment as originally proposed.

REMAINING CONDITION:
Notice of abandonment.
Filed Amendment to Application:	12/24/96
Order issued:	11/03/97 81 FERC ¶61,151 (1997)

CP97-159	PANHANDLE P1 and P2 COMPRESSOR MODIFICATIONS - Section 7(c) application for a certificate of public convenience and necessity to modify the P1 and P2 compressor units in order increase operational flexibility and increase capacity of approximately 14 MMcf per day on the Panhandle lateral.

Filed:	12/18/96
Notice of Application	01/13/97
Approval date:	05/08/97 79 FERC ¶62,102 (1997)
In-Service

CP97-209	GPM/CACTUS DELIVERY POINT - Prior notice filing to install and operate a new delivery point in Sherman County, Texas in order to provide natural gas deliveries to GPM for fuel use.

Filed:	01/27/97
Approval date:	03/18/97

CP97-286	BLOOMFIELD COMPRESSOR MODIFICATIONS - Section 7(c) application for a certificate of public convenience and necessity to modify the Bloomfield compressor units in order increase operational flexibility and increase capacity of approximately 25 MMcf per day on the San Juan lateral. The modified compressors were placed in-service on December 1, 1997. Actual project costs filed May 20, 1998.

Filed:	03/12/97
Order issued:	11/05/97 81 FERC ¶61,172
In-Service	12/01/97

CP97-349	WTG/HANSFORD DELIVERY POINT - Prior notice filing to operate an existing side valve located in Hansford County, Texas as a new delivery point in order to provide natural gas deliveries to West Texas Gas to serve residential and commercial customers. WIG will own and operate all facilities downstream of the tap.

Filed:	04/17/97
Approval date:	06/10/97

Appendix 3.9(b)

1997

CP97-391	ANNUAL 311 REPORT - Annual Report for the construction of facilities pursuant to §311(a) of the Natural Gas Policy Act of 1978 for calendar year 1996.

Filed:	04/28/97

CP97-393	ANNUAL 2.55(b) REPORT - Annual Report for the replacement of facilities pursuant to §2.55(b) of the Commission's Regulations for calendar year 1996.

Filed:	04/28/97

CP97-397	ANNUAL BLANKET REPORT - Annual Blanket Certificate Report for the construction, operation, and abandonment of eligible facilities under automatic authorizations for calendar year 1996.

Filed:	04/28/97

CP97-516	SAN JUAN EXPANSION - PHASE II - Section 7(c) application for a certificate of public convenience and necessity to expand capacity of the San Juan facilities. Facilities include a new 15,000 horsepower compressor station at Standing Rock and additional 2,000 horsepower at the existing LaPlata "A' compressor station to increase capacity from Ignacio to Blanco by 115,000 Dth/d and from Blanco to Thoreau by 130,000 Dth/d. Application amended to install a 7000 ISO rated horsepower unit at the LaPlata compressor station in lieu of the 2000 HP unit originally proposed. On December 18, 1997, notified FERC that discussions continue with representatives of the Navajo Nation regarding R-O-W for Standing Rock. Order Granting Clarification issued on February 18, 1998 pursuant to Transwestern's December 17, 1997 request for clarification regarding locked in rates. The Commission clarified that locked in rates applies to "Current Customers" only as set forth in Appendix C of the Global Settlement. On April 8, 1998, Northern filed the notice of an April 1, 1998 in-service date for the LaPlata "A" facilities. On December 25, 1998, Transwestern notified FERC that it was unable to reach agreement with the Navajo Nation regarding ROW for the Standing Rock compressor station. Transwestern filed on September 25, 1998 a request to vacate the portion of the certificate authorizing the construction and operation of the Standing Rock station. Notice Vacating in Part Prior Order was issued March 16, 1999 for the Standing Rock portion of this certificate.

	Original Application Filed:	05/19/97
CP97-516-001	Amendment filed:	08/22/97
	Order issued:	11/17/97 81 FERC ¶61,217 (1997)
	Certificate accepted:	11/21/97
Order Granting Clarification issued: 02/18/98 82 FERC ¶61,164 (1998)
	Notice Vacating in Part at Standing Rock	03/16/99
	In Service of La Plata Modifications	04/01/98

Appendix 3.9(b)

1988

CP98-8	CITIZENS UTILITIES DELIVERY POINT - Prior notice filing for authorization to operate existing facilities located in Coconino County, Arizona as a delivery point to accommodate natural gas deliveries to Citizens Utilities Company.

Filed:	10/03/97
Approval date:	11/25/97

CP98-13	PG&E ABANDONMENT - Section 7(b) application for permission and approval to abandon, by sale to PG&E-TEX, the Gomez lateral located in Ward and Pecos Counties, Texas and certain service render thereby. PG&E filed its “Petition for a Declaratory Order” in Docket No. CP98-43. On January 8, 1998, Transwestern supplemented Exhibit U to the original filing with the First Amendment to the Purchase and Sale Agreement. Filed to further supplement Exhibit U of the original application for additional amendments to the Asset Purchase Agreement. Notice of Withdrawal of Application and Request to cancel Settlement Conference was filed August 28, 1998.

Filed:	10/09/97
Application Withdrawn:	08/28/98
Withdrawal effective:	09/14/98

CP98-233	KN INTERSTATEILIPSCOMB MOCANE & LEEDY LATERAL SALE - Section 7(b) application for permission and approval to abandon, by sale to K N Interstate Transmission Company, Transwestern’s Lipscomb Mocane and Leedy laterals. Mewbourne withdrew its protest October 1, 1998. Aurora did not withdraw its protest. On December 22, 1998, the Commission issued an Order Denying Protest and Approving Abandonment. A Second Amendment to the Asset Purchase Agreement was executed January 31, 2000 extending the terms of the agreement until March 31, 2000. An agreement to assign the original Asset Purchase Agreement, as amended, to OneOk, Inc. was executed April 5, 2000. OneOk has until July 5, 2000 to notify Transwestern of its intent to purchase the subject facilities. By letter dated June 26, 2000, ONEOK officially exercised its right to terminate the Asset Purchase Agreement for this transaction.

Filed:	02/13/98
Order Issued:	12/22/98	85 FERC ¶61,416 (1998)
Order on Motion to Vacate:	06/04/01	95 FERC ¶ 61,443 (2001)
Regulatory Contact: Michele

CP98-413	ANNUAL 311 REPORT - Annual Report for the construction of facilities pursuant to §311(a) of the Natural Gas Policy Act of 1978 for calendar year 1997.

Filed:	04/30/98

Appendix 3.9(b)

1998

CP98-419	ANNUAL BLANKET REPORT - Annual Blanket Certificate Report for the construction of eligible facilities under automatic authorizations for calendar year 1997

Filed:	04/30/98

CP98-690	PITCO RESTRUCTURING - Joint Petition for Declaratory Order and Waiver of Tariff Provisions filing pursuant to Section 385207(a)(2) of the Commission’s Regulations. PG&E Gas Transmission, Northwest Corporation, Transwestern Pipeline Company, Pacific Interstate Transmission Company and Pan-Alberta Gas (U.S.) Inc. are the joint petitioners. Specifically, the joint petitioners seek waiver of the respective capacity release provisions of PGT and Transwestem’s tariff to the extent necessary to accommodate PITCO’s request in Docket No. CP98-529 to reassign capacity related to pre-built ANGTS facilities due to its change in status under the NGA. On September 23, 1998, the parties filed a Stipulation, Agreement and Settlement in the docket. On December 17, 1998, the Commission issued an Order on Settlement and Authorizing Abandonment, Acquisition of Facilities, Waiving Tariff Provisions, and Granting Motion for Consolidation. The Order on Rehearing upholds the original order by denying DEK’s request for rehearing and allows PGE/Northwest to waive its Tariff to the extent necessary to permit credit support for PAGUS.

	Filed:	07/24/98
	Order Issued:	12/17/98 85 FERC ¶61,378 (1998)
CP98-690-001	Request for Rehearing Filed:	01/15/99
	Order on Rehearing Issued:	11/29/99 89 FERC ¶61,246 (1999)

CP98-745	SPS/HOBBS DELIVERY POINT - Prior notice filing to operate an existing delivery point acquired pursuant to §311(a) of the NGPA to provide non-restricted service to Southwest Public Service Company at its Cunningham Power Plant. Transwestem will also begin operating the pipeline connected to the subject delivery point pursuant to the automatic authorization of its blanket certificate and §157.208(a) of the Commission’s Regulations. Staff is holding the Notice until Transwestern supplemented its request providing eligible on behalf of entity, costs to acquire facilities, and certain environmental data. Supplement filed September 4, 1998. Application withdrawn due to incorrect legal description and Staffs request that Transwestem include pipeline in its request. Request may be refiled at a later date.

Filed:	08/25/98
Withdrawal Filed:	09/14/98
Withdrawal Effective:	09/29/98

Appendix 3.9(b)

1998

CP98-795	UPH/BURTON FLATS SALE AND CRAWFORD COMPRESSOR RELOCATION - Section 7 application for permission and approval to abandon by sale to Union Pacific Highlands Gathering and Processing Company (UPH) approximately 58 miles of pipeline and request to relocate the Crawford compressor station. On July 8, notified FERC that the first, of a two-part closing, became effective July 1, 1999. Subsequent negotiations with Duke have resulted in the cancellation of the second closing. On January 12, 2001, Transwestem filed a letter notifying FERC that, due to economic reasons, the second closing/abandonment will not take place. This decision also precluded the need to relocate the Crawford compressor station. FERC may or may not respond to the letter filed January 12, 2001.

Filed:	09/23/98
Order:	04/01/99 87 FERC ¶61,004 (1999)
Certificate Accepted:	04/26/99

Appendix 3.9(b)

1999

CP99-522	GALLUP EXPANSION/SAN JUAN COOLERS - Section 7(c) application to install and operate additional cooling at the Bloomfield and LaPlata “A” compressor stations and a new electric drive compressor station near Gallup all on the San Juan Lateral. The subject facilities will create incremental firm capacity of approximately 50,000 Mcf/d on the San Juan Lateral downstream of the Bloomfield compressor station for a total capacity on the San Juan Lateral of 850,000 Mcf/d. The facilities will also allow Transwestern to increase its mainline operating pressure from Thoreau to California to 950 psig, thereby allowing Transwestem to operate its mainline west to California at its certificated capacity of 1,090,000 Mcf/d. The certificate authority for operational flexibility of the San Juan Lateral and the mainline for deliveries east of Thoreau received in Docket No. CP96-10 will remain in full force and effect (this would become an issue if the unit at Gallup is abandoned).

Filed: 05/13/99
Order Issued: 01/13/00 90 FERC ¶ 61,032 (2000)

Accepted Certificate: 01/14/00

In Service at Bloomfield Coolers	04/06/00
In Service at La Plata Coolers	04/20/00
In Service at Gallup Station	05/01/00

CP99-534	STATION 8 - Section 7(b) application for permission and approval to abandon by removal Unit No. 3 (6,500 HP) at Transwestern’s Station 8 located in Lincoln County, New Mexico. On December 2, 1999, Transwestem filed the Notice of Abandonment of Unit #3 at Station 8 effective November 30, 1999.

Filed:	05/21/99

Order issued:	08/18/99 88 FERC 1162,157 (1999)

CP99-447	ANNUAL BLANKET REPORT - Annual Blanket Certificate Report for the construction of eligible facilities under automatic authorizations for calendar year 1998

Filed:	04/30/99

NM	ANNUAL REPORT OF 311 FACILITIES UNDER SECTION 284.11(d) - Annual Report for construction activity during the year 1998 under Section 284.11(d) of the Commission’s Regulations.

Filed:	(Not Filed)

Appendix 3.9(b)

1999

CP99-443	ANNUAL 2.55(b) REPORT - Annual Report for the replacement of facilities pursuant to §2.55(b) of the Commission’s Regulations for calendar year 1998.

Filed:	04/30/99

N/A	ANNUAL SYSTEM CAPACITY REPORT - Pursuant to Section 284.13 for the calendar year 1998.

Filed:	03/01/99

N/A	ANNUAL SYSTEM FLOW DIAGRAMS REPORT - FERC Form No. 567 for the calendar year 1998.

Filed:	05/28/99

N/A	QUARTERLY INDEX OF CUSTOMERS REPORT - Pursuant to Section 284.106 for the calendar year 1999.

Filed:

1st Quarter:	12/31/98
2nd Quarter:	04/01/99
3rd Quarter:	06/29/99
4th Quarter:	10/01/99

Appendix 3.9(b)

2000

CP00-277	ANNUAL BLANKET REPORT - Annual Blanket Certificate Report for the construction of eligible facilities under automatic authorizations for calendar year 1999.

Filed:	05/01/00

N/A	ANNUAL REPORT OF 311 FACILITIES UNDER SECTION 284.11(d) - Annual Report for construction activity during the year 1999 under Section 284.11(d) of the Commission’s Regulations.

Filed:	(Not Filed.)

CP00-305	ANNUAL 2.55(b) REPORT - Annual Report for the replacement of facilities pursuant to §2.55(b) of the Commission’s Regulations for calendar year 1999.

Filed:	05/01/00

N/A	ANNUAL SYSTEM FLOW DIAGRAMS REPORT - FERC Form No. 567 for the calendar year 1999.

Filed:	6/01/00

RM85-1	ANNUAL SYSTEM CAPACITY REPORT - Pursuant to Section 284.13 for the calendar year 1999.

Filed:	3/01/00

N/A	QUARTERLY INDEX OF CUSTOMERS REPORT - Pursuant to Section 284.106 for the calendar year 2000.

Filed:

1st Quarter	12/22/99
2nd Quarter:	03/31/00
3rd Quarter	06/29/00
4th Quarter:	10/02/00

1	FERRIS gives a 5/01/00 record for a Transwestem 311 Filing. Look to the right column for a reference to “2.551f. This record is actually Transwestem’s Annual 2.55(b) Replacement Report, not a 311 Report. Transwestem has no files supporting a 311 Report for the year 1999.

Appendix 3.9(b)

2001

CP01-115	Red Rock Expansion - Section 7(b)/7(c) application requesting permission and approval to: (1) abandon in-place existing units totaling 49,500 HP at Transwestem’s Stations 1, 2, 3 & 4 and (2) install a 41,500 HP unit at each station resulting in 150,000 Mcf/d of incremental firm capacity from Thoreau to the California border. Requested expedited treatment with an Order issued by August 1, 2001.

Application Filed:	03/29/2001
FERC Environmental Assessment	06/14/2001
Order Issuing Certificate and
Approving Abandonment:	07/16/2001
Acceptance Letter	07/19/2001
Placed in Service 06/15/02	06/21/2002
Order Extension of Time	07/09/2002
Post Construction Noise Survey	08/06/2002
Notification of Abandonment	12/16/2002
In-Service (Stations 1-3)	06/15/2002

CP01-272	ANNUAL BLANKET REPORT - Annual Blanket Certificate Report for the construction of eligible facilities under automatic authorizations for calendar year 2000.

Filed:	05/01/01
Revision Filed:	12/13/01

N/A	ANNUAL REPORT OF 311 FACILITIES UNDER SECTION 284.11(d) - Annual Report for construction activity during the year 2000 under Section 284.11(d) of the Commission’s Regulations.

Filed:	(Not Filed?)

CP01-238	ANNUAL 2.55(b) REPORT - Annual Report for the replacement of facilities pursuant to §2.55(b) of the Commission’s Regulations for calendar year 2000.

Filed:	04/30/04

[2]

FERRIS gives a 4/30/01 record for a Transwestem 311 Filing. Look to the right column for a reference to “2.551f. In other words, this record is actually Transwestem’s Annual 2.55(b) Replacement Report, not a 311 Report. Transwestem has no records supporting a 311 Report for the year 2000.

Appendix 3.9(b)

2001

N/A	ANNUAL SYSTEM FLOW DIAGRAMS REPORT - FERC Form No. 567 for the calendar year 2000.

Filed:	5/30/01

N/A	ANNUAL SYSTEM CAPACITY REPORT - Pursuant to Section 284.13 for the calendar year 2000.

Filed:	3/01/01

N/A	QUARTERLY INDEX OF CUSTOMERS REPORT - Pursuant to Section 284.106 for the calendar year 2001.

Filed:

1st Quarter:	01/02/01
2[n]d Quarter:	04/02/01
2 Quarter 1st Revision	05/23/01
3rd Quarter.	07/02/01
4th Quarter:	10/01/01

Appendix 3.9(b)

2002 CP02-134	San Juan Lateral Capacity (Bloomfield Air Coolers) — Section 7 of the Natural Gas Act (“NGA”), as amended, and Part 157 of the Commission’s Regulations, requesting the issuance of a certificate of public convenience and necessity authorizing an additional 10,000 Dth/day of capacity on Transwestern’s San Juan lateral.

Filed:	04/02/2002
Noticed	04/05/2002
Order issuing Certificate and Approving Abandonment:	04/19/2002
Acceptance of Certificate	05/10/2002
In-Service	05/10/2002
(Constructed under Section 2.55(a)
W/O No. C.015384.01, Actual Cost = $288,404)

CP02-255	ANNUAL BLANKET REPORT - Annual Blanket Certificate Report for the construction of eligible facilities under automatic authorizations for the calendar year 2001.

Filed:	05/01/02
Revision Filed:	04/21/03

CP02-247	ANNUAL REPORT OF 311 FACILITIES UNDER SECTION 284.11(d) - Annual Report for construction activity during the year 2001 under Section 284.11(d) of the Commission’s Regulations.

Filed:	05/01/02

CP02-258	ANNUAL 2.55(b) REPORT - Annual Report for the replacement of facilities pursuant to §2.55(b) of the Commission’s Regulations for calendar year 2001.

Filed:	05/01/02

N/A	ANNUAL SYSTEM FLOW DIAGRAMS REPORT — FERC Form No. 567 for the calendar year 2001.

Filed:	05/10/02

N/A	ANNUAL SYSTEM CAPACITY REPORT — Pursuant to Section 284.13 for the calendar year 2001.

Filed:	02/25/02

N/A	QUARTERLY INDEX OF CUSTOMERS REPORT — Pursuant to Section 284.106 for the calendar year 2002.

Filed:
1st Quarter:	01/02/02
Revised 1st Quarter:	05/10/02
2nd Quarter:	04/01/02
3rd Quarter.	07/01/02
4th Quarter:	10/01/02

Appendix 3.9(b)

2003

CP03-205	ANNUAL BLANKET REPORT - Annual Blanket Certificate Report for the construction of eligible facilities under automatic authorizations for the calendar year 2002.

Filed:	05/01/03

CP03-160	ANNUAL REPORT OF 311 FACILITIES UNDER SECTION 284.11(d) - Annual Report for construction activity during the year 2002 under Section 284.11(d) of the Commission’s Regulations.

Filed:	05/01/03

CP03-164	ANNUAL 2.55(b) REPORT - Annual Report for the replacement of facilities pursuant to §2.55(b) of the Commission’s Regulations for calendar year 2002.

Filed:	05/01/03

N/A	ANNUAL SYSTEM CAPACITY REPORT — Pursuant to Section 284.13 for the calendar year 2002.

Filed:	02/28/03

N/A	ANNUAL SYSTEM FLOW DIAGRAMS REPORT — FERC Form No. 567 for the calendar year 2002.

Filed:	05/28/03

N/A	QUARTERLY INDEX OF CUSTOMERS REPORT — Pursuant to Section 284.106 for the calendar year 2003.

Filed:
1st Quarter:	01/02/03
2nd Quarter:	04/01/03
2ND Quarter Revised:	04/10/03
3rd Quarter:	07/01/03
4th Quarter:	10/01/03

Appendix 3.9(b)

2004

CPO4-104

San Juan 2005 Expansion Project - Section 7(b)(c) application for permission and approval to construct, modify, and operate pipeline looping, and to abandon, replace, install and modify certain compression, piping, and ancillary facilities. Transwestern’s proposed Expansion Project facilities will increase capacity by 375,000 Dth/day on the San Juan Lateral from the Blanco Hub located in San Juan County, NM to the Gallup area located at the interconnection of the San Juan Lateral and Transwestern’s mainline.

Filed:	04/08/04

Notice of Application	04/15/04

Order issued:	08/05/04

In-Service	05/01/05

CP05-04	P-1 and P-2 Compressor Stations Rewheel Project - Section 7(c) application requesting the issuance of a certificate of public convenience and necessity authorizing certain modifications at Transwestern’s existing P-1 and P-2 Compressor Stations, and an additional 10,000 Dth/day of incremental capacity on Transwestern’s Panhandle Lateral. Transwestem is requesting Commission authorization to replace the compressor wheels (“rewheel”) at its existing P-1 and P-2 Compressor Stations that will allow higher flow volumes that will create an incremental year-round 10,000 Dth/day of gas flow on its Panhandle Lateral.

Filed:	10/08/04

Notice of Application	10/13/04

Order Issued:	11/08/04

Commenced Construction	11/15/04

In-Service	11/19/05
Cost Comparison filed	05/19/05

CP04-196	ANNUAL BLANKET REPORT - Annual Blanket Certificate Report for the construction of eligible facilities under automatic authorizations for the calendar year 2003.

Filed:	04/30/04
Revision Filed:	09/09/04

CPO4-203	ANNUAL REPORT OF 311 FACILITIES UNDER SECTION 284.11(d) - Annual Report for construction activity during the year 2003 under Section 284.11(d) of the Commission’s Regulations.

Filed:	04/30/04

Appendix 3.9(b)

2004

CPO4-312	ANNUAL 2.55(b) REPORT - Annual Report for the replacement of facilities pursuant to §2.55(b) of the Commission’s Regulations for calendar year 2003.

Filed:	04/30/04

N/A	ANNUAL SYSTEM CAPACITY REPORT — Pursuant to Section 284.13 for the calendar year 2003.

Filed:	02/26/04

N/A	ANNUAL SYSTEM FLOW DIAGRAMS REPORT — FERC Form No. 567 for the calendar year 2003.

Filed:	05/28/04

N/A	QUARTERLY INDEX OF CUSTOMERS REPORT — Pursuant to Section 284.106 for the calendar year 2004.

Filed:
1st Quarter:	01/02/04
2nd Quarter:	04/01/04
3rd Quarter:	07/01/04
4th Quarter:	10/01/04

Appendix 3.9(b)

2005

CP05-294	ANNUAL BLANKET REPORT - Annual Blanket Certificate Report for the construction of eligible facilities under automatic authorizations for the calendar year 2004.

Filed:	04/29/05

CP05-259	ANNUAL REPORT OF 311 FACILITIES UNDER SECTION 284.11(d) - Annual Report for construction activity during the year 2004 under Section 284.11(d) of the Commission’s Regulations.

Filed:	04/29/05

CP05-285	ANNUAL 2.55(b) REPORT - Annual Report for the replacement of facilities pursuant to §2.55(b) of the Commission’s Regulations for calendar year 2004.

Filed:	04/29/05

N/A	ANNUAL SYSTEM CAPACITY REPORT — Pursuant to Section 284.13 for the calendar year 2004.

Filed:	03/01/05

N/A	ANNUAL SYSTEM FLOW DIAGRAMS REPORT — FERC Form No. 567 for the calendar year 2004.

Filed:	06/01/05

N/A	QUARTERLY INDEX OF CUSTOMERS REPORT — Pursuant to Section 284.106 for the calendar year 2005.

Filed:
1st Quarter:	01/01/05
2nd Quarter:	04/01/05
3rd Quarter:	07/01/05
4th Quarter:	10/01/05

Appendix 3.9(b)

2006

CP06-59	East of Canadian River Facilities Abandonment by Sale - Section 7(b) abandonment application requesting authorization to abandon by sale to PVR Midstream LLC approximately 115 miles of 12 and 16-inch pipeline laterals, one compressor station, and related appurtenant facilities located in Hemphill and Lipscomb Counties, Texas, and Beaver, Ellis, and Roger Mills Counties, Oklahoma (“East of Canadian River Facilities”). Also, Transwestem and PVR jointly request that the Commission declare the East of Canadian River Facilities, once abandoned, to be gathering and exempt from the Commission’s regulations pursuant to Section 1(b) of the NGA.

Filed:	2/03/06

Notice of Application	2119/06

Order Issued:	5/17/06

Notice of Abandonment	7107/06

Facilities Conveyed to PVR Midstream	7101/06

N/A	ANNUAL SYSTEM CAPACITY REPORT — Pursuant to Section 284.13 for the calendar year 2004.

Filed:	03/01/06

N/A	ANNUAL 2.55(b) REPORT - Annual Report for the replacement of facilities pursuant to §2.55(b) of the Commission’s Regulations for calendar year 2004.

Filed:	04/29/06

N/A	ANNUAL REPORT OF 311 FACILITIES UNDER SECTION 284.11(d) - Annual Report for construction activity during the year 2004 under Section 284.11(d) of the Commission’s Regulations.

Filed:	04/29/06

CP82-534	ANNUAL BLANKET REPORT - Annual Blanket Certificate Report for the construction of eligible facilities under automatic authorizations for the calendar year 2004.

Filed:	04/29/06

N/A	ANNUAL SYSTEM FLOW DIAGRAMS REPORT — FERC Form No. 567 for the calendar year 2005.

Filed:	06/01/06

N/A	QUARTERLY INDEX OF CUSTOMERS REPORT — Pursuant to Section 284.106.

1st Quarter Filed:	01/01/06
2nd Quarter Filed:	04/01/06
3rd Quarter Filed:	07/01/06
4th Quarter Filed	10/01/06

Appendix 3.9(b)

Section 3.10

LITIGATION

1.	In Re Natural Gas Royalties Qui Tam Litigation previously known as Grynberg v. Enron, et al. (including many pipeline defendants and TPC), U.S. District Court of Wyoming; MDL Docket No. 1293, CA. No. 99MD-1640 and 99MD1626. Associated with the sale of certain assets to Agave Energy Company, TPC agreed to indemnify Agave Energy Company for any ongoing expenses related to these proceedings as set forth in the Measurement Indemnification letter agreement of October 1, 1995 and letter dated August 27, 1999.

2.	TPC Order to Respond Proceeding, Docket No. 11402-6-000.

3.	United States Department of Interior, Bureau of Indian Affairs — TPC is managing two threatened trespass actions related to right of way on Tribal or allottee land.

(a)	The first matter involves an agreement with the United States Department of Interior, Bureau of Indian Affairs (BIA) covering 44 miles of ROW on a total of 69 Navajo allotments within Tribal or allottee lands. This ROW agreement expired on January 1, 2004. One Allottee, Mr. Leon Gibson, sent a letter dated January 16, 2004 to the BIA claiming TPC is trespassing. Discussions are ongoing with the BIA to approve the renewal application, which was filed in October 2002.

(b)	The second matter involves trespass actions related to 5100 feet of ROW on private allotments within the Laguna Pueblo that expired on December 28, 2002. TPC received a letter dated March 19, 2003 from the BIA on behalf of the two allottees asserting trespass.

4.	Enron Corp. v. Citigroup, Inc., U.S. Bankruptcy Court, Southern District of New York,

Adversary Proceeding No. 03-93611 (AJG). Enron Corp. initiated an adversary proceeding against Citigroup in 2003, seeking return of certain payments made by Enron to Citigroup shortly before the Enron bankruptcy. Citigroup notified TPC in December of 2004 that it intended to seek indemnification from TPC under the provisions of certain loan agreements executed in 2001 between TPC and Citigroup as to any amount ultimately required to be repaid by Citigroup to Enron. In January of 2005, Enron gave notice that it would assume the defense as to and indemnify CCE Holdings, LLC, against any action by Citigroup to collect from TPC. Discovery is ongoing in the adversary proceeding and TPC has not been joined in the litigation.

Section 3.11

TITLE TO PROPERTIES

Expiration of Permits

The following New Mexico State Highway Crossing Permits have expired. These permits are in the process of being renewed.

a.	30” Loopline

1.	Chaves County - TPC Tract No. M-1-L-H

2.	Lincoln County - TPC Tract Nos. M-92-L-H and M-97-L-H

3.	Valencia County - TPC Tract No. M-165-L-H

4.	Cibola County - TPC Tract Nos. M-187-L-H.1, M-187-L-H.2, M-

187-L-H.3, M-187-L-H.4, M-187-L-H.5 and M-193-L-H

b.	24” West Texas Loop - Chaves County - TPC Tract Nos. MTL-3-L-H, MTL-5-

L-H, MTL-16B-L-H and MTL-66-L-H

c.	36” West Texas Loop - Eddy County - TPC Tract Nos. MTL-81-L-H, MTL-89-

L-H and MTL-93-L-H

d.	36” West Texas Loop - Lea County - TPC Tract No. MTL-112-L-H

e.	12” Atoka Artesia Lateral - Eddy County - TPC Tract Nos. MTL-0001-L-10-

HX.2 and MTL-0001-L-10-HX.3

f.	16” Crawford Loop Lateral - Eddy County - TPC Tract Nos. MTL-0002-L-20-

HX and MTL-0002-L-21-HX.1

Rentals in arrears

a.	16” Keystone Lateral

1.	Winker County, Texas - TPC Tract No. TL-0005-06-RRX.1. Rental last paid to Texas-New Mexico Railway Co. thru 1988 -Successor in title has never been identified despite attempts to do so.

2.	Winkler County, Texas - TPC Tract No. TL-0005-06-RRX.2. Rental last paid to Texas-New Mexico Railway Co. thru 1988 -Successor in title has never been identified despite attempts to do so.

Right-of-Way Exceptions

a.	30” Mainline

1.	TPC Tract No. M-134A - SW/4 NW/4, Section 22, Township 2 North, Range 5 East, Torrance County, New Mexico. Pipeline traverses property for a distance of 1,548 feet or 0.293 miles. No Easement or permanent Right-of-Way file has been located. Owners unknown.

2.	TPC Tract No. M-167A - Portion of Belen Grant, Valencia County, New Mexico. Pipeline traverses property for a distance of approximately 4,000 feet or 0.758 miles. No Easement or permanent Right-of-Way file has been located. Owner(s) unknown.

3.	TPC Tract No. M-236-R - Portion of S/2, Section 3, Township 13 North, Range 12 West, McKinley County, New Mexico. Pipeline traverses property for a distance of 2,878 feet or 0.545 miles. No Easement or permanent Right-of-Way file has been located. The owner in 1959 as reflected on alignment drawing was Electric Plains Railroad Spur; current owners unknown.

b.	30” Loop of Mainline - TPC Tract No. M-167A - Portion of Belen Grant, Valencia County, New Mexico. Pipeline traverses property for a distance of approximately 4,008 feet or 0.759 miles. No Easement or permanent Right-of-Way file has been located. Owner(s) unknown.

c.	16” Crawford Lateral Loop — The ROW documents related to the following tracts were inadvertently assigned in a sale to GPM (Assets now owned by Duke Field Services, successor in title). The pipeline was not conveyed. TPC is in the process of attempting to have these instruments assigned back to TPC from Duke.

1.	TPC Tract No. MTL-0002-L-01-BX — Road x-ing permit [9 rods]

2.	TPC Tract No. MTL-0002-L-08-RRX — Railroad x-ing [13 rods]

3.	TPC Tract No. MTL-0002-L-07B — Easement [3 rods]

4.	TPC Tract No. MTL-0002-L-16-FIX — Road x-ing permit [1 rod]

Navajo Nation Allotment Renewal - As of January 1, 2004, TPC’s Grant of Right-of Way by the U.S. Department of Interior (“DOI”), Bureau of Indian Affairs (“BIA”) for a total of approximately forty-four (44) miles of pipeline on a total of sixty-nine (69) Navajo allotments expired. These allotments are lands within the Navajo Nation reservation that are privately held but administered by the B I A. One allottee has made claims of trespass. The BIA sent a letter dated January 20, 2004, noting certain alleged deficiencies in the TPC Application for a Grant of Right-of-Way to renew right-of-way on these allotments and requesting a revised appraisal based on pipeline corridor valuations.

Southern Ute Tribe - TPC received letters dated May 27, 2003 and September 2, 2003 from the law firm of Maynes, Bradford, Shipps & Sheftek, LLP, on behalf of the Southern Ute Tribe (“Tribe”) alleging trespass by TPC. The letters referenced a May 19, 2003 resolution by the Tribal Council of the Tribe, which revokes a 1996 resolution that granted the Tribe’s Consent to a Partial Assignment by Northwest Pipeline Company (“Northwest”) to TPC of certain interests in a 1990 Grant of Easement and Right-of-Way, issued by the Secretary of the Interior through the BIA. An application by TPC for approval of the assignment of this interest from Northwest has been in the possession of the BIA since 1999 with no action taken. The total distance of the right-of-way is approximately 6.6 miles. There is an approximate 3,100- foot “gap” in the description of the right-of-way in the BIA grant. The right-of-way for these 6.6 miles expired in September 2005. In addition, an application is pending with the BIA to renew a meter site and a buried electric cable right-of-way for which the Tribe has previously consented and which consent has not been revoked. The original right-of-way for the buried cable expired on November 16, 2000. The original right-of-way for the meter site expired on

February 21, 2001. Agreement for renewal of right-of way grants, between Southern Ute, TPC and Northwest, was concluded on June 14, 2006. Application to BIA was made on August 3, 2006.

Laguna Pueblo Allotments — TPC received a letter dated March 19, 2003 from the DOIBIA on behalf of two private allotments within the boundaries of the Laguna Pueblo that TPC has been in trespass on these two allotments since December 28, 2002. TPC’s right-of-way on these two allotments expired on December 28, 2002. The total distance of the right-of-way is about 5,100 feet.

Navajo Nation Tribal Lands Renewal - As of January 1, 2004, TPC’s grant of right-of-way by the DOI-BIA for a total of approximately 14 acres of land near Thoreau, N.M. expired. TPC is conducting remediation activities on this site. An application for renewal of approximately 7 acres has been submitted.

Other mortgages, liens or other encumbrances may exist which have not been subordinated to the title of TPC. For example, the majority of the property rights that acquired for pipelines are in the nature of easements, and upon taking these easements the fee property may have already been subject to a variety of encumbrances such as a mortgage. TPC may have taken the easement subject to the mortgages and may have not subsequently obtained a subordination from the mortgage company.

Encumbrances

Blanco Hub Facilities: Construction and Ownership Agreement dated November 18, 1991, among Northwest Pipeline Corporation, TPC and Gas Company of New Mexico.

LaPlata Facilities: La Plata Facilities Ownership and Operation Agreement dated November 3, 1995, between Northwest Pipeline Corporation and TPC.

Section 3.12(a)

EMPLOYEE MATTERS

1	Medical (Active and Retired):

a.	United Health Care: PPO program under an ASO arrangement with a specific stop loss ($225,000).

i.	High Option ( 90/70)

ii.	Middle Option ( 80/60 )

iii.	Low Option ( 70/60)

iv.	Indemnity Plan (70%)

v.	Retiree Under 65 Plan

vi.	Retiree 65 and Over Plan

2.	Dental: Delta Dental of RI — PPO program under an ASO arrangement.

3.	Vision: Vision Benefits of America — PPO program under an ASO arrangement.

4.	Life and AD&D: non-contributory with Aetna.

5.	Voluntary Life: contributory with Aetna.

6.	Voluntary Spouse & Dependent Life: contributory with Aetna.

7.	LTD: non-contributory with Aetna.

a.	Executive Officers

b.	All Other Employees

8.	STD: advice only program with Prudential.

9.	Defined Contribution Plans: Cross Country Energy Savings Plans

a.	Plan 001 (Main Plan)

b.	Plan 002 (Enron Rollover Plan)

10.	Severance Plan.

11.	Healthcare Flexible Spending Account under Flex Plan – United Health Care.

Section 3.12(b)

EMPLOYEE MATTERS

1.	Outstanding Contributor Award Program

2.	Annual Incentive Plan

3.	Stock Option Plan:

a.	Southern Union Company 2003 Stock and Incentive Plan

4.	Other Benefits:

a.	Sick Days

b.	Personal Days

c.	Holidays

d.	Vacation

e.	Employee Assistance Program — Care24 with United Health Care

f.	Educational Assistance/Tuition Reimbursement

g.	Dependent Care Flexible Spending Account under Flex Plan — United Health Care

h.	Relocation Benefits

i.	Bereavement Leave

j.	Paternity/Adoption Leave

k.	Jury Duty, Witness Duty and Military Leave

5.	TPC committed to provide a $1,648.39 monthly lifetime annuity to an individual under the Houston Natural Gas Corporation and Subsidiaries Executive Supplemental Benefit Agreement.

6.	TPC committed to provide a total of $295,320 to the spouse of a former executive upon death of the executive under the Houston Natural Gas Corporation and Subsidiaries Executive Post-Retirement Salary Continuation Agreement.

7.	Transwestern Pipeline Company, LLC VEBA to provide for Retiree Health Care and Other Benefits

Section 3.12(e)(vi)

EMPLOYEE MATTERS

A determination letter request is currently pending with the IRS relating to the Transwestem. Pipeline Company, LLC VEBA to Provide for Retiree Health Care and Other Benefits.

Section 3.12(e)(vii)

EMPLOYEE MATTERS

With respect to post-retirement medical benefits, eligible current and former employees and retirees of TPC (and their eligible spouses, surviving spouses and dependents) have been covered under the Enron Inactive Medical Plan and the Medical Plan sponsored by CC Energy, and effective as of the Closing Date, such eligible individuals, as well as eligible Shared Service Employees who become Transferring Shared Service Employees (and their eligible spouses, surviving spouses and dependents) will be covered under the plan established by TPC or ETP pursuant to Section 5.5(e) of the Agreement. In addition, with respect to post-retirement medical benefits, and in accordance with an order relating to the Enron VEBA Motion or any other order of a court of competent jurisdiction relating to the partition of assets held under the Enron VEBA and/or the distribution of liabilities associated with the Enron VEBA, such plan established by TPC or ETP pursuant to Section 5.5(e) of the Agreement will cover current and former employees and retirees of TPC, former employees and retirees of former affiliates of TPC who provided services to TPC, and their respective eligible spouses, surviving spouses and dependents. In the case of individuals eligible for post-retirement medical benefits under the Enron Inactive Medical Plan, the Medical Plan sponsored by CC Energy or the plan established by TPC or ETP pursuant to Section 5.5(e) of the Agreement, or eligible for such benefits in accordance with an order relating to the Enron VEBA Motion or any other order of a court of competent jurisdiction relating to the partition of assets held under the Enron VEBA and/or the distribution of liabilities associated with the Enron VEBA, references to “former employees and retirees” include eligible disabled former employees and retirees. Consistent with a Statement of Policy issued by the Federal Energy Regulatory Commission on December 17, 1992, TPC has recovered in the past and is currently recovering funds to provide retiree medical benefits. Funds recovered in this manner were, in the past, contributed to the Enron VEBA, and are currently being contributed to the TPC VEBA. Consistent with applicable legal requirements, funds held in the two VEBAs referred to in the preceding sentence must be used for the purposes for which the VEBAs were established. In addition, funds recovered in rates may be required to be returned to the rate payers in the event that retiree medical benefits for which the funds were recovered are not provided.

Section 3.12(e)(ix)

EMPLOYEE MATTERS

The substantive provisions relating to the severance benefits available under the Transwestem Pipeline Company Severance Pay Plan are not identical to the substantive severance provisions set forth in Section 5.5(f) of the Agreement; however, such Plan will be terminated prior to the employment transfers contemplated under Section 5.5 (g) of the Agreement

Section 3.12(e)(x)

EMPLOYEE MATTERS

The two CrossCountry Energy Savings Plans are based on prototype documents that have opinion letters from the IRS. Individual determination letters have not yet been requested from the IRS with respect to these Plans.

Section 3.12(e)(xi)

EMPLOYEE MATTERS

The CrossCountry Energy Savings Plans may experience a termination or partial termination.

Section 3.12(e)(xiii)

EMPLOYEE MATTERS

A determination letter request with respect to the Transwestern Pipeline Company, LLC VEBA to Provide for Retiree Health Care and Other Benefits is currently pending with the IRS.

Section 3.14

INTELLECTUAL PROPERTY

Mark	Type	Registrant
Hottap	Service Mark	Panhandle Eastern Pipe Line Company, LP
Sunburst	Service Mark	Southern Union Company
sug.com	Domain Name	Southern Union Company

1.	Third party software that TPC has no ownership rights in are listed below. CCE is still reviewing the ability to provide software services under a Transition Services Agreement. CCE may not have the right to utilize third-party software to provide services to a non-affiliated party.

•	Hyena Maint

•	IPSwitch WS FTP 20 user License Pack/Maint.

•	Sun Maint on Hardware (Silver Support)-Maintech

•	Configuresoft Maintenance (300 svrs, 2400 wkst)

•	NetIQ -Security Administration Suite

•	Legato Tape Backup Solution Maint.

•	Chg Mgr for MS SQL maint Embarcadero

•	DBArtisan maint (7 license) Embarcadero

•	MS Premier Support Agreement

•	Tidal Software SAN /Sys Admiral

•	Web Trends Enterprise Edition

•	Rightfax Server Upgrade (FGT & ET&S &OCC)

•	MS SQL Server (Houston/25) no maint til 2006

•	MS Visio

•	MSDN Universal Subscriptions (7)

•	MS Project

•	MS 2000 Server

•	MS 2000 Wksn

•	MS FrontPage

•	Adobe Illustrator

•	Adobe Photo Shop

•	SmallTalk

•	Web Analysis Tool - Webgain Toplink Java (16@1150)

•	Resin Software - Caucho Technology

•	Resin Server Licenses - Caucho Technology

•	Dream Weaver MX

•	Computer Associates ERWIN

•	Informatica - PowerMart

•	Business Objects - Full Client

•	Business Objects - Broadcast Agent Server

•	Business Objects - Developer

•	Business Objects - Servers

•	HP Alpha Maint on Hardware - GC

•	Reflection Licenses (GC)

•	Multinet by Process Software (GC)

•	Impact Weather (Universal Weather Service Maint) (Gas Control)

•	Quillix Maint.

•	PGAS System Maint

•	Bass-Trigon Software

•	Primavera P3

•	Timberline

•	WinD.O.T.tm - The Pipeline Safety Reg

•	Paradigm Plus licenses (4)

•	Pipeline Toolbox Annual Software Lease

•	Spectel Maint for Audio Conf Bridge

•	Map Objects

•	CAD Maint Renewal

•	Macromedia Breeze

•	Oracle Financials

•	Oracle Financials; iExpense, HR. & Discoverer

•	PowerPlan Consultants

•	PowerPlan Consultants

•	Bottom Line Technologies

•	Other Misc Software

•	PHE +

•	Workforce

•	Remedy - Change Management Software

•	Vertex Q Series

•	Microsoft

•	Convey 1042-S

•	Convey 1099 Level C

•	Convey 1042-S & 1099 Level C

•	Email - LDC Exchane & Pangea Migration Project

•	User Friendly Consulting - Quillix & MuWave

•	Quest Toad

•	Micro Focus for Net Express Support

•	BMC Remedy - Help Desk, Asset Mgmt, Change Ctrl

•	BMC Identity Mgmt & Sigle Sign-On

•	BMC Discovery Tools

•	Consolidate Pipeline DR Sites

•	SANZ-Houston office tape library (HW)

•	SANZ-Dallas (HW)

•	SANZ-MJHarden tape backup library (HW)

•	SANZ - SW support (Legato)

•	DR Messaging

•	Sherpa Software - Discovery Attender

•	NetIQ -Security Administration Suite

•	Citrix

•	Configuresoft ECM Server License

•	Configuresoft Maintenance (300 svrs, 1,200 wkst)

•	Verisign - EC Prod & EC Test

•	Citrix Subscription Advantage

•	NetIQ-AppManager

•	OMTool Support (faxing)

•	MOJO Systems Solaris

•	MOJO Systems Solaris

•	Landesk Mgmt - Dell

•	Landesk Handheld Mgr - ASAP

•	WinZip

•	Connected

•	Symantec Mail Security 8200 Series AntiSpam & AntiVirus

•	Blackberry

•	Quest - Spotlight on SQL Server Enterprise

•	MS SLB SQL SRV ENT 2005 - 32 CPU

•	Computer Associates (AllFusion)

•	Oracle - MTHarden, Leasedata

•	Sybase

•	Embarcadero — increase for MSR+ lic.

•	Credit & Management Systems, Inc.

•	Oracle TopLink Mapping Workbench

•	AvePoint for SharePoint-DocAve 301 Svc

•	Macromedia Breeze

•	Business Objects

•	Celeritas Public Awareness Hosting

•	ESRI ArcInfo Floating License

•	ESRI ArcView single Use Unkeyed License

•	ESRI MapObjects

•	FileNet - Email Manager

•	FileNet - SharePoint Portal

•	Flow-Cal

•	Invensys Avantis-Popfax

•	Precision Products-Low-Volume ScanCare Plus Post Warranty

•	SpatiaX-sxCAD for AutoCad

•	TG WEB Direct Purchase

•	Total CAD Systems

Section 3.15

ENVIRONMENTAL MATTERS

Owing Remediation

A.	WT-1 Station

Location:	Lea County, NM
Agency:	New Mexico Oil Conservation Division (“NMOCD”)
Status:

WT- 1 Station Dehy Area Soil and groundwater in the dehy area are impacted with natural gas condensate liquid. Off-site soil and groundwater has also been impacted. Groundwater monitoring occurs semiannually with annual reporting to the NMOCD.

WT-1 Station Engine Room Pit Area — Soil and groundwater in the engine room pit area are impacted with used lube oil that also contains low concentrations of halogenated organic compounds. Off-site soil and groundwater has also been impacted. Groundwater monitoring occurs semiannually with annual reporting to the NMOCD.

B.	Roswell Station

Location:	Chaves County, NM
Agency:	New Mexico Oil Conservation Division
Status:	Soil and groundwater are impacted with natural gas condensate liquid. Trace concentrations of halogenated organic compounds in soil and groundwater are present in the area immediately around the former burn pits. Off-site soil and groundwater has also been impacted. Groundwater monitoring occurs semiannually with annual reporting to the NMOCD.

C.	Laguna Station

Location: Agency: Status:

Cibola County, NM

Pueblo of Laguna

Soil and groundwater are impacted with natural gas condensate liquid, used lube oil containing low concentrations of halogenated organic compounds, and PCBs. Off-site soil and groundwater has also been impacted. Groundwater monitoring occurs semiannually with annual reporting to the Pueblo of Laguna. TPC is currently in the process of removing hydrocarbon impacted soils in the turbo charger area of the facility.

D.	N. Crawar Station

Location: Agency: Status:

Ward County, TX

Texas Railroad Commission (“TRC”)

Soil and groundwater are impacted with natural gas condensate liquid. Off-site soil and groundwater has also been impacted. TPC was the historical owner and operator of the site during the period of the release. A public water supply well owned and operated by the Crane County Water District is located about 1000 feet east of the site but there are no known impacts to this well arising from contamination at the N. Crawar Station. Groundwater monitoring occurs semiannually with annual reporting to the TRC.

E.	Bell Lake Plant

Location: Agency: Status:

Lea County, NM

New Mexico Oil Conservation Division

Soil and groundwater are impacted with natural gas condensate liquid, caustic, and mercaptans. Off-site soil and groundwater has also been impacted. Groundwater monitoring occurs semiannually with annual reporting to the NMOCD.

F.	Thoreau Station

Location: Agency: Status:

McKinley County, NM

New Mexico Oil Conservation Division and Navajo Nation EPA (“NNEPA”)

Soil and groundwater are impacted with natural gas condensate liquid and PCBs. Off-site soil and groundwater has also been impacted. Groundwater monitoring occurs semiannually with annual reporting to the NMOCD and NNEPA.

G.	Ivanhoe Station

Location: Agency: Status:

Beaver County, OK

Oklahoma Corporation Commission (“OCC”)

Soil and groundwater are impacted with natural gas condensate liquid. Soil and groundwater of property adjacent to the Ivanhoe Station has also been impacted. The affected property has been acquired by TPC. Groundwater monitoring occurs semiannually with annual reporting to the OCC.

H.	Puckett Plant

Location Agency Status

Pecos County, Texas

Texas Railroad Commission

Status Arsenic was utilized in the natural gas processing at the Puckett Plant. This resulted in surface soil and equipment contamination with elevated levels of arsenic. As a result, TPC was issued a permit by the TRC to abandon the plant by creating several on-site landfills. TPC is required to monitor the condition of the site and the associated clay caps, operate and service an offsite groundwater well, maintain the existing monitoring wells and renew the permit in 2017.

Other Matters

TPC received an Information Request from the Texas Commission on Environmental Quality dated October 15, 2003 regarding the San Angelo Electric Service Company site in San Angelo Texas. TPC responded to the Request in November 2003 stating it has been unable to identify any responsive information. There has been no further communications with the Texas Commission on Environmental Quality on this matter since November 2003.

TPC has reported deviations from permit conditions under the EPA Title V air-permitting program but has since addressed the conditions resulting in such deviations. To TPC’s Knowledge, there are no notices of violation, either pending or threatened, for such deviations.

TPC recently discovered a leaking oil/water drain line located at the Klagatoh Compressor Station in Arizona. TPC is in the process of evaluating any potential impacts as a result of the leaking line.

New v. Georgia Pacific Corporation et al., Case No. 2004-57450 (asbestos MDL Case, District Court Harris County, Texas). Norma New and the estate of Darrell New have filed suit against Northern Natural Gas Company (“Northern”) and others claiming asbestos exposure he allegedly suffered while working as an employee of TPC and others. By letter dated May 30, 2006 Northern requested TPC assume the defense of the suit or indemnify Northern for its costs, expenses an attorney’s fees. TPC declined. TPC has not been named as a defendant in the litigation.

TPC is in the process of removing and disposing of certain PCB impacted equipment located at the Thoreau Compressor station. TPC is currently making payments to customers whose facilities have been impacted by PCBs under the Operating Agreement between Pacific Gas & Electric Company and TPC dated June 27, 1995 and the agreement between and TPC and Southern California Gas Company regarding PCB Claims Post-1990 Costs dated May 15, 1992.

Section 3.16(a)

TAX MATTERS

None.

Section 3.16(b)

TAX MATTERS

None.

Section 3.17(a)

ABSENCE OF CERTAIN CHANGES OR EVENTS

1.	Closing of that certain Purchase and Sale Agreement, dated as of November 18, 2005, by and between TPC and PVR Midstream LLC (sale of Mocane lateral and appurtenant properties).

2.	Execution of that certain Purchase and Sale Agreement, dated February 27, 2006, between TPC, El Paso Natural Gas Company, and Salt River Project Agricultural Improvement and Power District (purchase option on Santan Lateral).

Section 3.17(b)

ABSENCE OF CERTAIN CHANGES OR EVENTS

1.	Calpine declared bankruptcy in 2005, and repudiated its transportation contract with TPC in 2006.

2.	TPC has renegotiated transportation arrangements with certain former global settlement shippers at rates or volumes that are lower than prior revenue levels.

a.	FTS-1 Firm Transportation Contract (Contract #101629), effective April 1, 2007, by and between TPC and Pacific Gas and Electric Company.

b.	FTS-1 Firm Transportation Contract (Contract #101595, effective March 1, 2007, by and between TPC and Chevron U.S.A., Inc.

c.	FTS-1 Firm Transportation Contract (Contract #101578), effective March 1, 2007, by and between TPC and UNS Gas, Inc.

3.	TPC had unsubscribed San Juan-Needles capacity for the period January — March 2006 that is sold at rates and volumes that were less than the prior year.

4.	2006 transport capacity value for Permian-west has been below expectations due to low basis differentials.

Section 3.17(c)

ABSENCE OF CERTAIN CHANGES OR EVENTS

1.	Certain firm contracts have been extended in the ordinary course of business.

2.	On July 21, 2006 and again on August 9, 2006, TPC entered into amendments to the Phoenix Project Expansion Agreements with Salt River Project, Arizona Public Service Company and Southwest Gas Corporation to extend TPC’s deadline for providing notice of termination due to certain cost increases.

Section 3.18

ABSENCE OF UNDISCLOSED LIABILITIES

1. In 1992, Argentina granted Transportadora de Gas del Sur S.A. (“TGS”) a 35-year license to operate Argentina’s main natural gas pipeline. Following a competitive bid process, the Argentine government awarded the bid to own and operate the TGS pipeline to a consortium that included Enron Corp. (“Enron”). As part of the bid application, TPC’s net worth was used to satisfy certain net worth requirements set forth in the bidding rules, and TPC agreed to provide ongoing technical support to the Enron affiliate, Enron Pipeline Company-Argentina, S.A. (“EPCA”), serving as the Technical Operator for the TGS pipeline. In addition, TPC guaranteed the performance of EPCA’s obligations under certain shareholder and other agreements with its joint venture partner.

Enron entered into a Master Settlement and Mutual Release Agreement (the “MSA”) with PetrOleo Brasilerio S.A. (“Petrobras”) on April 16, 2004, containing, among other things, the following provisions: (1) Petrobras fully released Enron and its affiliates from any liabilities arising from, among other things, the direct or indirect sale by Enron of TPC, which release includes a release of future claims; (2) any performance obligation owed by TPC to Petrobras regarding EPCA’s performance obligations under certain governance agreements was terminated; and (c) the Enron parties agreed, subject to the consent of Ente Nacional Regulador de Gas (“ENARGAS”), to the assignment of that certain Technical Assistance Agreement (the “TAA”) to Petrobras.

On May 27, 2004, EPCA and Petrobras filed an application with ENARGAS seeking consent to the assignment of the TAA from EPCA to Petrobras. In a resolution, dated June 11, 2004, ENARGAS declared that it had no objections to the assignment of the TAA from EPCA to Petrobras on the terms previously disclosed to ENARGAS. The ENARGAS resolution contained broad language releasing TPC from its potential joint liability with EPCA. On July 29, 2004, EPCA filed a letter with ENARGAS stating its understanding that, by virtue of the ENARGAS resolution, the Enron economic group and the transfer restriction under the Bidding Rules had terminated. To date, we are not aware of any response from ENARGAS.

As of the date hereof, although the effectiveness of the release, which is a matter of Argentine law, could be questioned, TPC does not believe there is significant risk of any claim in connection with TGS that would lead to potential liability to TPC given, among other things, (1) ENARGAS has consented to the assignment of the TAA, (2) ENARGAS would have to prove damages to TGS from TPC breaking from the Enron economic group and TGS has not suffered any financial or operational damages, (3) the impact and likelihood of any liability to TPC resulting from operational upset to the system or a line rupture will lessen over time, and (4) by virtue of the passage of time without objection, ENARGAS may be “estopped” from taking a position contrary to the July 29, 2004, EPCA letter.

2. Evaluation is ongoing of an increase in operation and maintenance costs associated with the TPC Ivanhoe remediation project. The increase in costs is attributable to securing an alternate source of fuel to operate the thermal oxidizer for the duration of the remediation project. The current estimated increase is a total of approximately $1,000,000 to $2,500,000 over the projected 12 year period.

Section 3.20

AFFILIATED TRANSACTIONS

Section 3.7(b) of the CCE Disclosure Letter is incorporated herein by reference.

Section 3.21

2006 — 2007 POLICY SCHEDULE

Coverage Description	Limits	Company	Policy No.
Automobile Coverage
CCE Holdings LLC	$2MM CSL	Travelers Property Casualty Co. of America	TC2ICAP750G9200

Worker’s
Compensation
CCE Holdings LLC	$IMM/$1MM/$1MM	Charter Oak Fire Insurance Company	TC2OUB749G9945
CCE Holdings LLC (AZ)	$1MM/$1MMAIMM	Travelers Property Casualty Co. of America	TRJUB749G9933

Excess Liabilities
Primary	$35MM	AEGIS	X0012A1A06
1st Excess	$100MM xs $35MM	EIM	250162-06GL
2nd Excess	$25MM xs $135MM	Aegis Syndicate (Aon Limited)	WE0600136
3rd Excess	$150MM xs $160MM	XL (Aon Bermuda) —100mm plo 150mm xs 160mm	BM00022138L106A
		Zurich (Aon Bermuda) —50mm plo 150mm xs 160mm	ZGEB-0112L
4th Excess	$200MM xs $310MM	OCIL — Bermuda 150mm p/o 200mm xs 310mm	U920032-0705
		Zurich (Aon Bermuda) —25mrn plo 200mm xs 310mm	ZGEB-0 1 12L
		Westchester (Swett & Crawford)-25mm p/o 200mm xs 310mm	G22035265001

Property Program
OIL Property	$250MM	OIL Insurance Limited	2003-262
Property XS OIL Wrap	$200MM	Birmingham Fire Insurance Company of PA	ARS4564
SR International Business Insurance Co. Ltd. through Aon Limited
Commonwealth Insurance Company
Terrorism	$200MM	Underwriters at Lloyd’s through Aon Limited	E05RQ2598900

Section 3.22

REGULATORY MATTERS

(a)	The December 31, 2004 and December 31, 2005 balance sheets in the FERC Form 2s require an adjustment to reduce deferred taxes (account 283) and goodwill (account 186) by $17.3MTVI. These amounts do not affect the GAAP financial statements

(b)	1.	TPC, Docket No. 1NO2-6-000, (Order to Respond arising from TPC’s 2001 financing)

2.	TPC, Docket No. RP97-288-000 (negotiated rate filing for Red Rock Expansion Project contracts)

3.	TPC, Docket No. RPO4-214, (Cross Timbers Reservation charge crediting)

4.	TPC, Docket No. CP06-59, (Accounting filings regarding PVR Midstream asset sale)

5.	TPC, Docket No. PF06-4-000, Request for Pre-Filing Review Determination (Phoenix Project)

6.	As a result of a rate settlement in FERC Docket No. RP95-271, et al., TPC is obligated to prepare and file an NGA Section 4 rate case for rates to be effective November 1, 2006.

Section 3.23(c)

INTERNAL CONTROLS

None.

Section 3.24

HEDGING

Section 3.7(a), items #1 and #2 under Gas Contracts of the CCE Disclosure Letter is incorporated herein by reference.

Section 3.25

BANK ACCOUNTS; POWERS OF ATTORNEY

Bank Accounts	Power of Attorney
Chase (Syracuse) - Account ## Controlled Disbursement	Bond, Robert Chanley, Earl Geaccone, Tracy Hawkins, Don Kinney, Katherine Lefelar, Gary Marshall, Richard McEllin, David Murray, Douglas Simon, Mary Smith, Rick Whippo, Jeffrey

JPMorgan Chase Right of Way Drafts — Account # Controlled Disbursement

Bond, Robert Ciccariella, Mark Cloud, Richard Fannan, Michael Fuentes, Peter Fuentes, Rodney Gleffe, Lawrence Kelly, Sheri

Lefelar, Gary

Lyons, Steven Marshall, Richard McNickol, Daniel Piwko II, Ronald Sutherland, Judy Trepl, Paulette Westbrook, Roger

JPMorgan Chase	Bond, Robert
Working Fund - Account #	Chanley, Edwin
Controlled Disbursement	Hawkins, Don
Kinney, Katherine Lefelar, Gary Marshall, Richard McEllin, David Murray, Douglas Simon, Mary Whippo, Jeffrey

Wachovia Securities	Bond, Robert
Money Market Sales - Account #	Geaccone, Tracy
Lefelar, Gary
Marshall, Richard
McLaughlin, Michael

Wachovia (BlackRock)	Bond, Robert
Money Market - Account #	Geaccone, Tracy
Lefelar, Gary
Marshall, Richard
McLaughlin, Michael

JPMorgan Chase	Bond, Robert
Wire - Account #	Lefelar, Gary
Marshall, Richard

Section 3.26

GAS IMBALANCES

TPC - Summary of OBA Balances

As of June 30, 2006

Receivable Balances

Operator	Dollars	Volume	Imbalance Type
Frontier Field Services LLC	$340,769		Dollar Valued
Amarillo Nat Gas	$269,072		Dollar Valued
Crosstex Energy Services	$199,798		Dollar Valued
Williams Field Services	$184,024		Dollar Valued - monthly cash out
Red Cedar Gathering	$176,609	30,984	Volumetric **
Panhandle Eastern Pipeline	$164,291	28,823	Volumetric **
Connect Energy Services	$135,633		Dollar Valued - monthly cash out
Jumbo American Petroleum	$120,030		Dollar Valued
TEPPCO Partners, LP	$107,496		Dollar Valued - monthly cash out
Northern Natural Gas	$106,459		Dollar Valued - monthly cash out
New Mexico Nat Gas	$93,917		Dollar Valued - monthly cash out
Southern California Gas Co	$85,865	15,064	Volumetric **
Dominion Gas Ventures	$82,569		Dollar Valued
Plains Gas Farmers Co-Op	$69,883		Dollar Valued - monthly cash out
West Texas Gas Inc	$57,825		Dollar Valued
Northwest Pipeline	$39,541	6,937	Volumetric **
PNM Gas Services	$31,488		Dollar Valued
Lonestar Gas Company	$29,161	5,116	Volumetric **
Seven M Gas	$19,958		Dollar Valued
Southern Star Central Gas PL	$19,146	3,359	Volumetric **
Elm Ridge Resources	$11,760		Dollar Valued
Devon Energy Production	$11,586		Dollar Valued - monthly cash out
Oasis Pipe Line Company	$9,461		Dollar Valued
Mewbourne Oil Company	$8,390		Dollar Valued
Exco Resources	$7,844		Dollar Valued - monthly cash out
Mid-America Pipeline	$4,760	835	Volumetric **
Giant Industries Arizona	$2,373		Dollar Valued

Total Receivable Balances	$2,389,709

TPC Summary of OBA Balances

As of June 30, 2006

Payable Balances

Operator	Dollars	Volume	Imbalance Type
Strat Land Exploration	$(260,015)		Dollar Valued
Duke Energy Field Sery LP	$(236,724)		Dollar Valued
ANR Pipeline	$(224,038)		Dollar Valued
Southern Union Gas Services, LTD	$(219,081)		Dollar Valued
Agave Energy Co	$(218,108)		Dollar Valued
Enterprise Texas Pipeline	$(212,793)		Dollar Valued - monthly cash out
Navajo Tribal Utility Authority	$(161,911)		Dollar Valued
Calpine Energy Services	$(132,851)		Dollar Valued
OneOk Westex Transmission	$(127,719)		Dollar Valued
Enterprise Field Servies LLC	$(111,017)		Dollar Valued - monthly cash out
Regency Gas Services	$(89,422)		Dollar Valued
E New Mexico Gas Accoc	$(67,915)		Dollar Valued
Questar Southern Trails Pipeline	$(49,411)		Dollar Valued - monthly cash out
UNS Gas Inc	$(69,803)		Dollar Valued
TransColorado Gas Transmission	$(32,898)		Dollar Valued
State of Texas	$(29,805)		Dollar Valued
Bettis, Boyle, Stovall	$(26,760)		Dollar Valued
Unocal Keystone Gas	$(25,000)	(4,386)	Volumetric **
EOG Resources Inc	$(17,476)		Dollar Valued
BP America Production	$(17,425)	(3,057)	Volumetric **
SW Cheese	$(12,101)		Dollar Valued
Red Willow Mid-Continent LLC	$(12,076)		Dollar Valued - monthly cash out
Natural Gas Pipeline Company	$(10,963)		Dollar Valued
El Paso Natural Gas	$(9,730)	(1,707)	Volumetric **
SW Gas Transmission	$(2,967)		Dollar Valued - monthly cash out
PPC Energy LP	$(1,951)		Dollar Valued
WTG Gas Marketing	$(1,611)		Dollar Valued
Atmos Energy	$(743)		Dollar Valued - monthly cash out
Pacific Gas and Electric Company	$(125)	(22)	Volumetric **

Total Payable Balances	$(2,382,437)

Total Net Imbalances	$7,272

**	The volumetric balances at June 30, 2006 were valued at $5.70.

Section 5.1(a)

CONDUCT OF BUSINESS

1. As a result of a rate settlement in FERC Docket No. RP95-271, et al., TPC is obligated to prepare and file an NGA Section 4 rate case for rates to be effective November 1, 2006.

2. TPC may do all things necessary, including entering into all appropriate agreements and making all appropriate regulatory filings, for the construction and completion of the proposed Phoenix Expansion Project, substantially as approved by the Executive Committee of CCE by written consent on August             , 2006.

3.	CCE may pay off all Existing TW Holdings Debt as per this Agreement.

4. TPC intends to sell a group of servers and associated computer equipment that is shared by TPC and its Affiliates, for the net book value, to one of its Affiliates. The TPC net book value of the group of servers on June 30, 2006 was $783,342. This transaction shall not impact the Net Working Capital Amount for purposes of this Agreement.

Section 5.1(b)

CONDUCT OF BUSINESS

Section 5.1(a) of the CCE Disclosure Letter is incorporated herein by reference.

Section 5.1(b)(iv)

CONDUCT OF BUSINESS

Section 3.12(a), Item #10 of the CCE Disclosure Letter is incorporated herein by reference.

Section 5.1(b)(xii)(C)

CONDUCT OF BUSINESS

None.

Section 5.5(g)

SHARED SERVICE EMPLOYEES

See attached Shared Services Chart.

Section 5.11

TRADEMARKS

Mark	Registration Serial No.	Registration Owner
Transwestem	0750308	Transwestem Pipeline Company
	72/112505
Logo (TW with Flame)	0734713	Transwestem Pipeline Company
	72112506

Section 6.3(e)

CCE CONSENTS

1.	Consent of the Missouri Public Service Commission.

2.	Consent of the Massachusetts Department of Telecommunications and Energy.

3.	Consent required under the Bridge Loan Agreement, dated as of March 1, 2006, by and among Southern Union Company and Enhanced Service Systems, Inc., as the Borrowers, and certain Banks party thereto.

4.	Consent required under the Fourth Amended and Restated Revolving Credit Agreement dated as of September 29, 2005, as amended by the First Amendment effective as of February 27, 2006, by and among Southern Union Company as the Borrower and the Banks named therein.

Exhibit B

Transition Services Agreement Term Sheet

CCE Holdings, LLC (“Providing Company”) and Energy Transfer Partners, L.P., (“Receiving Company”) shall enter into a Transition Services Agreement (“TSA”) on the Closing Date, as that term is defined in the Redemption Agreement by and between Providing Company and Receiving Company. The TSA shall specify terms and conditions substantially similar to the following:

1. General: The Providing Company agrees to provide, or cause to be provided, to the Receiving Company the transition services for Transwestern Pipeline Company, LLC (“TPC”) as set forth in Paragraph 17 below on the terms and conditions described herein. The Receiving Company agrees to compensate the Providing Company for the transition services at an agreed upon price, as set forth in Paragraph 4.

2. Additional Services: The Parties agree to work in good faith to provide any additional transition services reasonably requested by the other Party.

3. Term of TSA: The TSA shall terminate one year after the Closing Date; provided, however, that the term may be extended (i) with respect to witness consulting services related to the TPC Rate Case as contemplated by paragraph 6(c), until such time as an order resolving the TPC Rate Case is determined to be final and nonappealable and (ii) with respect to the IT services described in Paragraph 17, until such time with respect to each IT service as specifically set forth in the migration plan developed by the parties. Following the execution of the Redemption Agreement, the parties shall meet at mutually agreeable times and work together in good faith to develop an IT migration plan in order to transition the IT functions reasonably necessary for TPC to function independently of [CCES and PEPL] with a goal of completing this IT transition within 12 months after the Closing Date. Individual transition services may be terminated by the Receiving Company by providing thirty (30) days prior written notice to Providing Company.

4. Payment Terms: The Receiving Company shall pay the Providing Company for the cost of providing all transition services based on the Providing Party’s actual cost incurred in performing, or causing to be performed, the transition services specified in Paragraph 17 below; provided that, in the event that the term of the TSA is extended as provided in Paragraph 3 above, the Receiving Company shall pay the Providing Party for providing the transition services based on the Providing Party’s actual cost of providing the transition services. The costs shall include the fully loaded cost of labor as documented using timesheets, any third party costs, and all allocated costs consistent with Providing Company’s internal cost allocation practices, provided that in no event shall costs include any allocation of federal income taxes. Providing Company shall bill Receiving Company for transition services on a monthly basis. The Receiving Company shall pay the Providing Company its calculated costs for all transition services invoiced within thirty (30) days of receipt of an invoice.

5. Books and Records; Audit Rights: The Providing Company shall keep books and records that appropriately document charges for transition services rendered under the TSA. Receiving Company shall have audit rights appropriate to confirm that all billings are for transition services and are otherwise consistent with the TSA.

6. Performance Standards; Role of Providing Company:

a. Performance Standards: With respect to any service provided hereunder by Providing Company, or any service which Providing Company causes to be provided hereunder, Providing Company will use, or cause to be used, the same degree of diligence, care and economy as it would in conducting such services for its interstate pipeline companies.

b. Objectives: Providing Company will cooperate with Receiving Company in the transition of TPC to new ownership contemplated under the Redemption Agreement. Providing Company will make reasonable accommodations for training and support of Receiving Company personnel or their designees to conduct the transition services set forth in Paragraph 17 below..

c. Regulatory Matters: Providing Company acknowledges that, after the Closing Date, a number of critical regulatory filings related to the TPC Rate Case must be made, along with the performance of a number of ancillary duties, including but not limited to stakeholder meetings, witness preparation, and possible hearings. After the Closing Date, Providing Company shall make reasonably available to Receiving Company, upon its written request, any employee of Providing Company or its Affiliates whose assistance or participation is reasonably necessary for the TPC Rate Case in order to prepare, prosecute and/or defend the TPC Rate Case.

d. Witness/consultation services: Providing Company shall make available, to Receiving Company, Providing Company’s then-current officers, directors and employees as witnesses and/or consultants to the extent that (i) such persons may reasonably be required by Receiving Company in connection with the TPC Rate Case, or in connection with any investigation or complaint involving or affecting TPC as of the Closing Date and (ii) there is no conflict between Receiving Company and its Affiliates, on the one hand, and Providing Company and its Affiliates, on the other hand, in the TPC Rate Case, investigation or complaint proceedings or in the positions either Party has taken or is reasonably likely to take in the foreseeable future.

e. [intentionally left blank]

f. Independent Parties: In providing transition services under the TSA, Providing Company is acting as an independent contractor. Except as expressly provided in the TSA, neither Party undertakes to perform any obligation of the other, whether regulatory or contractual, or to assume any responsibility for the other Party’s business or operations. Notwithstanding any provision of the TSA to the contrary, the TSA shall only be construed as establishing a contract between unrelated business entities for the provision and purchase of certain services and shall not be deemed to create a partnership, joint venture, agency or any other type of joint relationship between the Parties.

7. Role of Receiving Company: On and after the Closing Date and notwithstanding the existence of the TSA, Receiving Company shall have controlling authority over TPC, and will make all material decisions concerning the business and operations of TPC. Upon consultation with Providing Company, Receiving Company shall assure that decisions are made, requests are responded to and questions are resolved on a timely basis such that Providing Company may accomplish its obligations in a timely manner.

8. Limitation of Liability and Indemnities: Receiving Company shall fully indemnify Providing Company and its Affiliates as to all third party claims, costs and liabilities to third parties associated with the transition services. Providing Company and its Affiliates shall only be liable to Receiving Company in the event of gross negligence or willful misconduct in providing the transition services under the TSA and Providing Company’s liability shall in any event be limited to the actual payments received for transition services. Neither Providing Company or Providing Company’s Affiliates nor Receiving Company or Receiving Company’s Affiliates, nor their respective officers, directors, agents, employees, successors or assigns, shall be liable to the other Party or their Affiliates and their officers, directors, agents, employees, successors or assigns, for any incidental, punitive, special, indirect, multiple or consequential damages connected with or resulting from performance or non-performance of the TSA.

9. Good Faith Cooperation; Consents: The Parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of transition services. Subject to the other provisions of the TSA, such cooperation shall include exchanging information, providing electronic access to systems used in connection with the transition services to the extent systems are designed and configured to permit such access, and obtaining all consents, licenses, sublicenses or approvals necessary to permit such party to perform its obligations. The costs of obtaining consents, licenses, sublicenses or approvals shall be the responsibility of Receiving Company.

10. Proprietary Software: Providing Company will provide, or cause to be provided, a license to Receiving Company to utilize proprietary software and applications currently utilized by TPC and owned by Southern Union, CCES or their wholly-owned Affiliates.

11. Third Party Software Consents: At the expense of the Receiving Company, Providing Company will cooperate with Receiving Company to seek consents, waivers or approvals necessary to allow Providing Company to utilize third party software to provide transition services to Receiving Company during the transition period. Notwithstanding anything herein to the contrary, if the consents, waivers, approvals, or standstill agreements are not obtained, or are not reasonably satisfactory to Providing Company, then Providing Company shall not be obligated to utilize Providing Company’s third party software for the benefit of Receiving Company or to provide the related transition services.

12. Force Majeure: The Providing Company shall not be liable for any failure or delay in performance under the TSA to the extent such failure or delay is caused by forces beyond the Providing Company’s reasonable control and occurs without Providing Company’s fault or gross negligence; including, without limitation, failure of suppliers, failure of vendor to support current software/hardware version, failure of subcontractors, lack of availability of necessary employee resources, and failure of carriers, provided that, as a condition to the claim of non-liability, the Providing Company shall provide the Receiving Company with prompt written notice, with full details following the occurrence of the cause relied upon. All obligations to provide a specific transition service that are delayed under this clause, shall be extended for that specific transition service only by a period equal to the term of the resultant delay to the extent the cause for the failure of delay is reasonably subject to remedy.

13. Assignment: The TSA may not be assigned (including by operation of law) by any Party without the prior written consent of the other Party, and any purported assignment, unless so consented to, shall be void and without effect. Notwithstanding the foregoing, Providing Company may assign all or part of it duties under this Agreement to any of its Affiliates without the prior written consent of the Receiving Company; provided that no assignment or delegation shall relieve the Providing Company of its obligations hereunder. Providing Company may, in the ordinary course of business or as may be deemed best practice under the circumstances, subcontract the performance of certain aspects of this TSA to a third party consultant acting under the supervision of Providing Company; provided, however, that any decision to subcontract, to an Affiliate or third party, any transition service(s) related to the Regulatory Matters must be reviewed and given prior authorization by the Receiving Party, which authorization shall not be unreasonably denied.

14. Confidentiality:

a. Possession, degree of care: The TSA and all Confidential Information provided under or with respect to the services described in the TSA shall be subject to a comprehensive confidentiality agreement. Each Party acknowledges that the other possesses and, in carrying out the TSA, will possess information that has been developed or received by it or its Affiliates that is not in the public domain and is considered Confidential Information. The term “Confidential Information” does not include information that (i) is already in the receiving party’s possession, provided that such information is not known to be subject to another confidentiality agreement with or other obligation of secrecy, or fiduciary duty of confidentiality, to or any representative of the party providing such Confidential Information, (ii) becomes generally available to the public other than as a result of a disclosure by the receiving party or its representatives, or (iii) becomes available to the receiving party on a non-confidential basis from a source other than the providing party or its representatives, provided that such source is not known by the receiving party to be bound by a confidentiality agreement with or other obligation of secrecy, or fiduciary duty of confidentiality, to providing party or any of its representatives. For purposes of this letter agreement, the term “representatives” shall include directors, officers, partners, employees, affiliates, agents, advisors, including, without limitation, counsel, financial advisors, accountants of, or to, .

Each Party will use at least the same degree of care to prevent disclosing to third parties the Confidential Information as it employs to avoid unauthorized disclosure, publication or dissemination of its own information of a similar nature. Neither Party will make any use or copies of the confidential information of the other Party except as contemplated by the TSA.

b. Disclosure notice: A Party shall not be considered to have breached its obligations under the TSA for disclosing confidential information if such disclosure is required to satisfy any legal requirement of a competent court or governmental authority, provided that, promptly upon receiving any such request and to extent that it may legally do so, such Party advises the other Party promptly and, to the extent reasonably practicable, prior to making such disclosure in order that the other Party may interpose an objection to such disclosure, take action to assure confidential handling of the confidential information, or take such other action as it deems appropriate to protect the confidential information.

c. Destruction of confidential information: Upon the termination or expiration of the TSA or at any time requested by a Party consistent with its duties under the TSA and the Redemption Agreement; each Party shall return or destroy (and certify the destruction) at Receiving Company’s option, all documentation in any medium that contains, refers, to, or relates to the Confidential Information of the requesting Party. With respect to the destruction of electronic records, a Party shall be deemed to be in compliance with this Paragraph if it uses reasonable efforts to return or destroy such Confidential Information.

15. Compliance with Laws and Regulations: Both Parties shall comply with, and will use reasonable efforts to require that their Affiliates and subcontractors comply in all material respects with, applicable laws and regulations relating to the transition services. In performing their respective obligations under the TSA, neither Party will be required to undertake any activity that would violate any applicable laws or regulations.

16. Governing Law: The TSA will be governed by and construed in accordance with the laws, other than choice of law rules, of the State of New York.

17. List of transition services that will be provided to Receiving Company:

I. Operations & Engineering

A)	Technical Expertise – assistance related to pipeline safety, measurement, compression and prime movers, environmental compliance, right of way, engineering and construction, and safety

B)	Pipeline integrity/corrosion control/engineering records

C)	Purchasing/supply management

D)	Contract management

II. Accounting/Tax

A)	Taxes other than income for calendar year 2006

B)	Credit services

C)	Oracle financial system support

D)	Accounts payable support/vendor maintenance

III. Regulatory & Legal

A)	TPC Expansion Projects

B)	TPC Rate Case, including witness and/or consultation services

C)	General regulatory filings, proceedings or matters

D)	Compliance advice

IV. Information Technology

A)	Systems – financial, treasury, gas control, SCADA and gas measurement, billing, customer, asset management, geographic information systems and other operations systems

B)	Telecommunications

C)	Hardware

D)	Systems/software

E)	Network and desktop

F)	Disaster recovery

G)	Data center, including all hardware, web-site, site administration and IT support needed to maintain and continually update FERC-required Informational Postings

H)	Electronic Data Interchange support

V. Office space

VI. Data Storage/Retrieval

VII. Intellectual Property

Providing Company and its Affiliates will provide a temporary license to Receiving Company to use the trademarks currently utilized by TPC.

18. List of services that will not be provided to Receiving Company

Treasury/cash management/lockbox

Financial reporting

Internal controls

Human resources, payroll and benefits

Corporate legal

Governmental affairs

Litigation management

Corporate governance functions

Internal audit

19. Performance Covenant. Panhandle Eastern Pipe Line Company, LP hereby covenants, to the extent permitted by applicable law, to cause Providing Company to perform the duties and obligations of Providing Company hereunder.

Exhibit C

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CCE HOLDINGS, LLC

dated as of                     , 2006

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CCE HOLDINGS, LLC

This Second Amended and Restated Limited Liability Company Agreement of CCE Holdings, LLC, a Delaware limited liability company (the “Company”), is entered into as of this      day of                     , 2006, by and between Energy Transfer Partners, L.P., a Delaware limited partnership, CCE Acquisition, LLC, a Delaware limited liability company, and CCEA Corp., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the Certificate of Formation of the Company was filed with the Secretary of State of Delaware on May 14, 2004, in accordance with the Delaware Limited Liability Company Act;

WHEREAS, the parties hereto are the sole members of the Company; and

WHEREAS, the parties hereto desire to amend and restate the limited liability company agreement of the Company as set forth herein in order to provide for the manner in which the Company shall be governed and operated subsequent to the date hereof; and

NOW, THEREFORE, in consideration of the premises hereof, and of the mutual covenants and agreements contained herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Defined Terms. The following terms have the meanings hereinafter indicated whenever used in this Agreement with initial capital letters:

“Accepting Member” shall have the meaning specified in Section 5.1(b)(i).

“Act” shall mean the Delaware Limited Liability Company Act, at Del. Code Ann., Title 6, Section 18-101, et seq., as amended.

“Adjusted Capital Account” shall mean, with respect to any Member, the balance in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) Crediting to such Capital Account any amounts that such Member is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-1(b)(2)(ii)(b)(3), 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Debiting to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii) (d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account.

“Administrative Services Agreement” shall mean the Amended and Restated Administrative Services Agreement substantially in the form of Exhibit C or in such other form as shall be approved by the Executive Committee.

“Administrative Services Provider” shall mean the Person that from time to time shall be a party to the Administrative Services Agreement with the Company.

“Affiliate” shall mean, with respect to a Person, another Person that directly or indirectly controls, is controlled by or is under common control with such first Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Percentage Interest” shall mean, with respect to each Member, its proportionate interest, expressed as a percentage, in the residual Profits, Losses and distributions of the Company to which the Members are entitled. The Aggregate Percentage Interests of the Members are set forth on Exhibit A.

“Agreement” shall mean this Amended and Restated Limited Liability Company Agreement, including all exhibits and schedules attached hereto, as amended, modified or otherwise supplemented, from time to time.

“Asset Value” shall mean, with respect to any asset of the Company (other than cash), the adjusted basis of such asset as of the relevant date for federal income tax purposes, except as follows:

(a) the initial Asset Value of any asset (other than cash) contributed by a Member to the Company shall be the fair market value of such asset (as determined by the Members) at the time of contribution;

(b) the Asset Values of all Company assets (including intangible assets such as goodwill) shall be adjusted to equal their respective fair market values as of the following times:

(i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for a Capital Contribution;

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(ii) the distribution by the Company to a Member of an amount of money or Company property as consideration for an interest in the Company; or

(iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(c) the Asset Value of any Company asset distributed in kind to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution, as determined by the Members;

(d) the Asset Values of any Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided that Asset Values shall not be adjusted pursuant to Code Section 743(b) to the extent that the Members make a corresponding adjustment under subparagraph (b)(ii); and

(e) if the Asset Value of an asset has been determined or adjusted pursuant to subsection (a), (b) or (d) above, such Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses and other items allocated pursuant to Article VII.

The foregoing definition of “Asset Value” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(iv) and shall be interpreted and applied consistently therewith.

“Bankruptcy Event” shall be deemed to occur with respect to any Person if (a) such Person shall institute a voluntary case seeking liquidation or reorganization under Bankruptcy Law, or shall consent to the institution of an involuntary case thereunder against it; (b) such Person shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable Federal or state law, or shall consent thereto; (c) such Person shall apply for, or by consent there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; (d) such Person shall make an assignment for the benefit of its creditors; (e) such Person shall admit in writing its inability to pay its debts generally as they become due; (f) an involuntary case shall be commenced seeking liquidation or reorganization of such Person under Bankruptcy Law or any similar proceedings shall be commenced against such Person under any other applicable Federal or state law and (i) the petition commencing the involuntary case is not dismissed within 60 days of its filing, (ii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within 60 days, or (iii) an order for relief shall have been issued or entered therein; (g) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers of such Person or all or a part of its property shall have been entered; or (h) any other similar relief shall be granted against such Person under any applicable Federal or state law.

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“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Business Day” shall mean any day that is neither a Saturday nor a Sunday nor a legal holiday on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in the States of New York or Texas.

“Capital Account” shall mean, with respect to any Member (and without duplication), the Capital Account maintained for such Member in accordance with the following provisions:

(a) From time to time, the Capital Account of each Member shall be increased by (i) the amount of any cash contributed by the Member to the Company, (ii) the Asset Value (as determined by the Members) of any property contributed by the Member to the Company (net of liabilities that the Company is deemed to have assumed or taken subject to, under and pursuant to Section 752 of the Code), and (iii) allocations to the Member of Profit (or items thereof) and other income and gain pursuant to Section 7.1, including income and gain exempt from tax, and income and gain described in Regulations Section 1.704-1(b)(2)(iv)(g), but excluding items of income and gain described in Regulations Section 1.704-1(b)(4)(i).

(b) The Capital Account of each Member shall be decreased by (i) the amount of any cash distributed to such Member, (ii) the Asset Value (as determined by the Members) of any property distributed to such Member (net of any liabilities that such Member is deemed to have assumed or taken subject to, under and pursuant to Section 752 of the Code), (iii) allocations to the Member of expenditures described in Section 705(a)(2)(B) of the Code, and (iv) allocations to the Member of Loss (or items thereof) and other loss and deductions pursuant to Section 7.1, including loss and deduction described in Regulations Section 1.704-1(b)(2)(iv)(g), but excluding items described in clause (iii) above, tax items of loss and deduction described in Regulations Section 1.704-1(b)(4)(i), and items of deduction described in Regulations Section 1.704-1(b)(4)(iii).

(c) A single Capital Account shall be maintained for each Member, which Capital Account shall reflect all allocations, distributions, or other adjustments required by this definition with respect to the Membership Interest owned by such Member.

(d) Upon any transfer of all or part of a Membership Interest as permitted by this Agreement, the Capital Account (or portion thereof) of the transferor that is attributable to the transferred interest (or portion thereof) shall carry over to the transferee as prescribed by Regulations Section 1.704-1(b)(2)(iv)(l).

(e) Notwithstanding anything to the contrary in this definition, it is the intention of the Members that the Capital Accounts of the Members be maintained strictly in accordance with the capital account maintenance requirements of Regulations Section 1.704-1(b)(2)(iv), and that such Capital Accounts be adjusted to the extent required by the provisions of such Regulations or any successor provisions thereto.

“Capital Contribution” shall mean the total amount of money and the net fair market value of property (as determined by the Executive Committee) contributed by each Member to the Company pursuant to this Agreement.

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“Cash Flow” shall mean, with respect to any period, all cash received by the Company (other than from the liquidation of any assets pursuant to Article X) plus all cash withdrawn from reserves (as determined to be appropriate by the Executive Committee or, if the Executive Committee does not approve the amount of such reserves, no withdrawal from reserves will be made for such period), less (a) all operating expenses of the Company (including amounts payable under the Administrative Services Agreement but excluding capital expenditures), (b) any amounts withheld by the Company in accordance with Section 6.2, (c) additions to reserves made during such period (as determined to be appropriate by the Executive Committee or, if the Executive Committee does not approve the amount of such reserves, no addition to reserves will be made for such period) and (d) all payments of interest and scheduled principal in respect of Indebtedness of the Company.

“CCE” shall mean CCE Acquisition, LLC, a Delaware limited liability company, and any of its Affiliates that are Members.

“Certificate” shall mean the Certificate of Formation of the Company.

“Citrus Corp.” shall mean Citrus Corp., a Delaware corporation.

“Class A Executive Committee Member” shall have the meaning specified in Section 4.1(c).

“Class A Member” shall mean each Person listed on Exhibit A hereto and indicated as such, its respective permitted successors and assigns, and any other Person that is hereafter admitted as a Class A Member pursuant to Article VIII.

“Class A Membership Interest” shall mean a Class A Member’s entire interest in the Company including such Class A Member’s right to share in the Profits and Losses and distributions of the Company, and the Class A Member’s right to vote or consent to, or otherwise participate in, any decision or action of or by the Class A Members granted pursuant to this Agreement or the Act.

“Class A Percentage Interest” shall mean a Class A Member’s proportionate interest, expressed as a percentage, in the residual Profits, Losses, and distributions of the Company to which the Class A Members are entitled. The Class A Percentage Interests of the Class A Members are set forth on Exhibit A.

“Class A Prohibited Transferee” shall mean any Persons designated on Exhibit B as a Class A Prohibited Transferee and any Affiliate or successor thereof.

“Class B Executive Committee Member” shall have the meaning specified in Section 4.1(c).

“Class B Member” shall mean each Person listed on Exhibit A hereto and indicated as such, its respective permitted successors and assigns, and any other Person that is hereafter admitted as a Class B Member pursuant to Article VIII.

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“Class B Membership Interest” shall mean a Class B Member’s entire interest in the Company including such Class B Member’s right to share in the Profits and Losses and distributions of the Company, and the Class B Member’s right to vote or consent to, or otherwise participate in, any decision or action of or by the Class B Members granted pursuant to this Agreement or the Act.

“Class B Percentage Interest” shall mean a Class B Member’s proportionate interest, expressed as a percentage, in the residual Profits, Losses, and distributions of the Company to which the Class B Members are entitled. The Class B Percentage Interests of the Class B Members are set forth on Exhibit A.

“Class B Prohibited Transferee” shall mean any Persons designated on Exhibit B as a Class B Prohibited Transferee and any Affiliate or successor thereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statutory provisions.

“Company” shall have the meaning assigned thereto in the preamble to this Agreement.

“Company Minimum Gain” shall mean the amount determined in accordance with Regulations Section 1.704-2(d) by (a) computing with respect to each Nonrecourse Liability of the Company the amount of income or gain, if any, that would be realized by the Company if it disposed of the property securing such Nonrecourse Liability in full satisfaction thereof, and (b) aggregating all separate amounts so computed.

“Company Subsidiaries” shall mean CrossCountry, CrossCountry Alaska, LLC, CrossCountry Energy Services, LLC, Transwestern Holding Company, LLC, Transwestern and CrossCountry Citrus, LLC; provided, however, that none of the foregoing shall be considered a “Company Subsidiary” at such time as the Company shall have disposed of its ownership interests therein.

“Contribution Offer Expiration Date” shall have the meaning specified in Section 5.1(b)(i).

“Contribution Offer Notice” shall have the meaning specified in Section 5.1(b)(i).

“CrossCountry” shall mean CrossCountry Energy, LLC, a Delaware limited liability company.

“Credit Facilities” shall mean such loan agreements and instruments to which the Company or any Company Subsidiary shall be a party from time to time.

“Depreciation” shall mean, for each Fiscal Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or part thereof, except that if the Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, the depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof shall be an amount which bears the same ratio to such Asset Value as

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the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof bears to such adjusted tax basis. If such asset has a zero adjusted tax basis, the depreciation, amortization or other cost recovery deduction for each Fiscal Year shall be determined under a method selected by the Members.

“EBITDA” shall mean for any period the consolidated net income of the Company determined in accordance with GAAP plus (a) its reported interest expense, plus (b) its reported income tax expense, plus (c) the amount it reported as depreciation of assets, plus (d) the amount it reported as the amortization of intangibles, plus (e) 50% of Citrus Corp.’s reported interest expense, plus (f) 50% of the amount Citrus Corp. reported as income tax expense, plus (g) 50% of the amount Citrus Corp. reported as depreciation of assets, plus (g) 50% of the amount Citrus Corp. reported as the amortization of intangibles, in each case as determined in accordance with GAAP.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated there under.

“ETP” shall mean Energy Transfer Partners, L.P., a Delaware limited partnership, and any of its Affiliates that are Members.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Executive Committee” shall have the meaning specified in Section 4.1(a).

“Executive Committee Members” shall have the meaning specified in Section 4.1(a).

“Fiscal Year” shall mean the taxable year of the Company, which initially shall be the calendar year.

“GAAP” shall mean United States generally accepted accounting principles consistently applied.

“Governmental Authority” shall mean any court, tribunal, agency, commission, official or other instrumentality of the United States or any state or political subdivision thereof.

“Indebtedness” shall mean, with respect to any Person, (A) all obligations for borrowed money of the such Person, (B) all obligations for the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered, (C) the capitalized amount (determined in accordance with GAAP) of all obligations such Person is required to pay or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, (D) all obligations for borrowed money secured by any lien upon or in any property owed by such Person whether or not such Person has assumed or become liable for the payment of such obligations for borrowed money and (E) all obligations of the type described in any of clauses (A) through (D) above which are guaranteed, directly or indirectly, or endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted with recourse by such Person.

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“Liquidating Trustee” shall have the meaning specified in the Act.

“Managing Member” shall mean the Member designated pursuant to Section 4.3.

“Material Regulatory Filing” shall mean any filing with any Governmental Authority which, if determined adversely to the Company, would have a material adverse effect on the business, assets or financial condition of the Company.

“Member Nonrecourse Debt” shall mean debt of the Company determined in accordance with the principles of Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” shall mean any and all items of loss, deduction or expenditure (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Regulations Section 1.704-2(i)(2), are attributable to a Member Nonrecourse Debt.

“Members” shall mean each of the Persons set forth on Exhibit A and any other Person that hereafter is admitted as a Member pursuant to Article VIII.

“Membership Interest” and “Membership Interests” shall mean, individually the Class A Membership Interest or the Class B Membership Interest and, collectively, the Class A Membership Interests and the Class B Membership Interests, as the context requires.

“Minimum Gain Attributable to Member Nonrecourse Debt” shall mean that amount determined in accordance with the principles of Regulations Sections 1.704-2(i)(3), (4) and (5).

“Nonrecourse Deductions” shall mean that amount determined in accordance with Regulations Section 1.704-2(b)(1).

“Nonrecourse Liability” shall mean any liability of the Company treated as a nonrecourse liability under Regulations Section 1.704-2(b)(3).

“Person” shall mean any individual, partnership, limited liability company, corporation, trust or other entity.

“Profits” and “Losses” shall mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss;

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(b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c) In the event the Asset Value of any Company asset is adjusted pursuant to clause (b) or clause (c) of the definition thereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

(d) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Asset Value;

(e) In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period;

(f) To the extent an adjustment to any adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Membership Interest in the Company, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the assets) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Losses; and

(g) Any items which are specially allocated pursuant to Section 7.1(c) shall not be taken into account in computing Profits and Losses.

“Prohibited Transferee” shall mean those Persons set forth on Exhibit B and any Affiliate or successor thereof.

“Rate Filing” shall mean any application, notice or other submission filed with or otherwise delivered to any Governmental Authority relating to the establishment of, or modification or supplement to, the rates, tariffs or charges for services or commodities provided by any Company Subsidiary; provided, however, that “Rate Filing” shall not include any of the foregoing unless the intended or expected effect thereof is (i) to increase the revenues of the applicable Company Subsidiary by more than 10% per annum, (ii) to increase or decrease the rates chargeable for transportation of natural gas through the applicable Company Subsidiary’s pipeline facilities by more than 10%, (iii) the offering by the applicable Company Subsidiary of a new service or (iv) the expansion or addition of capacity of, or the increase in the pressure of, the applicable Company Subsidiary’s pipeline facilities.

“Redemption Agreement” shall mean the Redemption Agreement, dated as of September 14, 2006, between the Company and ETP.

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“Regulatory Allocations” shall have the meaning set forth in Section 7.1(c)(vii).

“Regulations” shall mean any and all temporary and final regulations promulgated under the Code, as amended from time to time (including corresponding provisions of succeeding regulations).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“SUG” shall mean Southern Union Company, a Delaware corporation.

“Tax Matters Member” shall mean the Member designated to serve as such pursuant to Section 7.5.

“Third Party Purchaser” shall mean any Person (other than a Member or an Affiliate of a Member) that has expressed an interest to purchase any of the Class A Membership Interests or Class B Membership Interests.

“Third Party Purchaser Notice” shall have the meaning specified in Section 8.2.

“Transfer” shall mean any, direct or indirect, sale, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law (including through the state law conversion of the legal status of a Member), of a Membership Interest or any portion thereof including as a result of a sale or transfer of the equity interests in a Member or its direct or indirect parent, but the term “Transfer” shall not include any sale or transfer of equity interests in ETP or SUG.

“Transferee” shall mean any Person that receives a Membership Interest as the result of a Transfer from a Transferring Member.

“Transferring Member” shall have the meaning specified in Section 8.2.

“Transwestern” shall mean Transwestern Pipeline Company, LLC.

1.2 Interpretative Matters. In this Agreement, unless otherwise specified or where the context otherwise requires:

(a) the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b) the singular shall include the plural and the plural shall include the singular wherever appropriate;

(c) words importing any gender shall include other genders;

(d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

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(e) the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(f) references to “Sections”, “Articles”, “Exhibits” and “Appendices” shall be to Sections, Articles, Exhibits and Appendices of or to this Agreement;

(g) references to any Person include the successors and permitted assigns of such Person;

(h) the use of the words “or,” “either” and “any” shall not be exclusive;

(i) wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict;

(j) references to any agreement or contract, unless otherwise stated, are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

ARTICLE II.

ORGANIZATIONAL MATTERS

2.1 Formation. The Company has been formed and exists for the limited purposes described herein and shall be governed by and operated in accordance with the Act. The Members shall execute and the Managing Member shall make, or cause to be made, all filings required by the Act or other applicable law with respect to the formation and operation of the Company.

2.2 Name. The name of the Company is CCE Holdings, LLC.

2.3 Principal Place of Business. The principal place of business of the Company shall be located at 5444 Westheimer Road, Houston, TX 77056. The Members may change the principal place of business of the Company at any time and from time to time.

2.4 Registered Office and Agent. The registered office of the Company shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and the registered agent for the Company at such office shall be The Corporation Trust Company. The Executive Committee may change the registered office of the Company or the registered agent for the Company at any time, and from time to time.

2.5 Term. The term of the Company shall commence upon the filing of the Certificate and shall continue until dissolved in accordance with Article X or the Act.

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ARTICLE III.

BUSINESS OF THE COMPANY

3.1 Purpose. The business of the Company shall be to, directly and indirectly, own and manage ownership interests in the Company Subsidiaries, and their respective assets, and to engage in any business necessary or incidental thereto.

ARTICLE IV.

MANAGEMENT OF COMPANY

4.1 Executive Committee.

(a) Establishment. There is hereby established a committee of Member representatives (the “Executive Committee”) comprised of natural Persons (the “Executive Committee Members”) having the authority and duties set forth in this Agreement. Any decisions to be made by the Executive Committee shall require the unanimous approval of the Executive Committee Members; provided, however, that in the case of any action or decision by the Executive Committee relating to (i) the commencement of any legal or arbitration proceedings against a Member or an Affiliate thereof, (ii) entering into any transaction with a Member or any of its Affiliates of the type referred to in Section 4.2(g) or (iii) the enforcement or waiver of any rights of the Company under any material agreement with a Member or any of its Affiliates, the Executive Committee Members appointed by the Class of Membership Interests held by such Member (and respecting which such Member is entitled to exercise voting rights as provided in Section 4.2(a)(ii) and Section 4.2(a) (iii)) shall not participate in any decisions by the Executive Committee in respect of such matters and such Executive Committee Members shall be disregard for purposes of this Section 4.1(a) and Section 4.2(d)(iv) to the extent of any Executive Committee meetings or decisions relating to any such matters. Absent authority granted by the Executive Committee, no Member or Executive Committee Member shall have the power to act for or on behalf of, or to bind, the Company. At each meeting of the Executive Committee, the Executive Committee shall designate a person to preside over such meeting.

(b) Powers. The business and affairs of the Company shall be managed by or under the direction of the Executive Committee, except as otherwise expressly provided in this Agreement. The Executive Committee shall have the power on behalf and in the name of the Company to carry out any and all of the objectives and purposes of the Company contemplated by Section 3.1 and to perform all acts that the Executive Committee may deem necessary or advisable in connection therewith.

(c) Composition of the Executive Committee and Appointment of Executive Committee Members. The Executive Committee shall consist of four members, two of whom shall be appointed by the Class A Members (the “Class A Executive Committee Members”), and two of whom shall be appointed by the Class B Members (the “Class B Executive Committee Members”). In addition, the Class A Members and the Class B Members may appoint one or more alternates for the Class A Executive Committee Members and the Class B Executive Committee Members, respectively, and each such alternate shall have all of the powers of a Executive Committee Member in such Executive Committee Member’s absence or inability to

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serve. The Class A Members shall have the power to remove any Class A Executive Committee Member, and the Class B Members shall have the power to remove any Class B Executive Committee Member. Any vacancy on the Executive Committee shall be filled by the Class A Members if the vacancy shall be in respect of a Class A Executive Committee Member, or by the Class B Members if the vacancy shall be in respect of a Class B Executive Committee Member. The Class A Members shall notify the Class B Members, and the Class B Members shall notify the Class A Members, of their respective appointments or removals of Executive Committee Members as provided in this Section 4.1(c). In addition to the Executive Committee Members, the Class A Members and the Class B Members shall each be entitled to appoint one individual who shall be entitled to attend each meeting of the Executive Committee and receive all notices and other information provided to the Executive Committee Members, but no such observer shall be entitled to any other rights or privileges granted to the Executive Committee Members hereunder or pursuant hereto. The Class A Members and the Class B Members shall be entitled to remove and replace their respective Executive Committee observers from time to time. The Class A Members shall notify the Class B Members, and the Class B Members shall notify the Class A Members, of their respective appointments or removals of their Executive Committee observers as provided in this Section 4.1(c).

(d) Meetings of the Executive Committee. Regular meetings of the Executive Committee shall be held at least four times in each Fiscal Year and may be held at such place, within or without the State of Delaware, as shall from time to time be determined by unanimous consent of the Executive Committee. Special meetings of the Executive Committee may be called by or at the request of any Executive Committee Member. Notice of each such regular or special meeting shall be mailed to each Executive Committee Member, addressed to such Executive Committee Member at his or her residence or usual place of business, at least five days before the date on which the meeting is to be held, or shall be sent to such Executive Committee Member at such place by personal delivery, telephone, electronic mail or telecopier, not later than five days (or, in the case of meetings held by telephone, one day) before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof.

(i) Any Executive Committee Member who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such Executive Committee Member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Managing Member of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to any Executive Committee Member who voted in favor of such action.

(ii) Executive Committee Members may participate in and act at any meeting of the Executive Committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 4.1(d) shall constitute presence in person at the meeting.

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(iii) Unless otherwise restricted by this Agreement or the Act, any action required or permitted to be taken at any meeting of the Executive Committee may be taken without a meeting if all the Executive Committee Members consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Executive Committee.

(iv) At each meeting of the Executive Committee, the presence of at least one Class A Executive Committee Member and each Class B Executive Committee Member shall constitute a quorum and be required for the transaction of business, subject to the provisions of Section 4.1(a) in respect of decisions to be made by the Executive Committee.

(e) Compensation of Executive Committee Members. Executive Committee Members shall not receive any compensation from the Company for their services but may be reimbursed for any expenses related to attendance at each meeting of the Executive Committee.

4.2 Actions Requiring Executive Committee Approval The following actions by the Company shall require the approval of the Executive Committee:

(a) commencing, or any other material action with respect to, a Bankruptcy Event of the Company or of any Company Subsidiaries;

(b) transferring any assets of the Company to satisfy any liabilities of any of the Members or their respective Affiliates (or any trade or business, whether or not incorporated, that is treated as a single employer together with such Member or its Affiliates (under section 414 of the Code or section 4001(b) of ERISA)) arising from ERISA;

(c) selling, exchanging, licensing as licensor, leasing as lessor, or disposing of any assets of the Company or any Company Subsidiaries in excess of $30 million;

(d) engaging in, or acquiring any material assets related to, any business other than the business historically conducted by CrossCountry with a value in excess of $30 million, other than assets sold or exchanged in the ordinary course;

(e) redeeming any ownership interest in the Company;

(f) making any non-pro rata distribution of cash, income, assets or rights to any Member, except to the extent permitted under this Agreement, and making any other distribution not expressly permitted by Article VI hereof (other than the distribution contemplated by Section 5.1(c) of the Redemption Agreement);

(g) entering into any material transactions (including purchases, sales or leases of assets) by the Company or any Company Subsidiaries with or for the benefit of a Member or an Affiliate thereof;

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(h) incurring or assuming any Indebtedness by the Company or any Company Subsidiary in excess of $50 million in the aggregate, excluding the Indebtedness incurred prior to the date hereof in connection with the acquisition of the Company Subsidiaries by the Company;

(i) any repayment (other than (i) repayments in accordance with scheduled maturity or which are otherwise mandatory pursuant to the terms of any document to which the Company or a Company Subsidiary is a party and (ii) paydowns on any revolving credit facility), voluntary prepayment or redemption of, or any refinancing or other modification of the terms of, any indebtedness pertaining to the Company or a Company Subsidiary;

(j) initiating any material legal proceedings or arbitration on behalf of the Company or a Company Subsidiary, or agreeing to the settlement of any claim by or against the Company or a Company Subsidiary with respect to claims in excess of $3 million, or which includes requests for any material injunction, specific performance or other equitable relief; provided, however, that if the vote of the Executive Committee results in a tie, the Class A Executive Committee Members shall prevail on any such votes relating solely to any Company Subsidiary (other than Transwestern), or any entity owned by Citrus Corp. and the Class B Executive Committee Members shall prevail on any such votes relating solely to Transwestern;

(k) entering into any confession of a judgment in excess of $3 million against the Company or a Company Subsidiary; provided, however, that if the vote of the Executive Committee results in a tie, the Class A Executive Committee Members shall prevail on any such votes relating solely to any Company Subsidiary (other than Transwestern), or any entity owned by Citrus Corp. and the Class B Executive Committee Members shall prevail on any such votes relating solely to Transwestern;

(l) adopting each annual budget for the Company and each Company Subsidiary, and any amendment or other modification to any such budget; provided, that if the Executive Committee is unable to agree on the annual budget for any year for the Company or any Company Subsidiary, the Company or such Company Subsidiary, as the case may be, shall adopt an annual budget equal to the annual budget in effect in the immediately preceding year, subject to the discretion of the Managing Member to increase one or more line items by not more than 5% (and subject to the limitation that the budgeted EBITDA for the new year shall not be less than 90% of the budgeted EBITDA for the preceding year);

(m) the making of any Rate Filing or any Material Regulatory Filing with any Governmental Authority by the Company or any Company Subsidiary, except to the extent such filing is required to be made by applicable law; provided, however, that if the vote of the Executive Committee results in a tie, the Class A Executive Committee Members shall prevail on any such votes relating solely to any Company Subsidiary (other than Transwestern) or any entity owned by Citrus Corp. and the Class B Executive Committee Members shall prevail on any such votes relating solely to Transwestern;

(n) implementing any material change in accounting policies or practices in respect of the Company or any Company Subsidiary, in each case except to the extent that such change is required to be made by GAAP or applicable law, or terminating the engagement of the Company’s principal independent auditors; and

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(o) the entry into any new line of business by the Company.

4.3 Management of the Company.

(a) Managing Member. Day-to-day management of the Company in accordance with the polices established, and direction given, by the Executive Committee from time to time, and subject to the limitations provided elsewhere in this Agreement, shall be the responsibility of a managing Member (the “Managing Member”). In addition, the Managing Member shall provide to any Executive Committee Member such additional information as such Executive Committee Member may reasonably request from time to time to the extent that (i) such requested information relates to the operation of the Company or any Company Subsidiary and (ii) the Managing Member has such information or can acquire it without unreasonable effort. Subject to the next following sentence, the Managing Member shall be CCE. If at any time (x) CCE and its Affiliates shall cease to hold at least 80% of the Class A Membership Interests, or (y) CCE or any of its Affiliates that is a Member shall breach in any material respect any of its obligations under this Agreement, Members holding not less than a majority of the Class B Membership Interests (taking into the account the provisions of Section 4.4(a)(iii)) shall have the right (but not the obligation) to designate a replacement Managing Member by written notice to CCE, which replacement shall be effective immediately or at such other time as shall be specified in such written notice to CCE. In the case of any such replacement, CCE shall cooperate fully in the transition to such new Managing Member.

(b) Administrative Services Agreement. Simultaneously with the execution of this Agreement, the Company shall enter into the Administrative Services Agreement with the Administrative Services Provider. Subject to the next following sentence, the Administrative Services Provider shall be an Affiliate of CCE that is designated by CCE and is qualified to perform the duties required of it under the Administrative Services Agreement. Members holding not less than a majority of the Class B Membership Interests shall have the right (but not the obligation) to designate a replacement Administrative Services Provider (that may be an Affiliate of ETP) by written notice to CCE and the then current Administrative Services Provider, which replacement shall be effective immediately or at such other time as shall be specified in such written notice to CCE and the Administrative Services Provider, (i) upon the Administrative Service Provider’s material breach of its obligations under the Administrative Services Agreement, and the Administrative Service Provider’s failure to cure such breach within 60 days following the Administrative Service Provider’s receipt of written notice from the Company setting forth in reasonable detail the relevant conduct or failure, (ii) upon any of the representations and warranties of the Administrative Service Provider contained in the Administrative Services Agreement proving to be materially false, incomplete or misleading, and not reasonably subject to cure in a manner that will result in no material harm to the Company, (iii) upon the Administrative Service Provider committing a material violation of any law applicable to Company or any Company Subsidiary, (iv) if SUG, or its Affiliates, cease to own beneficially at least a majority of the Class A Membership Interests or (v) in the event of a failure by the Company or any Company Subsidiary to pay principal or interest as and when due under any credit facility (subject to applicable grace periods). It is expressly understood and agreed that the foregoing provisions shall be in addition to, and shall not otherwise limit, any other remedies that may be available to the Company or any other Member (other than CCE or any of its Affiliates) upon any breach of the Administrative Services Agreement by the

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Administrative Services Provider, CCE or any of its Affiliates. In the case of any such replacement, CCE shall cause its Affiliate Administrative Services Provider to cooperate fully in the transition to such new Administrative Services Provider.

(c) Transwestern Matters. At the request of the Class B Member, representatives of the Managing Member and the Class B Member shall meet weekly. During such meetings, the Class B Member shall be entitled to provide guidance to the Managing Member with respect to material decisions involving, or otherwise relating to, Transwestern, including decisions with respect to commercial, financial, regulatory, operational and other general policy matters involving, or otherwise relating to, Transwestern.

4.4 Member Rights and Obligations.

(a) Voting Rights. Except as provided in this Agreement or as otherwise required by applicable law;

(i) the Class A Members and the Class B Members shall vote together without distinction as to class, and any action requiring the approval of the Members shall require the affirmative vote of the Class A Members and Class B Members holding a majority of the Class A Membership Interests and the Class B Membership Interests;

(ii) all actions requiring the approval of the Class A Members, and unless expressly provided otherwise, all other actions to be taken by the Class A Members (including, without limitation, any direction to be given to the Executive Committee Members appointed by the Class A Members),shall require the affirmative vote of Members holding a majority of the Class A Membership Interests; provided, however, that in the case of any vote by the Class A Members, whether pursuant to this Section or any other provision of this Agreement, ETP and any of its Affiliates holding any Class A Membership Interests shall not be entitled to participate in such vote and the Class A Membership Interests held by them shall be disregarded for all purposes of such vote; and

(iii) all actions requiring the approval of the Class B Members, and unless expressly provided otherwise, all other actions to be taken by the Class B Members (including, without limitation, any direction to be given to the Executive Committee Members appointed by the Class B Members), shall require the affirmative vote of Members holding a majority of the Class B Membership Interests; provided, however, that in the case of any vote by the Class B Members, whether pursuant to this Section or any other provision of this Agreement, CCE and any of its Affiliates holding any Class B Membership Interests shall not be entitled to participate in such vote and the Class B Membership Interests held by them shall be disregarded for all purposes of such vote.

(b) Actions Requiring Unanimous Approval of Members. The following actions by the Company shall require the unanimous approval of all of the Members:

(i) amending the Certificate or this Agreement;

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(ii) requiring any Member to contribute additional capital; and

(iii) issuing any Membership Interests or other equity securities of the Company to any Member.

(c) Actions Requiring Approval of Two-Thirds of Class A Members and Class B Members. The following actions by the Company shall require the approval of Members holding at least two-thirds of the Class A Membership Interests and Members holding at least two-thirds of the Class B Membership Interests:

(i) dissolving, terminating or liquidating the Company or any Company Subsidiary;

(ii) selling all or substantially all of the assets of the Company or any Company Subsidiary; and

(iii) merging, consolidating or changing the form of entity of the Company or any Company Subsidiary, whether or not involving a change of control.

(d) Members’ Meetings. Meetings of the Members may be called from time to time by the affirmative vote of the Executive Committee Members or upon written request of any Member having an Aggregate Percentage of not less than 20% delivered to any member of the Executive Committee. If action is to be taken at a duly called meeting of the Members, notice of the time, date and place of meeting shall be given by the Managing Member, at the direction of the Executive Committee, to each other Member by personal delivery, telephone, electronic mail or telecopier sent to the address of each Member set forth on Exhibit A at least five business days in advance of the meeting; provided, however, that no notice need be given to a Member who waives notice before or after the meeting or who attends the meeting without protesting at or before its commencement the inadequacy of notice to such Member. The Members may attend a meeting in person or by proxy. Meetings of the Members shall be held at the Company’s principal place of business during normal business hours, or at such other place and time as unanimously agreed by the Members; provided, however, that the Members may participate in and act at any meeting of the Members through the use of a conference telephone or other communications equipment by means of which all individuals participating in the meeting can hear each other, and such participation in the meeting shall constitute presence in person at the meeting. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if one or more written consents to such action shall be signed by Members whose affirmative vote at a meeting would be sufficient to approve such action. Such written consents shall be delivered to the principal office of the Company and, unless otherwise specified, shall be effective on the date when the first consent is delivered.

(e) Limitation of Authority. Except in accordance with the provisions of this Agreement, no Member shall have any right or authority to act for or bind the Company.

4.5 Limitation of Liability. No Member, Managing Member, Executive Committee Member or any Affiliate, agent, officer, partner, employee, member, representative, director or shareholder of any of the foregoing shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for (i) any act performed in good faith within the

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scope of the authority conferred by this Agreement, (ii) any failure or refusal to perform any acts except those required by the terms of this Agreement or (iii) any performance or omission to perform any acts in reliance in good faith on the advice of independent accountants or legal counsel for the Company.

4.6 Indemnification. In any threatened, pending or completed action, suit or proceeding to which a Member, Managing Member, Executive Committee Member or any Affiliate, agent, officer, partner, employee, member, representative, director or shareholder of any of the foregoing was or is a party or is threatened to be made a party by reason of the fact that such Person is or was acting on behalf of the Company (other than an action by or in the right of the Company), the Company shall indemnify such Member, Managing Member, Executive Committee Member or any Affiliate, agent, officer, partner, employee, member, representative, director or shareholder of any of the foregoing against expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding to the maximum extent permitted by applicable law, provided that such Person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and that the conduct giving rise to the liability for which indemnification is sought does not constitute fraud, gross negligence or gross misconduct.

ARTICLE V.

CONTRIBUTIONS

5.1 Capital Contribution. Unless unanimously agreed to by the Members in writing, no Member shall be required to make additional Capital Contributions to the Company. In addition, no Member shall be allowed to make additional Capital Contributions to the Company without the approval of CCE (but only so long as it shall be a Member) and of ETP (but only so long as it shall be a Member).

5.2 No Right to Interest or Return of Capital. Except as set forth herein, no Member shall be entitled to any return of, or interest on, Capital Contributions to the Company. No Member shall have any liability for the return of the Capital Contribution of any other Member and each Member shall look only to the assets of the Company for return of its Capital Contribution.

5.3 No Third Party Rights. The obligations or rights of the Company or the Members to make any Capital Contribution under this Article V shall not grant any rights to or confer any benefits upon any Person who is not a Member.

ARTICLE VI.

DISTRIBUTIONS

6.1 Cash Flow. Subject to Sections 6.2, 6.3 and 11.2, Cash Flow shall be distributed at such times as shall be determined by the affirmative vote of the Executive Committee to each Class A Member and Class B Member in proportion to their respective Aggregate Percentage Interests. Distributions to each Member shall be sent via wire transfer to such account identified by such respective Member in writing to the Managing Member from time to time.

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6.2 Amounts Withheld for Taxes. Notwithstanding any provision of this Agreement to the contrary, if the Company is required to pay, with respect to or on behalf of any Member or any other Person, any amount required to be withheld by the Company in respect of taxes based on or measured by income under federal, state, or local law or any estimated tax or similar amount, such Member or other Person shall, upon demand of the Company, promptly reimburse the Company for such amount. To the extent that such Member or other Person has not so reimbursed the Company, any and all amounts so paid by the Company may be withheld from and offset against distributions to such Member or other Person and shall be considered for all purposes of this Agreement to have been distributed to such Member or other Person pursuant to this Article VI.

6.3 Minimum Distribution for Taxes. To the extent permitted by applicable Credit Facilities and other obligations of the Company, the Company shall distribute in accordance with Section 6.1, with respect to each Fiscal Year and during the period commencing on the first day of such Fiscal Year and ending on the 15th day of the third month following the end of such Fiscal Year, an amount equal to the lesser of (a) (i) the Company’s Cash Flow for such Fiscal Year less (ii) the aggregate amount of all quarterly distributions of Cash Flow previously made during such Fiscal Year and (b) 40% (or such other percentage as may be determined by the Executive Committee) of the taxable income of the Company for such Fiscal Year. For purposes of this Section 6.3, the taxable income of the Company for each Fiscal Year shall be computed as though the Company were a corporation which did not file consolidated Federal income tax returns, as though such corporation did not make any of the elections specified in Code Section 703(b), as though Code Section 243(a)(1) and Code Section 243(c) (if applicable), rather than Code Section 243(a)(3), applied to “qualifying dividends” (as defined in Code Section 243(b)(1)), without regard to any carryover or carryback of any net operating loss, capital loss, investment credit, unused foreign tax, excess charitable contribution, passive loss or credit, or other item from any other year, and without regard to the provisions of Code Section 703(a).

ARTICLE VII.

ALLOCATIONS

7.1 Book Allocations. Sections 7.1(a) and (b) set forth the general rules for book allocations to the Members. Section 7.1(c) sets forth various special rules that supercede the general rules of Sections 7.1(a) and (b).

(a) Profit. Profits for each Fiscal Year shall be allocated to the Members in the following order of priority:

(i) first, each Class A Member and Class B Member shall be allocated Profits (in proportion to the aggregate Losses allocated to such Members under Section 7.1(b)(ii) for all Fiscal Years) until the aggregate allocations made to each Class A Member and Class B Member pursuant to this Section 7.1(a)(i) is equal to the aggregate Losses allocated to the Member pursuant to Section 7.1(b)(ii) for all Fiscal Years; and

(ii) thereafter, each Class A Member and each Class B Member shall be allocated Profits in proportion to its Aggregate Percentage Interests.

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(b) Losses. Losses for each Fiscal Year shall be allocated to the Members in the following order of priority:

(i) first, to the Class A Members and Class B Members, if any, having positive balances in their Adjusted Capital Accounts, in proportion to and to the extent of, such positive balances; and

(ii) thereafter, to the Class A Members and Class B Members in proportion to their Aggregate Percentage Interests.

(c) Special Rules. Notwithstanding Sections 7.1(a) and (b), the following special allocation rules shall apply under the circumstances described:

(i) Limitation on Loss Allocations. The Losses allocated to any Member pursuant to Section 7.1(b) with respect to any Fiscal Year shall not exceed the maximum amount of Losses that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of such Fiscal Year. All items of loss or deduction in excess of the limitation set forth in this Section 7.1(c)(i) shall be allocated first, to the Member who will not be subject to this limitation, and second, any remaining amount to the Members in the manner required by the Code and the Regulations. To the extent that items of loss and deduction are allocated pursuant to this Section 7.1(c)(i) to a Member, such Member shall be allocated a corresponding amount of income and gain as may be available in the earliest subsequent Fiscal Year to offset such allocation of loss and deduction.

(ii) Company Minimum Gain. Except as otherwise provided in Regulations Section 1.704-2(f), if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be specially allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in proportion to and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). This Section 7.1(c)(ii) is intended to comply with the charge back of items of income and gain requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(iii) Minimum Gain Attributable to Member Nonrecourse Debt. Except as otherwise provided in Regulations Section 1.704-2(i)(4), if there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt during any Company taxable period, each Member with a share of Minimum Gain Attributable to Member Nonrecourse Debt shall be specially allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in the Minimum Gain Attributable to Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). This Section 7.1(c)(iii) is intended to comply with the charge back of items of income and gain requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

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(iv) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4),(5) or (6), and such adjustment, allocation or distribution causes or increases an Adjusted Capital Account Deficit for such Member, then before any other allocations are made under this Agreement or otherwise, such Member shall be allocated items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, such Adjusted Capital Account Deficit of such Member as quickly as possible.

(v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Members in the same ratios that Profit is allocated for the taxable year in accordance with Regulations Section 1.704-2(b)(1). If the Executive Committee determines in its good faith discretion that the Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the Executive Committee is authorized to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vi) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the economic risk of loss (as described in Regulations Section 1.704-2(b) with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)). If more than one Member bears the economic risk of loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such economic risk of loss.

(vii) Curative Allocations. The allocations set forth in Sections 7.1(c)(i) through 7.1(c)(vi) (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2(b). Notwithstanding any other provisions of this Section 7.1(c) (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations (including anticipated future Regulatory Allocations) to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

(viii) Change in Regulations. If the Regulations incorporating the Regulatory Allocations are hereafter changed or if new Regulations are hereafter adopted, and such changed or new Regulations, in the opinion of independent tax counsel for the Company, make it necessary to revise the Regulatory Allocations or provide further special allocation rules in order to avoid a significant risk that a material portion of any allocation set forth in this Article VII would not be respected for federal income tax purposes, the Executive Committee shall make such reasonable amendments to this

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Agreement as, in the opinion of such counsel, are necessary or desirable, taking into account the interests of the Members as a whole and all other relevant factors, to avoid or reduce significantly such risk to the extent possible without materially changing the amounts allocable and distributable to any Member, pursuant to this Agreement.

(ix) Non-Recourse Liabilities. “Excess non-recourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3) shall be allocated in the same ratio that Profit is allocated for the taxable year.

7.2 Tax Allocations.

(a) In General. Allocations for tax purposes of items of income, gain, loss, deduction and basis therefor, shall be made in the same manner as allocations for book purposes set forth in Section 7.1. Allocations pursuant to this Section 7.2 are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

(b) Special Rules.

(i) Elimination of Book/Tax Disparities. In determining a Member’s allocable share of Company taxable income, the Member’s allocable share of each item of Profit and Loss shall be properly adjusted to reflect the rules and principles of Code Section 704(c) and Regulations Section 1.704-3. This Section 7.2(b)(i) is intended to comply with the requirements of Code Section 704(c) and Regulations Sections 1.704-1(b)(2)(iv)(d) and (f) and shall be interpreted consistently therewith. Any elections or other decisions relating to such allocations shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement.

(ii) Allocation of Items Among Members. Except as otherwise provided in Section 7.2(b)(i), each item of income, gain, loss and deduction and all other items governed by Code Section 702(a) shall be allocated among the Members in proportion to the allocation of Profits, Losses and other items to the Members hereunder, provided that any gain recognized from any disposition of a Company asset that is treated as ordinary income because it is attributable to the recapture of any depreciation or amortization shall be allocated among the Members in accordance with Regulations Section 1.1245-1(e), if applicable, or with any other applicable provision of the Regulations and, if no such provision is applicable, in the same ratio as the prior allocations of Profits and Losses and other items that included such depreciation or amortization, but not in excess of the gain otherwise allocable to each Member.

(c) Conformity of Reporting. The Members are aware of the income tax consequences of the allocations made by this Section 7.2 and hereby agree to be bound by the provisions of this Section 7.2 in reporting their shares of Company profits, gains, income, losses, deductions, credits and other items for income tax purposes.

7.3 Transferred Interests. If any Membership Interest (or portion thereof) is sold, assigned or transferred during any Fiscal Year, then Profit, Loss, each item thereof and all other

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items realized by the Company during such Fiscal Year shall be divided and allocated between the Members by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Members.

7.4 Section 754 Election. In the event of a Transfer of a Membership Interest permitted under this Agreement, the Company shall, at the request of the transferee Member, file an election under Section 754 of the Code to adjust the basis of the assets of the Company in accordance with the provisions of Section 743 of the Code. Any costs associated with such election (such as accounting fees) shall be borne by the transferee Member.

7.5 Tax Matters Member.

(a) For purposes of Code Sections 6221 through 6223, the Managing Member from time to time shall also be, and is hereby designated as, the “tax matters partner” of the Company (the “Tax Matters Member”).

(b) The Tax Matters Member shall make an election under Code Section 6231(a)(i)(B)(ii) with the Company’s first tax return to be filed after the effective date of this Agreement to have Code Sections 6221 to 6234, inclusive, apply to the Company.

(c) The Tax Matters Member shall, within ten days (or such shorter period of time as is reasonably practicable) of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, deliver a copy of such notice to each Member. The Tax Matters Member shall cooperate with any Member, and shall take such action as may be required to be taken by the Tax Matters Member, to cause such Member to become a “notice partner” within the meaning of Section 6231(a)(8) of the Code. The Tax Matters Member shall inform each Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving written notice thereof within 10 business days (or such shorter period of time as is reasonably practicable) after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in its capacity as Tax Matters Member.

(d) The Tax Matters Member shall not take any action that may be taken by a “tax matters partner” under Code Section 6221 through 6234 unless (i) it has first given the other Members written notice of the contemplated action at least ten business days prior to the applicable due date of such action and (ii) it has received the unanimous written consent of the other Members to such contemplated action; provided, however, that unless the Tax Matters Member is notified otherwise no later than two business days prior to any date by which the Tax Matters Member must act as set forth in any notice received from the Internal Revenue Service, the Code or the regulations promulgated thereunder, such other Members shall be deemed to have given their consent.

(e) At least 20 days prior to the due date for the filing of any federal income tax return of the Company, the Tax Matters Member shall provide a proposed draft of such return to the Members for their approval. If the Members approve such return, the return shall be filed as approved. Failure to provide the Tax Matters Member with written notice that the

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Members do not approve such return within 10 days from the receipt thereof by the Members shall be deemed approval by the Members. In the event the Members do not approve such return, and the Members and Tax Matters Member are otherwise unable to resolve their differences with regard to such return, the matter shall be submitted to an independent, nationally recognized accounting firm, the decision of which shall be final. The cost of retaining such accounting firm with respect to resolving such dispute shall be borne by the Company. The Tax Matters Member shall provide a draft or final copy of any tax return to a Member upon written request by such Member.

(f) Without limiting and in addition to the foregoing, for tax proceedings, matters and claims in excess of $3 million, the Tax Matters Member shall not initiate any legal or administrative proceedings on behalf of the Company or a Company Subsidiary in respect of or relating to any tax proceedings or other tax matters, or agree to the settlement of any claims in respect of or relating to any tax proceedings or other tax matters, without first consulting with the Executive Committee a reasonable period of time prior to taking any such action.

ARTICLE VIII.

TRANSFER/ADMISSION MATTERS

8.1 Transfer Restrictions. ETP, CCE and any other Person holding, directly or indirectly, a Class A Membership Interest or Class B Membership Interest may Transfer all or any portion of its Membership Interest only in accordance with the provisions of this Article VIII; provided, that ETP, CCE and any other Person holding, directly or indirectly, a Class A Membership Interest or Class B Membership Interest may Transfer all or any portion of its Membership Interest to an Affiliate with prior notice to the Executive Committee and upon satisfaction of the provisions of Section 8.3. Notwithstanding any provision hereof to the contrary, no Class A Member may Transfer any Membership Interest to any person that is a Class A Prohibited Transferee and no Class B Member may Transfer any Membership Interest to any person that is a Class B Prohibited Transferee.

8.2 Right of First Offer. If any Class A Member or Class B Member (a “Transferring Member”) desires to Transfer all or any portion of its Class A Membership Interest or Class B Membership Interest, as applicable (the “Specified Interest”), to any Third Party Purchaser, such Transferring Member shall first give notice thereof (the “Offer Notice”) to the other Class A Members and Class B Members (the “Non-Transferring Members”), specifying the price (the “Specified Price”) and other terms (the “Specified Terms”) at and on which such Transferring Member is willing to sell the Specified Interest. The delivery of the Offer Notice by the Transferring Member to the Non-Transferring Members shall constitute an offer by the Transferring Member to negotiate in good faith to sell to the Non-Transferring Members the Specified Interest at the Specified Price upon the Specified Terms. The Non-Transferring Members shall each have 30 Business Days (the “Acceptance Period”) from and including the date it receives the Offer Notice to accept such offer, which acceptance shall be in the form of a written notice (the “Acceptance Notice”) to the Transferring Member. Each Non-Transferring Member wishing to accept such offer (each, an “Accepting Member”) shall thereafter negotiate in good faith with the Transferring Member. If more than one Non-Transferring Member shall wish to purchase the Specified Interest, each such Non-Transferring Member shall be entitled to purchase a proportionate share of the Specified Interest on the basis of its Aggregate Percentage

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Interest. If the Accepting Member(s) and the Transferring Member fail to execute a definitive purchase agreement within 30 Business Days following receipt by the Transferring Member of the applicable Acceptance Notice(s), or if the sale of the Specified Interest to the Non-Transferring Member(s) is not consummated within 60 days following such receipt of the Acceptance Notice, the offer set forth in this Section 8.2 shall then automatically expire, and such Transferring Member may Transfer the Specified Interest, subject to the other terms of this Agreement, for a price and on terms and conditions substantially no more favorable to the purchaser than those offered by the Transferring Member; provided, however, that if the Transferring Member shall fail to sell the Specified Interest or any portion thereof within 180 days from such expiration, the Specified Interest or such non-transferred portion of the Specified Interest shall again be subject to the right of first offer contained in this Section 8.2.

8.3 Transfer Requirements. Notwithstanding anything to the contrary contained herein, the Company shall not recognize for any purpose any purported Transfer of all or any portion of a Member’s Membership Interest unless:

(a) the Company shall have been furnished with the documents effecting such Transfer executed and acknowledged by both transferor and transferee, together the written agreement of the transferee to become a party to and be bound by this Agreement, which shall be in form and substance reasonably satisfactory to the Executive Committee;

(b) such Transfer shall have been made in accordance with all applicable laws and regulations and all necessary governmental consents shall have been obtained and requirements satisfied, including without limitation, compliance with the Securities Act, and applicable state blue sky and securities laws, and such Transfer will not cause the Company to breach or violate any applicable law;

(c) such Transfer will not cause the Company to have more than 100 partners (within the meaning of Regulations Section 1.7704-1(h)) or does not otherwise cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code;

(d) such Transfer will not result in a termination of the Company for purposes of Section 708 of the Code;

(e) all necessary instruments reflecting such admission shall have been filed in each jurisdiction in which such filing is necessary in order to qualify the Company to conduct business or to preserve the limited liability of the Members; and

(f) such Transfer will not result in the occurrence of an event of default or similar occurrence (whether immediately or with the giving of notice, the passage of time or both) under the terms of any of the Credit Facilities;

provided, however, that the foregoing provisions of this Section 8.3 shall not apply to the Transfers contemplated by the Redemption Agreement.

The Executive Committee may request an opinion of counsel (which counsel shall be chosen by the non-transferring Member but shall be reasonably satisfactory to the transferee Member) with

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respect to any of the foregoing or any other matters that the Executive Committee reasonably deems appropriate in respect of any such Transfer. In addition, the Executive Committee, upon unanimous consent, may waive any of the foregoing provisions. Notwithstanding the foregoing, a Transferring Member need not comply with Section 8.3(d) if such Transferring Member indemnifies each other Member in a manner and amount reasonably satisfactory to each such other Member for any adverse tax effects that would result from such termination.

8.4 Admission of a Member. A Person may be admitted as Class A Member or a Class B Member upon satisfaction of the relevant requirements of this Article VIII or with the unanimous written consent of the Class A Members and the Class B Members. Upon such admission, such Member shall be designated as either a Class A Member or a Class B Member, and the Managing Member shall amend Exhibit A appropriately to reflect the admission of such Person as a Member.

8.5 Cooperation by Members. If any Member wishes to Transfer all or a portion of its Membership Interest in accordance with the provisions of this Article VIII, each other Member shall use its reasonable efforts to assist the Member seeking to make such Transfer as such Member may reasonably request.

ARTICLE IX.

BOOKS AND RECORDS; BANK ACCOUNTS

9.1 Books and Records. The books and records of the Company shall, at the cost and expense of the Company, be kept or caused to be kept by the Managing Member at the principal place of business of the Company. Such books and records will be kept on the basis of a calendar year, and will reflect all Company transactions and be appropriate and adequate for conducting the Company’s business. By February 28 of each year, the Tax Matters Member shall provide each Member of Holdings with an estimate of its allocable share of the preceding year’s taxable income, loss, credit and certain other information necessary for the Members to file a complete tax return.

9.2 Reporting Requirements.

(a) Members Holding 5% Membership Interests. The Managing Member shall prepare, or cause to be prepared, and shall deliver a financial report (audited in the case of a report sent as of the end of a Fiscal Year and unaudited in the case of a report sent as of the end of a quarter) to each holder of 5% or more of the outstanding Class A Membership Interests and to each holder of 5% or more of the outstanding Class B Membership Interests within 120 days after the end of each Fiscal Year (commencing after the date of this Agreement) and 60 days after the end of each of the first three quarters of each Fiscal Year (commencing with the first full quarter after the date of this Agreement), setting forth for such Fiscal Year or quarter:

(i) the assets and liabilities of the Company and the Company Subsidiaries, on a consolidated and consolidating basis, as of the end of such Fiscal Year or quarter;

(ii) the net profit or net loss of the Company and the Company Subsidiaries, on a consolidated and consolidating basis, for such Fiscal Year or quarter;

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(iii) the cash flows of the Company and the Company Subsidiaries, on a consolidated and consolidating basis, for such Fiscal Year or quarter; and

(iv) in the case of a Fiscal Year only, such Class A Member’s or such Class B Member’s closing Capital Account balance as of the end of such Fiscal Year.

(b) Members Holding 20% Membership Interests. The Managing Member shall prepare, or cause to be prepared, and shall deliver to each Member holding 20% or more of the outstanding Class A Membership Interests and to each Member holding 20% or more of the outstanding Class B Membership Interests as promptly as practicable such information regarding the Company and each Company Subsidiary as such Member shall reasonably request.

9.3 Bank Accounts. All funds of the Company will be deposited in its name in an account or accounts maintained with such bank or banks selected by the Executive Committee. The funds of the Company will not be commingled with the funds of any other Person. Checks will be drawn upon the Company account or accounts only for the purposes of the Company and shall be signed by authorized representatives of the Company.

ARTICLE X.

DISSOLUTION AND LIQUIDATION

10.1 Dissolution. The Company shall be dissolved upon the approval of the Members required by Section 4.4(c)(i).

10.2 Distribution on Dissolution.

(a) Upon dissolution of the Company, no further business shall be conducted except for the taking of such action as shall be necessary for the winding up of the affairs of the Company and the distribution of assets pursuant to the provisions of this Section. So long as it shall then be a Member, CCE shall act as the Liquidating Trustee. If CCE shall not then be a Member or if it is unable to act as Liquidating Trustee, then the Members shall appoint another Liquidating Trustee. The Liquidating Trustee shall have full authority to wind up the affairs of the Company and to make distributions provided herein.

(b) Upon dissolution of the Company, the Liquidating Trustee shall either sell the assets of the Company at the best price available, or the Liquidating Trustee may distribute to the Members all or any portion of the Company’s assets in kind. If any assets are to be distributed in kind, the Liquidating Trustee shall ascertain the fair market value (by appraisal or other reasonable means) of such assets, and each Member’s Capital Account shall be charged or credited, as the case may be, as if such asset had been sold for cash at such fair market value and the Profit or Loss recognized thereby had been allocated to and among the Members in accordance with Article VII.

(c) All assets of the Company shall be applied and distributed in the following order:

(i) first, to the payment and discharge of all the Company’s debts and liabilities to creditors, including liabilities to Members who are creditors, to the extent otherwise permitted by law;

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(ii) second, to establish such reserves as the Liquidating Trustee may deem reasonably necessary (and if the Liquidating Trustee shall be a Member, with the approval of Members holding at least two-thirds of all Membership Interests) for contingent or unforeseen liabilities or obligations of the Company; and

(iii) thereafter, to the Class A Members and the Class B Members in accordance with Section 6.1.

10.3 Cancellation of Certificate. Upon the completion of the distribution of Company assets as provided in this Article X, the Company shall be terminated, and the Members shall cause the cancellation of the Certificate and all amendments thereto, and shall take such other actions as may be necessary or appropriate to terminate the Company.

ARTICLE XI.

GENERAL

11.1 Title to Company Property. All property owned by the Company, including, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. The Company may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more Persons.

11.2 Severability. Every provision of this Agreement is intended to be severable. Any provision of this Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity will not affect the validity of the remainder of this Agreement.

11.3 Governing Law. This Agreement and rights and obligations of the parties hereto with respect to the subject matter hereof will be interpreted and enforced in accordance with, and governed exclusively by, the law of the State of Delaware, excluding the conflicts of law provisions thereof.

11.4 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted successors, heirs and assigns.

11.5 Waiver of Action for Partition. Each of the Members irrevocably waives during the term of the Company any right that he may have to maintain any action for partition with respect to any property of the Company.

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11.6 Headings. The headings of the Articles, Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

11.7 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, with the same effect as if all parties had signed the same documents, each of which will be considered an original, but all such counterparts together will constitute but one and the same Agreement. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.

11.8 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement and the exhibits hereto supersede all prior written and all prior and contemporaneous oral agreements, understandings, negotiations and representations between the parties with respect to such subject matter.

11.9 Amendment. Except in the case of a modification of Exhibit A to be made by the Managing Member as expressly contemplated by the terms of this Agreement, including Section 5.2, this Agreement may be amended only by an instrument in writing signed by all of the Members. Promptly following any amendment to this Agreement (including any modification to Exhibit A by the Managing Member), the Managing Member shall provide a true and complete copy thereof to each other Member.

11.10 Securities Law Matters. The Members agree and acknowledge that their Membership Interests are being acquired by them for investment purposes only and not with a view to any sale thereof; that they have had adequate opportunity to obtain from representatives of the Company and others all information necessary for purposes of evaluating the merits and risks of holding a Membership Interest; that they are able to bear the economic risk of holding their Membership Interests hereunder for an indefinite period; that the Membership Interests are illiquid assets and that there is no market in which to effectuate a resale thereof or any portion thereof; and that, in any event, the resale of their Membership Interests cannot be effectuated except pursuant to compliance with the registration requirements under the Securities Act or an exemption therefrom.

11.11 Notices.

(a) Each notice or other communication required or permitted to be given pursuant to this Agreement shall be in writing and delivered in person or by first class United States mail, postage prepaid, to the party to whom addressed or by any nationally known overnight courier service to the address specified on Exhibit A or to such other address as the party may advise the Executive Committee, the Managing Member and the other Members as its address for notice hereunder.

(b) All notices shall be deemed given upon the earlier to occur of: (i) the date of actual receipt; (ii) the date of refusal of delivery; and (iii) (A) as to hand delivery, the date of delivery, (B) as to facsimile, when such facsimile is transmitted to the facsimile number specified herein and the appropriate confirmation is provided, (C) as to overnight courier service, the date following the deposit with the overnight courier service, and (D) as to the US Mails, three business days after depositing in the US Mails.

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11.12 Construction. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditors of the Company or other third parties.

11.13 Submission to Jurisdiction; Consent to Service of Process.

(a) Any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated by this Agreement, and any and all Actions related to the foregoing shall be filed and maintained exclusively in the United States District Court for the Southern District of New York sitting in New York County or the Commercial Division, Civil Branch, of the Supreme Court of the State of New York sitting in New York County and any appellate court from any thereof.

(b) The parties hereby unconditionally and irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement brought in any court specified in paragraph (a) above, or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 11.11.

11.14 No Consequential or Punitive Damages. No party hereto (or its Affiliates) shall, under any circumstance, be liable to any other party (or its Affiliates) for any consequential, exemplary, special, incidental or punitive damages claimed by such other party under the terms of or due to any breach of this Agreement, including, but not limited to, loss of revenue or income, cost of capital, or loss of business reputation or opportunity.

11.15 Waiver. No consent or waiver, express or implied, by any Member to or of any breach or default by any other Member in the performance by such other Member of its obligations under this Agreement shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Member of the same or any other obligation of such other Member under this Agreement. Failure on the part of any Member to complain of any act or failure to act of any other Member or to declare any other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights under this Agreement.

11.16 Confidentiality. Each Member shall hold, and shall cause its Affiliates to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, the contents of any reports, financial statements, budgets or other information delivered to any Member pursuant to Section 9.2 (“Confidential Information), except to the extent that such Confidential Information (i) has been or has become (A) generally available to the public other than as a result of disclosure by any party hereunder or an Affiliate

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of a party or (B) available to the public on a non-confidential basis from a source other than an Affiliate of a party entitled to the protection offered hereby, or (ii) is required to be disclosed under applicable law or stock exchange rules; provided, however, the applicable Member shall use, and shall cause its Affiliates to use, commercially reasonable efforts to give each other Member prior notice of any such disclosure in sufficient time to enable each other Member to protect any such information. However, nothing contained in this Section shall preclude the disclosure of Confidential Information, on the condition that it remain confidential, to auditors, attorneys, lenders, financial advisors, members, limited partners and other Persons in connection with the performance of their duties as delegated or requested by any Member hereof.

11.17 Public Announcement. The Members shall consult with each other before issuing any press release relating to the Company or the Company Subsidiaries and shall not issue any such press release or make any such public statement without the prior consent of the other Members, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that a Member may, without consulting with any other Member and without the prior consent of the other Members, issue such press release or make such public statement as may, upon the advice of counsel, be required by applicable law or stock exchange rules if it has used all reasonable efforts to consult with the other Members.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

CLASS A MEMBERS

CCE ACQUISITION, LLC

By:
Name:
Title:

CCEA CORP.

By:
Name:
Title:

CLASS B MEMBER

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners, GP, L.P., its general partner

By:	Energy Transfer Partners, L.L.C., its general partner

By:
Name:
Title:

Signature Page

Second Amended and Restated Limited Liability Company Agreement of CCE Holdings, LLC

EXHIBIT B

Members

Class A Members	Class A Percentage Interest	Class B Percentage Interest	Aggregate Percentage Interest
CCE ACQUISITION, LLC 5444 Westheimer Road Houston, TX 77056 Attn:	99.9%	N/A	49.95%

CCEA CORP. 5444 Westheimer Road Houston, TX 77056 Attn:	.2%		.1%

Class B Member	Class A Percentage Interest	Class B Percentage Interest	Aggregate Percentage Interest
ENERGY TRANSFER PARTNERS, L.P. 2828 Woodside Street Dallas, TX 75204 Attn:	N/A	100%	50%

EXHIBIT B

Class A Prohibited Transferees

1.	Kinder Morgan

2.	American International Group, Inc.

Class B Prohibited Transferees

1.	General Electric

2.	Kinder Morgan

3.	American International Group, Inc.

EXHIBIT C

Administrative Services Agreement

Exhibit D

CCE HOLDINGS, LLC

Unanimous Consent of the

Executive Committee

The undersigned, constituting all of the members comprising the Executive Committee (the “Committee”) of CCE Holdings, LLC, a Delaware limited liability company (the “Company”), in accordance with Article IV, Section 4.l(d)(iii) of the Amended and Restated Limited Liability Company Agreement of the Company dated as of November 5, 2004 (the “Agreement”), as further amended, hereby consent to the adoption of the statement and resolutions set forth below and, upon execution of this consent or a counterpart hereof by each of the members of the Committee listed below, do hereby adopt such statements and resolutions:

WHEREAS, management of Transwestern Pipeline Company, LLC (“Transwestern”) has apprised the Executive Committee (the “Committee”) of the Company of Transwestern’s proposed Phoenix Expansion Project, which is comprised of approximately 25 miles of looping of Transwestern’s existing San Juan Lateral system at a projected cost of approximately $71 million and construction of an approximately 285-mile expansion of the pipeline system connecting Transwestern’s existing mainline with markets in the Phoenix, Arizona area at a projected cost of approximately $640 million, all as more specifically described in the draft “Application for a Certificate of Public Convenience and Necessity and to Acquire an Undivided Interest in Natural Gas Pipeline Facilities” that is attached hereto (the “FERC Application”);

WHEREAS, management of Transwestern has apprised the Committee of Transwestern’s obligation under that order issued July 27, 1995, in docket nos. RP95-271-000, et al., to file with the FERC by October 1, 2006, a major rate case proposing new rates to become effective not later than November 1, 2006 (the “Transwestern Rate Case”); and

WHEREAS, the Company proposes to enter into a Redemption Agreement, of even date herewith (the “Redemption Agreement”), between the Company and Energy Transfer Partners, L.P. (“ETP”).

NOW, THEREFORE, IT IS RESOLVED, that the Committee hereby approves proceeding with the Phoenix Expansion Project on terms and conditions consistent with those described in the FERC Application, such approval to include specifically, but not by way of limitation, approval to file the FERC Application, approval to execute additional expansion agreements with prospective customers of the Phoenix Expansion Project, approval to waive or decline to exercise contract termination rights in existing expansion agreements, and approval to make financial commitments and to execute contracts for materials and services necessary to complete the Phoenix Expansion Project;

RESOLVED, that the Phoenix Expansion Project shall be financed by internal funds as well as outside debt and/or equity financing, provided that the approvals set forth in these resolutions shall not require or constitute a capital contribution commitment by any member of the Company;

RESOLVED, that the Committee hereby approves Transwestern’s filing of a major rate case by October 1, 2006, proposing new rates to become effective on November 1, 2006;

RESOLVED, that the Committee hereby approves the execution and delivery of the Redemption Agreement and, subject to (i) consummation of the transactions contemplated under the Purchase and Sale Agreement (“Purchase Agreement”), dated as of even date herewith, among ETP and the Class B Members of the Company and (ii) in the event the Closing (as defined in the Purchase Agreement) does not occur, CCE is not liable for any expenses incurred under the Redemption Agreement, the performance by the Company of its obligations thereunder and the transactions contemplated thereby (including, without limitation, the provision by the Company of notices, and requests for consents and/or waivers, relating to the change of control resulting from the transactions contemplated by the Redemption Agreement and the Purchase Agreement, pursuant to the documents evidencing the Existing TW Holdings Debt and the Existing TPC Debt (in each case, as defined in the Redemption Agreement)); and

RESOLVED FURTHER, that the proper officers of the Company and Transwestern, and their respective counsel, be, and each of them hereby is, authorized, empowered, and directed (any one of them acting alone) to take any and all such further action, to amend, execute, and deliver all such further instruments and documents, for and in the name and on behalf of the

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Company or Transwestern, as applicable, and to pay all such expenses as in its discretion appear to be necessary, proper, or advisable to carry into effect the purposes and intentions of this and the foregoing resolutions.

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IN WITNESS WHEREOF, this written consent has been executed to be effective as of the 14 day of September, 2006.

/s/ Robert O. Bond
Robert O. Bond

/s/ Julie H. Edwards
Julie H. Edwards

/s/ Randall F. Hornick
Randall F. Hornick

/s/ Vandana G. McCaw
Vandana G. McCaw